CONFORMED COPY







                    ASSET PURCHASE AGREEMENT

                 Dated as of February 29, 1996


                             AMONG


                       ROBERT BOSCH GmbH


             AND THE OTHER PURCHASERS NAMED HEREIN


                              AND


                       ALLIEDSIGNAL INC.


               AND THE OTHER SELLERS NAMED HEREIN

                         ASSET PURCHASE AGREEMENT
                             TABLE OF CONTENTS

1.   CLOSING; TRANSACTIONAL OVERVIEW................................1
     1.1   Closing Date.............................................1
     1.2   Transactional Overview...................................2

2.   PURCHASE AND SALE..............................................5
     2.1   Purchase and Sale........................................5
     2.2   Excluded Assets..........................................7
     2.3   Assignment of Assets.....................................9
     2.4   Hankuk Restructuring....................................10
     2.5   Safe Harbor Leases......................................11

3.   PAYMENT AND ADJUSTMENT OF PURCHASE PRICE; ALLOCATION..........12
     3.1   Initial Purchase Price..................................12
     3.2   Post-Closing Adjustment.................................12
     3.3   Net Cash Adjustment.....................................16
     3.4   Allocation of Purchase Price............................17

4.   ASSUMPTION OF LIABILITIES AND OBLIGATIONS.....................17
     4.1   Assumption of Certain Liabilities and Obligations by
           Purchasers..............................................17
     4.2   Excluded Liabilities....................................18

5.   PENSION, EMPLOYEE AND UNION MATTERS...........................21

6.   REPRESENTATIONS AND WARRANTIES OF SELLERS.....................22
     6.1   Due Organization........................................22
     6.2   Authority...............................................22
     6.3   Transferred Entities and Minority Interests.............22
     6.4   No Conflict.............................................23
     6.5   Financial Statements....................................24
     6.6   Real Property...........................................24
     6.7   Personal Property.......................................26
     6.8   Title to Personal Property..............................26
     6.9   Contracts...............................................27
     6.10  Intellectual Property...................................28
     6.11  Litigation, Claims and Proceedings......................30
     6.12  Environmental Conditions................................30
     6.13  Permits.................................................32
     6.14  Compliance with Law.....................................32

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     6.15  Consents................................................32
     6.16  Labor and Employee Benefits.............................32
     6.17  Health and Safety Conditions............................33
     6.18  Customers and Suppliers.................................34
     6.19  Insurance...............................................34
     6.20  Intercompany Services...................................34
     6.21  Taxes...................................................34
     6.22  Sufficiency of Assets...................................35
     6.23  No Broker or Finders....................................36
     6.24  Recall and Service Actions..............................36
     6.25  Absence of Certain Changes..............................36
     6.26  No Undisclosed Liabilities..............................36
     6.27  Business Conduct........................................36
     6.28  Accounts Receivable; Intercompany and Intracompany
           Accounts................................................37
     6.29  Subsidies...............................................37
     6.30  Product Warranties......................................37
     6.31  Compliance with WARN Act................................37
     6.32  Minority Interests......................................37
     6.33  WARRANTY DISCLAIMER.....................................38
     6.34  Inquiry.................................................38

7.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS..................38
     7.1   Due Organization........................................38
     7.2   Authority...............................................38
     7.3   Litigation..............................................39
     7.4   No Conflict.............................................39
     7.5   No Brokers or Finders...................................39
     7.6   Consents................................................39
     7.7   Certain Acknowledgements and Other Matters..............39

8.   PRE-CLOSING COVENANTS.........................................40
     8.1   Conduct of Business.....................................40
     8.2   Access to Records and Properties........................42
     8.3   Consents................................................42
     8.4   Public Announcements....................................43
     8.5   Assurance of Title to Real Property; Survey.............43
     8.6   Notice of Certain Claims................................45
     8.7   Spanish Supply Agreements...............................45
     8.8   No-Shop.................................................45
     8.9   Covenant by Parents.....................................45
     8.10  Title Insurance.........................................46

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9.   CONDITIONS TO OBLIGATIONS OF PURCHASERS.......................46
     9.1   Injunctions.............................................46
     9.2   Consents................................................46
     9.3   Competition Law Clearances; Certain Litigation..........46
     9.4   Transferred Entities....................................46
     9.5   No Breach...............................................46
     9.6   Services Agreement......................................47
     9.7   Aftermarket Agreements..................................47
     9.8   Trademark License Agreement.............................47
     9.9   South Bend Lease........................................47
     9.10  Spanish Supply Agreements...............................47
     9.11  Foreign Transfer Agreements.............................47
     9.12  No Material Adverse Change..............................47

10.  CONDITIONS TO OBLIGATIONS OF SELLERS..........................47
     10.1  Injunctions.............................................47
     10.2  Competition Law Clearances; Certain Litigation..........47
     10.3  Transferred Entities....................................48
     10.4  No Breach...............................................48
     10.5  Other Agreements........................................48

11.  Termination; Survival.........................................48
     11.1  Termination.............................................48
     11.2  Effect of Termination...................................49

12.  DELIVERIES BY SELLERS AT THE CLOSING..........................49

13.  DELIVERIES BY PURCHASERS AT THE CLOSING.......................51

14.  POST-CLOSING OBLIGATIONS......................................51
     14.1  Covenant Not to Compete; No Raid........................51
     14.2  Tax Matters.............................................53
     14.3  Further Assurances......................................56
     14.4  Reports; Access to Books and Records....................57
     14.5  Cooperation in Litigation...............................57
     14.6  Names and Marks.........................................57
     14.7  Industrial Revenue Bonds................................57
     14.8  Transturk Contigent Payment.............................58
     14.9  Continued Supply of Friction Materials..................58
     14.10 Performance of Obligations..............................58
     14.11 ABS Shutdown............................................58
     14.12 Confidential Information................................60
     14.13 Real Property Deeds.....................................61

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     14.14 Certain Licenses........................................61
     14.15 Certain Receivables.....................................61

15.  INDEMNIFICATION...............................................61
     15.1  Indemnification by Sellers..............................61
     15.2  Indemnification by Purchasers...........................62
     15.3  Survival................................................63
     15.4  Limitations on Indemnity................................63
     15.5  IndemnificationProcedure................................65
     15.6  Special Provisions Regarding Recalls and Service
           Actions.................................................69
     15.7  Special Environmental Provisions........................71
     15.8  Exclusive Remedy........................................72

16.  MISCELLANEOUS.................................................72
     16.1  Expenses................................................72
     16.2  Bulk Sales..............................................72
     16.3  Assignability...........................................73
     16.4  Binding Effect..........................................73
     16.5  Notices.................................................73
     16.6  Counterparts............................................74
     16.7  Attachments and Schedules...............................74
     16.8  Governing Law...........................................74
     16.9  Arbitration.............................................75
     16.10 Consent to Jurisdiction.................................75
     16.11 Definitions.............................................76
     16.12 Headings................................................82
     16.13 Amendment...............................................82
     16.14 Entire Agreement........................................82
     16.15 Waivers.................................................82
     16.16 Third Party Rights......................................83
     16.17 Severability............................................83
     16.18 Agency..................................................83
     16.19 Foreign Transfer Agreements.............................83
     16.20 Agreement by Parents....................................83

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                                ATTACHMENTS


Attachment A     Sellers
Attachment B     Purchasers
Attachment C     Minority Interests
Attachment D     Transferred Entities
Attachment E-1   French Restructuring Term Sheet
Attachment E-2   Italian Restructuring Term Sheet
Attachment E-3   Brazilian Restructuring Term Sheet
Attachment F     Pension, Employee and Union Matters
Attachment G     Labor and Employee Benefits Representations

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                                 SCHEDULES

2.1(n)           Shared Assets to be Transferred
2.2(g)           Employee Benefit Plans
2.2(n)           Shared Assets to be Retained
2.2(u)           Excluded OES Assets
2.5              Safe Harbor Leases
3.2(b)           Specified Accounting Principles
5.1(b)           Employees
5.2(c)           Retained Employees
5.3(2)           Brazilian Employee Matters
5.7              Severance and WARN Act Liability
5.10             Bargaining Agreements
5.13(b)(i)       European Business Employees
5.13(f)          Agreements with French Labor Governmental Agencies
5.15.1           Mexican Employees
6.3.2            Equity Interests
6.3.3            Actions Regarding Equity Interests or Minority Interests
6.4              No Conflicts
6.5(a)           Initial Balance Sheet and Income Statement
6.6              Real Property
6.6(c)           Activities on the Real Property
6.6(d)           Real Property Requirements and Conditions
6.6(e)           Certain Rights Affecting Title to Real Property
6.7              Personal Property
6.8              Exceptions to Title to Personal Property
6.9(a)(i)        Contracts
6.9(a)(ii)       Contracts (Personal Property)
6.9(a)(iii)      Contracts (Guarantees, etc.)
6.9(a)(iv)       Contracts (Financing Commitments)
6.9(a)(v)        Contracts (Agency/Distributorship)
6.9(a)(vi)       Contracts
6.9(c)           Major Products
6.10             Intellectual Property
6.10(g)          Patent Assignments
6.10(h)          Engineering Drawings
6.11             Litigation, Claims and Proceedings
6.12             Environmental Conditions and Claims
6.13             Permits
6.14             Compliance with Law
6.15             Consents
6.16             Labor and Employee Benefits
6.17(a)          Safety Data and Studies
6.17(b)          Certain Workers' Compensation, EPA and TSCA Matters

6.18             Customers and Suppliers
6.19             Insurance
6.20             Intercompany Services
6.21(a)          Taxes
6.21(b)          Taxes - Statutes of Limitations
6.22             Location of Documents
6.24             Recall and Service Actions
6.25             Absence of Certain Changes
6.26             Certain Liabilities
6.29             Subsidies
6.30             Product Warranties
6.34             Knowledge of Sellers
7.6              Consents
8.1(j)           Intercompany Borrowings
8.3              Sellers' Consents
8.3A             Purchasers' Consents
14.7             Industrial Revenue Bonds
16.11            Permitted Liens

                                 EXHIBITS

5.4(c)(1)        Opinion of Sellers' Counsel re:  Sellers' Pension Plans
5.4(c)(2)        Opinion of Purchasers' Counsel re:  Purchasers' Pension
Plans
8.7(a) and (b)   Greyco Agreement; Parets II Agreement
9.6              Services Agreement
9.7(a) and (b)   Aftermarket Agreements
9.8              Trademark License
9.9              South Bend Lease
16.11            French Transfer Agreements

                          TABLE OF DEFINED TERMS

Defined Term                                      Section

ABS Agreement                                     14.11(c)
ABS Reimbursement                                 14.11(a)
ABS Shutdown                                      14.11(a)
Accounts                                          5.4(d)(1)
Accounts Receivable                               2.1(i)
Adjusted Purchase Price                           3.2(a)
Adjusted Transfer Amount                          3.2(a)
Affiliate                                         16.11
Aftermarket Agreements                            9.7
Agreement                                         Preamble
AlliedSignal                                      Preamble
Alternative Procedures                            5.9
Arbitration Issue                                 15.5(c)
Arbitrator                                        16.9
Assets                                            16.11
Assumed Liabilities                               4.1
Bargaining Agreements                             5.2(a)
Brazilian Employees                               5.1(b)
Brazilian Newco                                   1.2(j)
Budd                                              4.2(k)
Budd Agreement                                    16.11
Business                                          Preamble A
Business Day                                      16.11
Cash Disbursements                                3.3
Cash Receipts                                     3.3
CERCLA                                            16.11
Closing                                           1.1
Closing Balance Sheet                             3.2(b)
Closing Date                                      1.1
Code                                              16.11
Commercial Agreements                             16.11
Commission                                        6.15
Comparable Employment                             5.2(b)(1), 5.14
Competitive Activities                            14.1(a)
Confidential Information                          14.12(a)
Contract Assignments                              12(h)
Contracts                                         16.11
Control                                           16.11
Court                                             16.9
Covered Employees                                 5.5(a)
Deadline                                          16.11

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

Deeds                                             12(b)
DOJ                                               8.3(a)
DOL                                               5.4(c)(3)
E.E.O.C.                                          16.11
Employees                                         5.1
Encumbrance                                       16.11
Enforceability Exceptions                         6.2
Environmental Claims                              16.11
Environmental Law                                 16.11
EPA                                               6.17(b)
Equity                                            3.2(b)
Equity Interest                                   6.3.2
ERISA                                             16.11
European Employees                                5.1(b)
Exchange Date                                     2.3(a)
Excluded ABS Liabilities                          4.2(a)
Excluded Assets                                   2.2
Excluded Businesses                               16.11
Excluded Liabilities                              4.2
Excluded Loss                                     15.4(a)
Excluded OES Assets                               2.2(u)
Excluded TBS Products                             2.2(r)
Facility                                          16.11
FAS 87                                            3.2(a)
Final Allocation                                  3.4(a)
Final Determination                               15.5(d)
Final Investment                                  3.2(b)
Firm                                              3.2(d)
Foreign Transfer Agreements                       16.11
Former Employees                                  5.1
French Agreements                                 1.2(b)
French Newco                                      1.2(b)
French Sellers                                    1.2(b)
Friction Parts                                    14.9
FTC                                               8.3(a)
GAAP                                              16.11
General Real Property Assignments                 12(d)
Governmental Authority                            6.15
Greyco                                            16.11
Greyco Agreement                                  8.7
H-S-R Act                                         6.15
Hankuk                                            16.11
Hankuk Restructuring                              2.4
Hazardous Material                                16.11
Ill Transferred Employees                         5.2A(b)

Income Statement                                  6.5(a)
Indemnified Party                                 15.5(a)
Indemnifying Party                                15.5(a)
Indemnity Payments                                15.5(d)
Indemnity Tax Opinion                             15.5(d)
Industrial Revenue Bonds                          14.7
Initial Balance Sheet                             6.5(a)
Initial Investment                                3.2(a)
Initial Purchase Price                            3.1(a)
Intellectual Property                             16.11
Intellectual Property Assignments                 12(f)
Intellectual Property Claim                       6.10(c)
Interests                                         2.3(a)
Internal Revenue Code                             16.11
Inventory                                         2.1(c)
IRS                                               5.4(c)(3)
Italian Newco                                     1.2(e)
Italian Sellers                                   1.2(e)
JKC JV Agreements                                 16.11
Key Employees                                     8.1(f)
Knorr                                             2.2(x)
Knorr JV                                          16.11
Knowledge of Sellers                              16.11
Known Recall/Service Action                       16.11
Laws                                              6.14
Lease                                             16.11
Leased Real Property                              16.11
LIBOR                                             3.2(h)
License Assignments                               12(g)
Long Term Disability                              5.2(A)(a)
Loss(es)                                          15.1
Material Adverse Effect                           16.11
Material Adverse Impact                           16.11
Merger Regulation                                 8.3(b)
Mexican Bargaining Agreement                      5.15.2
Mexican Employees                                 5.1(b)
Mexican Union                                     5.15.2
Minority Interests                                Preamble A
Net Cash Balance                                  3.3
Net Cash Period                                   3.3
Net Cash Statement                                3.3
Newcos                                            16.11
NHTSA                                             6.24
N.L.R.B.                                          16.11
1995 Statements                                   6.25

NOL                                               14.2(b)
Non-Conforming Exception                          15.3
Non-Excluded Losses                               15.4(a)
Non-Excluded 6.22 Losses                          15.4(c)
Non-Union Employees                               5.2(b)(1)
Non-Union Transferred Employees                   5.2(b)(1)
OEM                                               6.24
OES                                               16.11
OES Employees                                     5.16
O.F.C.C.P.                                        16.11
OSHA                                              16.11
Other Employees                                   5.1(b)
Owned Real Property                               16.11
Parets Facilities                                 16.11
Parets II Agreement                               8.7
Participation Amount                              15.5(c)
PBGC                                              5.4(c)(3)
PCB                                               16.11
Pension Adjustment Amount                         3.2(a)
Permits                                           16.11
Permitted Liens                                   16.11
Personal Property                                 16.11
Person                                            16.11
Poland Acquisition Agreement                      16.11
Post-Closing Transfer Agreements                  16.11
Projected Benefit Obligation                      3.2(a)
Proprietary Rights                                16.11
Proposed Participation Amount                     15.5(c)
Purchaser(s)                                      Preamble
Purchaser Parent                                  Preamble
Purchasers' Pension Plans                         5.4(c)(1)
Purchasers' Proposed Adjustments                  3.2(d)
Purchasers' Thrift Plans                          5.4(d)(1)
Qualified Beneficiary                             5.8
Qualifying Title Insurance Policy                 16.11
RCRA                                              16.11
Real Property                                     16.11
Real Property Lease Assignments                   12(c)
Recall                                            6.24
Recall/Service Actions                            15.6(c)
Remedial Work                                     15.7(a)
Requested Endorsements                            16.11
Retained Employees                                5.2(c)
RFQ                                               8.1(o)
Safe Harbor Lease                                 2.5(a)

Safe Harbor Lease Assignments                     12(n)
Section 2.3 Transferred Entity                    16.11
Section 338(h)(10) Election                       14.2
Seller(s)                                         Preamble
Sellers' Benefit Plans                            6.16(c)
Sellers' Pension Plans                            5.4(c)(1)
Sellers' Severance Plan                           5.2(b)(3)
Sellers' Thrift Plans                             5.4(d)(1)
Sellers' Valuation                                3.2(c)
Sellers' Welfare Plans                            5.5
Service Action                                    6.24
Services Agreement                                9.6
Servinter Agreement                               16.11
Shared Assets                                     6.22(b)
Shared Services Employees                         5.1(b)
6.22 Threshold                                    15.4(c)
South Bend Facility                               16.11
South Bend Lease                                  9.9
Spanish Supply Agreements                         8.7
Specified Accounting Principles                   3.2(b)
Subsidiary                                        16.11
Tax Claim                                         15.5(d)
Tax Return                                        16.11
Tax(es)                                           16.11
TBS                                               2.2(q)
Tentative Closing Date                            1.1
Third Party Claim                                 15.5(b)
Threshold                                         15.4(a)
Trademark License                                 9.8
Transfer Amount                                   5.4(c)(2)
Transfer Taxes                                    14.2(c)
Transferred Assets                                16.11
Transferred Entities                              Preamble B
Transturk Acquisition Agreement                   16.11
Transturk Contingent Payment                      4.2(j)
TSCA                                              16.11
Union                                             5.2(a)
Union Employees                                   5.2(a)
Union Transferred Employees                       5.2(a)
United States Business                            1.2(a)
Unknown Recall/Service Action                     16.11
Unlimited Claims                                  15.3
Usufruct Agreement                                2.2(y)
U.S. Employees                                    5.1
U.S. Transferred Employees                        5.1(b)

WARN Act                                          5.7
Welfare Plans                                     5.5(a)
Welfare Plans Transition Period                   5.5(a)

                     ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT ("Agreement") made as of February 29, 1996 between AlliedSignal Inc. a Delaware corporation ("AlliedSignal"), and the entities listed on Attachment A (AlliedSignal and each of such entities being referred to as a "Seller" and collectively referred to as "Sellers"), and Robert Bosch GmbH, a Gesellschaft mit beschrankter Haftung ("Purchaser Parent") and the entities listed on Attachment B (each a "Purchaser" and collectively referred to as "Purchasers").

     A. Sellers and the Transferred Entities are engaged in the business of designing, developing, manufacturing, marketing and selling hydraulic braking products and systems for passenger cars and light and medium trucks (which systems and products include but are not limited to master cylinders, vacuum boosters, brake valves, foundation brakes, wheel end products, steel wheels and antilock braking systems and products), conducted by Sellers and their Subsidiaries anywhere in the world (such business, subject to the following sentence, is hereinafter referred to as the "Business"). The Business shall not include (a) Excluded Businesses, or (b) the minority interests owned by Sellers or a Transferred Entity in the entities set forth on Attachment C ("Minority Interests").

     B. Sellers conduct the Business as unincorporated divisions or branches and/or own equity interests in other entities engaged as of the Closing in the Business (such other entities are listed on Attachment D and are referred to as "Transferred Entities").

     C. Sellers desire to sell the Business as an ongoing business and Purchasers desire to acquire the Business and the Assets, except as otherwise provided herein, for the consideration as stated hereunder and on the terms and conditions set forth in this Agreement.

     D. When used in this Agreement, the defined terms, which are capitalized, shall have the meanings set forth herein, and an index to such definitions follows the Table of Contents.

     In consideration of the mutual covenants and agreements contained in this Agreement, Sellers and Purchasers agree as follows:

     1.   CLOSING; TRANSACTIONAL OVERVIEW

     1.1  Closing Date.     The closing of the transactions contemplated by
this Agreement (the "Closing") shall take place simultaneously at the offices of Hughes Hubbard & Reed, One Battery Park Plaza, New York, New York and at its offices at 47, Avenue Georges Mandel, 75116 Paris, France at 10:00 a.m. (EST) on the day specified below. The time and date on which the Closing occurs (or, pursuant to the following sentence, is deemed to occur) is hereinafter referred to as the "Closing Date". If the third Business Day after the date on which all conditions to the obligations of Purchasers and Sellers under Articles 9 and 10 of this Agreement (other than those requiring an exchange of a certificate, opinion or other document, or the taking of other action at the Closing) shall have been satisfied or waived (such third Business Day being the "Tentative Closing Date") is the fifteenth day of the month or an earlier day in the month,
(i) the Closing shall be held on the Tentative Closing Date but the consummation of the transactions contemplated by this Agreement and the Closing shall be effective (and shall be deemed to take place) as of 11:59 p.m. on the last day of the immediately preceding month for all purposes hereunder (including, without limitation, for purposes of (x) the Closing Balance Sheet and (y) the assumption of the Assumed Liabilities by Purchasers pursuant to Article 4 hereof) and (ii) the parties will subsequently make a cash adjustment as set forth in Section 3.3. If the Tentative Closing Date is the sixteenth day of the month or a later day in the month, the Closing shall be held on the last day of such month, and the consummation of the transactions contemplated by this Agreement and the Closing shall be effective (and shall be deemed to take place) as of 11:59 p.m. on such last day of the month, unless the parties mutually agree in writing to a different time of Closing. Notwithstanding the foregoing,
(i) in the event that the aforementioned Closing conditions are satisfied or waived on or before March 29, 1996, then the Closing shall be held on April 1,1996 and the consummation of the transactions contemplated by this Agreement and the Closing shall be effective (and shall be deemed to take place) as of 11:59 p.m. on March 31, 1996 and (ii) to the extent that consummation of the transactions contemplated hereby or by the Foreign Transfer Agreements necessitates that any actions be taken in jurisdictions outside the United States of America and the Republic of France, such actions shall be taken in the appropriate jurisdictions and to the extent practicable and permitted by law shall be effective as of the time set forth above.

     1.2  Transactional Overview.     Subject to the terms and conditions
contained herein, unless otherwise agreed in writing, the parties contemplate that the global transaction envisioned by this Agreement will be effected in the following fashion:

          (a)  United States - Asset/Share Transfers.     The Business
     conducted by Sellers in the United States (the "United States Business") will be transferred to Purchasers pursuant to (i) asset sales and (ii) the sale of Sellers' Equity Interests in AlliedSignal Jidosha Kiki Corporation and Bayfield Corporation.

          (b)  France-Contribution.     The Business of AlliedSignal
     Automotive Europe S.A., AlliedSignal Aftermarket Europe S.A., AlliedSignal Europe Services Techniques S.A., and AlliedSignal
     Systemes de Freinages S.A. (the "French Sellers") will be contributed by the French Sellers with a step-up in tax basis to fair market value of the Assets transferred to a newly-created company formed by Sellers and the shares of which will be transferred to Purchasers at the Closing (the "French Newco"). The French Sellers will initiate the contribution process as soon as practicable after the date of this Agreement, but the parties anticipate that the contribution will not be completed until after the Closing Date. During the interim period between the Closing Date and the date of completion of the contribution, the Business of the French Sellers will be managed by the French Newco pursuant to a management lease agreement, and Purchaser Parent will guarantee the French Newco's obligations thereunder. The steps involved in the contribution and management lease procedure are attached as Attachment E-1, and forms of the agreements required therefor (the "French Agreements") are attached as
     Exhibit 16.11. To the extent the attached form agreements need to be completed with additional data, Sellers and Purchasers shall use reasonable commercial efforts to agree on such additional data as soon as practicable. Sellers and Purchasers have been advised that the completion of the contribution of the Assets and Assumed Liabilities of the French Sellers into the French Newco has the following benefits: it (A) would facilitate the transfer of the Business of the French Sellers to the French Newco, (B) would render said transfer enforceable vis-a-vis all concerned third parties in France and
     (C) would permit Purchasers to simultaneously acquire all of the Assets required to run the Business in France. Consequently, Sellers and Purchasers agree that the manner in which to implement a transfer of the Business of the French Sellers to Purchasers is by means of the contribution mechanism described in this Section. However, if the contribution of the Business of the French Sellers cannot be achieved for any reason prior to December 1, 1996, then the Business of the French Sellers, upon request of either the Purchasers or Sellers, shall be transferred to Purchasers in a manner to be agreed upon and in accordance with the other Sections of this Agreement, provided that the transaction resulting in the transfer (i) results in a step-up in tax basis to fair market value of the Assets transferred and (ii) can be executed within two weeks after such request of Purchasers or Sellers. The Purchasers and Sellers acknowledge that in such transaction they may not be able to achieve all of the benefits of the contribution to the French Newco described above. If the parties are able to agree on the final provisions of the French Agreements, then, notwithstanding anything to the contrary in this Agreement, (x) the Business of the French Sellers shall be transferred to Purchasers substantially in accordance with the terms and conditions set forth on Attachment E-1 and the French Agreements and (y) compliance by Sellers with their respective obligations pursuant to Attachment E-1 and the French Agreements shall not itself constitute a breach of any provision (including, without limitation, any representation or warranty) of this Agreement.

          (c)  Spain - Asset/Share Transfers.     The Business of
     AlliedSignal Automotive Espana, S.A. will be transferred to Purchasers pursuant to an asset sale in accordance with the other Sections of this Agreement. Sellers' ownership interest in AlliedSignal JKC Europe S.A. will be transferred to Purchasers pursuant to the sale of Sellers' Equity Interests in such entity in accordance with the other Sections of this Agreement.

          (d)  Portugal - Asset Transfer.     The Business of AlliedSignal
     Automotive Portugal, Ltda. will be transferred to Purchasers pursuant to an asset sale in accordance with the other Sections of this Agreement.

          (e)  Italy - Contribution.     The Business of AlliedSignal
     Automotive Italia S.p.A. and AlliedSignal Freni S.p.A. (the "Italian Sellers") will be contributed by the Italian Sellers with a step-up in tax basis of the Assets transferred to a newly-created company formed by Sellers and the shares of which will be transferred to Purchasers at the Closing (the "Italian Newco"). The Italian Sellers will initiate the contribution process as soon as practicable after the date of this Agreement, but the parties anticipate that the contribution will not be completed until after the Closing Date. During the interim period between the Closing Date and the date of completion of the contribution, if possible under Italian law and practicable, the Business of the Italian Sellers will be managed by the Italian Newco pursuant to a management lease agreement reasonably acceptable to the parties, and

     Purchaser Parent will guarantee the Italian Newco's obligations thereunder. If a management lease agreement cannot be executed prior to the Closing Date, then during such interim period the Business of the Italian Sellers will be managed by the Purchasers pursuant to a management agreement reasonably acceptable to the parties and Purchaser Parent will guarantee the Purchaser's obligations thereunder. The steps involved in the contribution and management agreement or management lease agreement, as the case may be, are attached as Attachment E-2.
     To the extent possible in accordance with applicable Italian law and to the extent otherwise practicable, the agreements will conform in all material respects to the agreements set forth in Exhibit 16.11 with respect to France.

          Sellers and Purchasers have been advised that the completion of the contribution of the Assets and Assumed Liabilities of the Italian Sellers into the Italian Newco has the following benefits: it
     (A) would facilitate the transfer of the Business of the Italian Sellers to the Italian Newco, (B) would render said transfer enforceable vis-a-vis all concerned third parties in Italy and
     (C) would permit Purchasers to simultaneously acquire all of the Assets required to run the Business in Italy. Consequently, Sellers and Purchasers agree that the manner in which to implement a transfer of the Business of the Italian Sellers to Purchasers is by means of the contribution mechanism described in this Section. However, if the contribution of the Business of the Italian Sellers cannot be achieved for any reason prior to December 1, 1996, then the Business of the Italian Sellers, upon request of either the Purchasers or Sellers, shall be transferred to Purchasers in a manner to be agreed upon and in accordance with the other Sections of this Agreement, provided that the transaction resulting in the transfer (i) results in a step-up in tax basis to fair market value of the Assets transferred and (ii) can be executed within two weeks after such request of Purchasers or Sellers. The Purchasers and Sellers acknowledge that in such transaction they may not be able to achieve all of the benefits of the contribution to the Italian Newco described above. If the parties are able to agree on the agreements for the contribution to the Italian Newco described above, then, notwithstanding anything to the contrary in this Agreement, (x) the Business of the Italian Sellers shall be transferred to Purchasers substantially in accordance with the terms and conditions set forth on Attachment E-2 and in such agreements and
     (y) compliance by Sellers with their respective obligations pursuant to Attachment E-2 and such agreements shall not itself constitute a breach of any provision (including, without limitation, any representation or warranty) of this Agreement.

          (f)  Germany - Asset Transfer.     The Business of AlliedSignal
     Bremssysteme GmbH will be transferred to Purchasers pursuant to an asset sale in accordance with the other Sections of this Agreement.

          (g)  Poland - Share Transfer.     Sellers' ownership interest in
     AlliedSignal Automotive Poland, Sp.z O.O. will be transferred to Purchasers pursuant to the sale of Sellers' Equity Interests in such entity in accordance with the other Sections of this Agreement.

          (h)  Turkey - Share Transfer.     Sellers' ownership interest in
     Transturk Fren Donanim Endustrisi San. ve Tic. A.S. will be transferred to Purchasers pursuant to the sale of Sellers' Equity Interests in such entity in accordance with the other Sections of this Agreement.

          (i)  Mexico - Asset Transfer.     The Business of AlliedSignal
     Automotive de Mexico S.A. de C.V. will be transferred to Purchasers pursuant to an asset sale in accordance with the other Sections of this Agreement.

          (j)  Brazil - Contribution.     The Business of AlliedSignal
     Automotive Ltda. will be contributed by such company with a step-up in tax basis to fair market value of the Assets transferred to a newly-created company formed by such company, the shares of which will be transferred to Purchasers at the Closing (the "Brazilian Newco"). The steps involved in the contribution are attached as Attachment E-3.

          (k)  Argentina - Share Transfer.     Sellers' ownership interest
     in AlliedSignal Argentina, S.A. will be transferred to Purchasers pursuant to the sale of Sellers' Equity Interests in such entity in accordance with the other Sections of this Agreement.

          (l)  China - Share Transfer.     Sellers' ownership interest in
     AlliedSignal Braking Systems (Guangdong) Co. Ltd. will be transferred to Purchasers pursuant to the sale of Sellers' Equity Interests in such entity in accordance with the other Sections of this Agreement.

          (m)  Korea - Restructuring.     The transfer of Sellers' Minority
     Interest in Hankuk is subject to the terms and conditions set forth in
     Section 2.4.

          (n)  India - Share Transfer.     Sellers' Minority Interest in
     Kalyani Brakes Limited will be transferred to Purchasers pursuant to the sale of Sellers' Equity Interests in Bayfield Corporation in accordance with the other Sections of this Agreement.

     2.   PURCHASE AND SALE.

     2.1  Purchase and Sale.     Subject to the terms and conditions
contained herein, and except as otherwise provided below and in Sections 2.2, 2.3 and 2.4 hereof, at the Closing, Sellers shall sell, convey, transfer, assign and deliver to Purchasers, and Purchasers shall purchase and accept from Sellers, all of Sellers' right, title and interest in and to the Transferred Assets. The Transferred Assets shall include, without limitation, all of the direct right, title and interest of Sellers in and to the following:

          (a) the Owned Real Property owned by Sellers and Leased Real Property leased by Sellers, and listed in Schedule 6.6 (without regard to whether such Owned Real Property and Leased Real Property is used primarily in the Business);

          (b) all Personal Property owned or leased by Sellers (including, without limitation, all such Personal Property of Sellers set forth on
     Schedule 6.7, other than

     Excluded Assets and any items disposed of after December 31, 1995 in the ordinary course of business in accordance with Section 8.1);

          (c) all inventory, including raw materials, work-in-process and finished goods, held for sale in the Business by any Seller (the "Inventory");

          (d)  all Intellectual Property owned or licensed by Sellers;

          (e) all Contracts of Sellers listed in Schedules 6.9(a)(i)-(vi) (other than Schedule 6.9(a)(iii)) or which are not required pursuant to Section 6.9 to be listed therein;

          (f) all customer and vendor lists, all files and documents (including credit information) of Sellers relating to customers and vendors of the Business; and all production data, equipment maintenance data, accounting records, inventory records, sales and sales promotional data, advertising materials, cost and pricing information, business plans, reference catalogs and any other such data and books and records to the extent relating to the Business; provided, however, that Sellers shall be entitled to retain copies of any such materials which are necessary for their tax, accounting or legal purposes;

          (g) all Permits of Sellers, to the extent the same, or a right to use the same, can be transferred to Purchasers;

          (h) all rights of Sellers pursuant to any express or implied warranties, representations or guarantees made by suppliers to the Business and, with respect to Real Property, to the extent assignable, all warranties relating to any work done in respect thereto;

          (i) all trade accounts receivable and notes receivable of Sellers of any nature whatsoever arising from the Business whether recorded or unrecorded, and all receivables (other than notes receivable) from other divisions or Affiliates of Sellers or the Transferred Entities ("Accounts Receivable");

          (j) all prepaid expenses and deposits of Sellers, but only to the extent of the benefit to be conferred by such prepaid expenses and deposits to the Business after the Closing Date;

          (k)  Sellers' entire Equity Interests in the Transferred
     Entities;

          (l)  Sellers' entire equity interests in the Newcos;

          (m)  subject to Section 2.4, the Minority Interests;

          (n)  the Shared Assets listed in Schedule 2.1(n);

          (o) any and all rights of Sellers under the Budd Agreement, the Transturk Acquisition Agreement (other than Sellers' rights with respect to the Transturk Contingent Payment) and related Pledge Agreement, the Servinter Agreement, the JKC JV Agreements, the Poland Acquisition Agreement and the Transition Services Agreement between AlliedSignal and Echlin Inc. in connection with the commercial brake products manufactured at the Gallatin, Tennessee plant;

          (p) all insurance proceeds or condemnation awards for any casualty, loss, damages or taking of Real Property of Sellers relating to the Business occurring between the date of this Agreement and the Closing Date (net of costs of collection and expenditures in connection with preservation, repair, restoration and/or replacement);

          (q) at the option of the applicable Purchaser, all rights and benefits of Sellers and the Transferred Entities in or under all exemptions, abatements, or similar benefits involving real property tax and relating to the Real Property, (i) to the extent such rights and benefits are assignable without unreasonable burden, or (ii) if assignable only with unreasonable burden, the applicable Purchaser satisfies, assumes or indemnifies Sellers against such burden to Sellers' reasonable satisfaction (subject to Section 14.2(b)(iv)), and to the extent the applicable Purchaser accepts any post-assignment obligations reasonably necessary to realize such rights and benefits;

          (r) any and all rights of Sellers in connection with Sellers' proposed joint venture in Thailand relating to the Business; and

          (s)  all assets reflected on the Closing Balance Sheet.

     2.2  Excluded Assets.     Notwithstanding anything to the contrary
contained in this Agreement, the following assets ("Excluded Assets") are not intended to and shall not be sold, assigned, transferred or conveyed to Purchasers hereunder and such assets shall not be deemed Assets or Transferred Assets hereunder:

          (a) except as set forth in Section 2.1(p), all cash, cash equivalents and short-term investments of Sellers;

          (b) except as otherwise provided in the Aftermarket Agreements or the Trademark License, Sellers' rights to all names, marks, trade names and trademarks incorporating "AlliedSignal" or "Bendix" or any derivation therefrom and all corporate symbols or logos incorporating "AlliedSignal" or "Bendix" either alone or in combination and any and all goodwill represented thereby and pertaining thereto;

          (c) contracts of insurance maintained by or on behalf of Sellers (including any return of charges or premiums under retrospective rating plans) and, except as set forth in Section 2.1(p), all insurance proceeds or claims made by Sellers thereunder;

          (d) all rights of Sellers under this Agreement or any agreement, instrument or other document entered into in connection herewith or any rights in connection with the transactions contemplated hereby and thereby;

          (e) Sellers' corporate seals, minute books and other corporate records;

          (f) any employee data which relates to employees who are not Transferred Employees or which Sellers are prohibited by law from disclosing or delivering to Purchasers;

          (g) all rights and benefits under employee benefit plans of Sellers listed on Schedule 2.2(g), except as provided in the Services Agreement or in Section 5 hereof;

          (h) all claims, rights, benefits and interests arising under or resulting from any Excluded Asset or Excluded Liability;

          (i) the South Bend Facility (except that a portion of same will be leased pursuant to the South Bend Lease);

          (j) the Parets Facilities and all assets of Sellers of the types described in Section 2.1 located thereat or pertaining thereto;

          (k) equity interests in Greyco and all assets of Sellers of the types described in Section 2.1 pertaining to Greyco;

          (l) equity interests in Transpar Iberica S.A., a Spanish corporation;

          (m) equity interests in Jidosha Kiki Co., a Japanese corporation;

          (n)  the Shared Assets listed on Schedule 2.2(n);

          (o) all (i) refunds, rebates, abatements or credits for taxes due to Sellers or Transferred Entities relating to periods ending on or prior to the Closing Date that are attributable solely to events occurring on or prior to the Closing Date, provided that, subject to
     Section 14.2(b)(iv), Purchasers shall not be required to obtain any such refunds, rebates, abatements or credits if to obtain them would be unreasonably burdensome, and (ii) net operating losses or other tax assets of any of the Sellers or Transferred Entities;

          (p) prepaid expenses and deposits of Sellers, to the extent that the benefit will not be conferred by such prepaid expenses and deposits upon the Business after the Closing Date;

          (q) all rights granted to AlliedSignal Truck Brake Systems Company ("TBS") pursuant to that certain License Agreement, effective as of October 16, 1993, relating to: (i) products and product lines used in air brake systems for automotive vehicles (which products and product lines include, without limitation, air compressors, air drying devices, valves, slack adjusters, brake actuators, ABS/ASR system and components, and the air portion of air over hydraulic units); and (ii) hydraulic parking brake control systems for medium and heavy trucks (provided that any rights under the grant back from TBS to AlliedSignal shall not be Excluded Assets);

          (r)  all assets, properties and rights of TBS with respect to
     (i) hydraulic parking brake control systems for medium and heavy trucks, and (ii) the hydraulic portion of the air over hydraulic units referred to in clause (q) of this Section 2.2 (the "Excluded TBS Products");

          (s) all Permits of Sellers, to the extent the same, or a right to use the same, cannot be transferred to Purchasers;

          (t) the 1934 Bendix (SWC) passenger car owned by the Business, and Bendix memorabilia;

          (u) the OES assets listed on Schedule 2.2(u) (the "Excluded OES Assets");

          (v) all notes receivable of Sellers from other divisions or Affiliates of Sellers or the Transferred Entities, and all accrued interest thereon if any;

          (w) all assets related to the commercial products business sold to Echlin Inc.;

          (x) that portion of the Real Property in Campinas, Brazil, the beneficial ownership of which has been conveyed to the Brazilian joint venture with an Affiliate of Knorr-Bremse A.G. ("Knorr"); and

          (y) all rights under the Usufruct Agreement made on or about October 11, 1995 between AlliedSignal International Finance
     Corporation and Transturk Holding Inc. (the "Usufruct Agreement").

     2.3  Assignment of Assets.

          (a) Notwithstanding anything to the contrary in this Agreement (but subject to Sections 8.1, 9.2, 9.3, 9.4, 10.2 and 10.3), to the extent that any sale, assignment, transfer or conveyance or attempted sale, assignment, transfer or conveyance of any Contract, Permit, or other Transferred Asset described in Section 2.1 to be sold, assigned, transferred or conveyed to Purchasers (other than the Minority Interest in Hankuk), or any claim, right or benefit arising thereunder or resulting therefrom (collectively the "Interests") would constitute a breach under such Contract or Permit or a violation of any law, decree, order, regulation or other governmental edict, or is not capable of being sold, assigned, transferred or conveyed without any third party consent which has not been obtained by (or does not remain in full force and effect at) the later of the Tentative Closing Date and the Closing Date (the "Exchange Date"), this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof unless and until such Interest can be legally transferred or transferred without breach, at which time each such Contract, Permit or

     Transferred Asset shall be so transferred. Until such transfer, all such Interests shall be held in trust by Sellers for the sole benefit of Purchasers (and, with respect to Real Property, Purchasers shall bear all reasonable expenses incurred in the ordinary course of business or necessary to make emergency repairs in connection with the ordinary use and occupancy thereof, but no capital expenses or other expenses incurred outside of the ordinary course of business shall be made without the consent of Purchasers). The foregoing is without limitation of Sellers' and Purchasers' obligations under the provisions of Section 8.3 with respect to the delivery of consents required in connection with the foregoing if applicable.

          (b) To the extent any of the approvals, consents or waivers necessary to sell, assign, transfer or convey any Interest have not been obtained (or do not remain in full force and effect) as of the Exchange Date, Sellers shall promptly notify Purchasers of each such occurrence, and Sellers and Purchasers shall, during the remaining term of such Interest, use all reasonable efforts to (i) cooperate in any reasonable and lawful arrangements designed to provide the benefits of such Interest to Purchasers, in which case Purchasers shall promptly pay or satisfy the corresponding liabilities and obligations for the enjoyment of such benefits to the extent Purchasers would have been responsible therefor if such consent, waiver or approval had been obtained and such Interest had been transferred to Purchasers; and (ii) enforce, at the request of Purchasers, any rights of Sellers arising from such Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof with the consent of Purchasers). Except as otherwise provided in the Services Agreement, Sellers shall pay and discharge all reasonable costs of obtaining any such consent or approval whether before or after the Exchange Date. If any Interest that constitutes a Section 2.3 Transferred Entity has not been so sold, assigned, transferred or conveyed to Purchasers on the date which is one year following the Exchange Date, then, unless the Purchasers shall otherwise direct, Sellers shall thereafter retain such Interest and shall pay to Purchaser Parent, as an adjustment to the purchase price hereunder, the greater of (i) the amount reflected on the Closing Balance Sheet for such Interest, and (ii) the fair market value of such Interest, as determined by a nationally recognized independent appraisal firm satisfactory to Purchasers and Sellers, in each case plus interest thereon from the Closing Date to the date of such payment at the rate of LIBOR plus .25%. Purchasers shall be responsible for payment of all fees and expenses of such appraisal firm.

     2.4  Hankuk Restructuring.     The parties acknowledge and agree that
Hankuk operates businesses in addition to a braking systems business and, accordingly, prior to the transfer of the Minority Interest in Hankuk to a Purchaser, Hankuk must be restructured in a manner reasonably satisfactory to Purchasers which enables Purchasers to acquire (either through ownership of such Minority Interest or through another structure reasonably satisfactory to Purchasers) all of Sellers' interest solely in Hankuk's braking systems business (the "Hankuk Restructuring"). Sellers shall use their best efforts to reach agreement with Hankuk's shareholders with respect to the Hankuk Restructuring as promptly as practicable after the date hereof. In the event that the Hankuk Restructuring has not been completed as of the Exchange Date, this Agreement shall not constitute a sale, assignment, transfer or conveyance (or an attempted sale, assignment, transfer or conveyance) of the Minority Interest in Hankuk unless and until the Hankuk Restructuring has been completed, at which time such Minority Interest shall be so transferred (or Purchasers shall otherwise acquire an interest in Hankuk's braking systems business in the manner contemplated by the Hankuk Restructuring). Until such transfer (or other acquisition), Sellers shall promptly remit to Purchasers any dividends or other distributions that they may receive in respect of Hankuk's braking systems business; provided, however, that in the event that such transfer
(or other acquisition) has not been completed by the second anniversary of the Exchange Date, then (i) Sellers shall pay to Purchasers, as an adjustment to the purchase price hereunder, the amount of $4,000,000 in cash and (ii) upon such payment, Sellers shall have no further obligations under this
Section 2.4.

     2.5  Safe Harbor Leases.

          (a) Included within the Business conducted by Sellers in the United States (the "United States Business") are certain items of equipment which are subject to leases between certain persons as tax lessors and AlliedSignal as tax lessee (the "Safe Harbor Leases"). AlliedSignal is the only tax lessee with respect to any item of equipment included within the United States Business. Schedule 2.5 sets forth, with regard to each Safe Harbor Lease, the name of the tax lessor and the items of equipment subject thereto. Sellers represent and warrant that, except as set forth on Schedule 2.5, AlliedSignal is in compliance with all of the provisions of each Safe Harbor Lease to which it is a party and is in possession of all properties which are the subject of such Safe Harbor Lease and no payments of termination value or similar payments are due from AlliedSignal under any Safe Harbor Lease or will be triggered by the transactions contemplated by this Agreement. AlliedSignal shall assign to a Purchaser and such Purchaser shall assume the United States Business's interest in and obligations under each Safe Harbor Lease (other than any Safe Harbor Lease as to which AlliedSignal is in material breach), on the terms and conditions set forth in this Section 2.5 and as are necessary under Section 168(f)(8) of the Internal Revenue Code and the regulations promulgated thereunder such that each Safe Harbor Lease continues to be characterized as a lease and neither AlliedSignal nor the applicable Purchaser will be required to pay a "termination value" (as defined under the applicable Safe Harbor Lease) as a result of the assignment contemplated hereby. Each applicable Purchaser shall furnish to the lessor under each Safe Harbor Lease, within thirty (30) days after the Exchange Date, such Purchaser's consent to take the property subject to the provisions of the applicable Safe Harbor Lease. In addition, each applicable Purchaser shall file a statement with its federal income tax returns for the taxable year in which the transfer occurs containing the information required by Temporary Regulation 5c.168(f)(8)-2(a)(5) promulgated under the Internal Revenue Code. Each applicable Purchaser will cooperate with Sellers in obtaining the consents of the lessor under the related Safe Harbor Lease and each such lessor's commitment to file the statements required by Temporary Regulation 5c.168(f)(8)-2(a)(5).

          (b) AlliedSignal shall indemnify and hold each applicable Purchaser harmless from any Loss to the extent such Loss arises out of
     (i) AlliedSignal's actions, omissions or obligations under any Safe Harbor lease on or prior to the Exchange
     Date or (ii) any Safe Harbor Lease which is not assigned by AlliedSignal to any Purchaser. Purchaser Parent and each applicable Purchaser shall indemnify and hold AlliedSignal harmless from any Loss to the extent such Loss arises out of Purchasers' actions or omissions with respect to the Safe Harbor Leases or the related equipment after the Exchange Date. The indemnification provided for in this Section 2.5(b) shall not be subject to, or otherwise affect, the indemnification provided for in
     Article 15.

          (c) The hypothetical interest income and rental expense attributable to the period of the Safe Harbor Leases between the most recent lease payment date prior to Closing Date and the first lease payment date after Closing Date shall be prorated. AlliedSignal shall be allocated the portion of such hypothetical interest income and rental expense attributable after the most recent lease payment date prior to the Closing Date through the Closing Date, and the applicable Purchaser shall be allocated the portion of such hypothetical interest income and rental expense attributable after the Closing Date through the first lease payment date after the Closing Date.

     3.   PAYMENT AND ADJUSTMENT OF PURCHASE PRICE; ALLOCATION.

     3.1  Initial Purchase Price.

          (a) The initial purchase price to be paid by Purchasers for the Assets (the "Initial Purchase Price") shall be One Billion Five Hundred Million Dollars ($1,500,000,000.00). The Initial Purchase Price shall be subject to adjustment as hereinafter set forth in
     Section 3.2.

          (b) At the Closing, Purchaser Parent, for itself and as agent for the other Purchasers, shall pay the Initial Purchase Price to AlliedSignal, for itself as a Seller and as agent for the other Sellers, by a wire transfer of immediately available funds in U.S. currency to a bank account to be designated in writing by AlliedSignal not less than two (2) Business Days prior to the Exchange Date.

     3.2  Post-Closing Adjustment.

          (a) The Initial Purchase Price shall be (i) adjusted by the amount, if any, by which the "Final Investment" (as hereinafter defined) is greater or less than $830,300,000 (the "Initial Investment") (representing the total "Equity" of the Business as set forth on the Initial Balance Sheet (as defined in Section 6.5(a))) and
     (ii) increased by the amount, if any (the "Pension Adjustment Amount"), by which the Adjusted Transfer Amount (as defined below) is less than the Transfer Amount determined pursuant to Section 5.4(c)(2).

               (x) The "Adjusted Transfer Amount" shall be an amount equal to the difference between (i) the Projected Benefit Obligation (as defined below) as of the Closing Date defined within Financial Accounting Standard No. 87 ("FAS 87") for the pension benefits of the Union Transferred Employees and the Non-Union

          Transferred Employees under Sellers' Pension Plans and (ii) fifty-five million dollars ($55,000,000).

               (y) The "Projected Benefit Obligation" for the pension benefits of Union Transferred Employees and Non-Union Transferred Employees shall be determined by application of the assumptions and methods utilized by Sellers' actuary for determining expense pursuant to FAS 87 for Seller's Pension Plans for the plan year ended December 31, 1995; provided, however, that an annual discount rate of eight percent (8%), 1983 GAM mortality tables and a five percent (5%) annual salary increase shall be used as assumptions in making this determination.

          The Initial Purchase Price as adjusted pursuant to this Section
     3.2 is hereinafter referred to as the "Adjusted Purchase Price."

          (b) Not later than ninety (90) days after the Exchange Date, Sellers shall prepare and deliver an audited consolidated balance sheet of the Business (excluding the Excluded Assets and the Excluded Liabilities), as of the close of business on the Closing Date (the "Closing Balance Sheet"). The "Equity" of the Business as of the Closing Date shown on the Closing Balance Sheet shall be the "Final Investment". The Closing Balance Sheet shall be prepared on the basis of the accounting principles set forth in Schedule 3.2(b) (the "Specified Accounting Principles"). The Closing Balance Sheet shall be accompanied by the report, dated as of the date of delivery of the Closing Balance Sheet, of Sellers' accountants (Price Waterhouse LLP), expressing their opinion as to the fair presentation, in all material respects, of the Closing Balance Sheet and its preparation on the basis of the Specified Accounting Principles. Purchasers agree to provide Sellers and Sellers' accountants, at no cost to Sellers, access to the books and records and the use of the Purchasers' employees to the extent reasonably necessary for the preparation of the Closing Balance Sheet and any supporting schedules. Sellers and Price Waterhouse LLP shall permit Purchasers' accountants (Arthur Andersen LLP) at the earliest practicable date to review and make copies of (i) the work papers used to support account balances in the Closing Balance Sheet and (ii) any supporting schedules and the calculations used in the preparation of the Closing Balance Sheet.

          (c) When Sellers deliver the Closing Balance Sheet Sellers shall also deliver certificates of AlliedSignal's Chief Financial Officer certifying that (i) the Closing Balance Sheet, and (ii) the amount of the Final Investment (as defined below) (with the Sellers' determination of the Final Investment referred to herein as the "Sellers' Valuation"), in each case, has been determined in accordance with the Specified Accounting Principles.

          (d) Within ninety (90) days after receipt of the Closing Balance Sheet and the accompanying report of Price Waterhouse LLP and certificates of AlliedSignal's Chief Financial Officer, Purchasers shall notify Sellers of their agreement or disagreement with the application of the Specified Accounting Principles in the preparation of the Closing Balance Sheet and the Sellers' Valuation. In the event of any disagreement, Purchasers shall furnish Sellers with a certificate of the Chief Financial Officer of Purchaser Parent certifying, in reasonable detail, the basis for such disagreement and the amount of each such item in dispute (the "Purchasers' Proposed Adjustments") and a letter from Purchasers' accountants, Arthur Andersen LLP, describing the facts and circumstances which, in their judgment, caused them to conclude that the items in dispute as reflected in the Closing Balance Sheet were not properly determined in accordance with this Agreement or the Specified
     Accounting Principles. Failure by Purchasers to advise Sellers of the Purchasers' agreement or disagreement concerning the Closing Balance Sheet or the Seller's Valuation within ninety (90) days of receipt of the Closing Balance Sheet shall be deemed to constitute Purchasers' acceptance of and agreement with the Closing Balance Sheet and the Sellers' Valuation.

          If Purchasers dispute an item on the Closing Balance Sheet or the amount of the Sellers' Valuation, then Purchasers shall have the right to meet with Sellers during a period of thirty (30) days to negotiate any outstanding differences. Sellers shall not be permitted to challenge or dispute any item reflected in the Closing Balance Sheet or Sellers' Valuation, but shall be permitted to challenge or dispute Purchasers' Proposed Adjustments thereto. If Purchasers, after such negotiation period, disagree with the Sellers' Valuation, and Sellers do not accept the Purchasers' Proposed Adjustments, then the New York office of KPMG Peat Marwick LLP (the "Firm") shall be retained by Purchasers and Sellers to conduct a review (with the scope of, and procedures used in, such review to be sufficient, in the opinion of the Firm, to enable the Firm to render an informed judgment with respect to the items in dispute on the Closing Balance Sheet). Not later than thirty (30) days after the engagement of the Firm (as evidenced by its written acceptance by facsimile or otherwise to both parties), the parties shall submit simultaneously briefs to the Firm (with a copy to the other party) setting forth their respective positions regarding the issues in dispute, and not later than thirty
     (30) days after the submission of such briefs the parties shall submit simultaneously reply briefs (with a copy to the other party). The Firm shall render its decision resolving the dispute within thirty
     (30) days after submission of the reply briefs. If an additional briefing, a hearing or other information is required by the Firm, the Firm shall give notice thereof to the parties as soon as practicable before the expiration of such thirty (30) day period, and the parties shall promptly respond with a view to minimizing any delay in the decision date. The Firm shall, after such review, be required to determine whether, with respect to the items in dispute, the Closing Balance Sheet and Sellers' Valuation are stated in conformity with this Agreement and the Specified Accounting Principles. If the Firm determines that, with respect to the items in dispute, the Closing Balance Sheet is not stated in conformity with this Agreement and the Specified Accounting Principles, then such accounting firm shall determine what adjustments (which adjustments shall not, however, be in excess of, nor less than, the greatest or lowest value, respectively, claimed by either party for that particular item) are necessary for the Closing Balance Sheet to be stated in conformity with this Agreement and the Specified Accounting Principles with respect to the items in dispute and shall determine the amount of the Final Investment. Purchasers and Sellers shall be bound by such determination of the Final Investment, and this determination shall be final and shall not be subject to arbitration pursuant to Section
     16.9 hereof. The fees and expenses of the Firm shall be shared equally by Sellers and Purchasers.

          (e) The Closing Balance Sheet and the Final Investment as finally agreed upon or determined as provided in this Section 3.2 shall be the Closing Balance Sheet and the Final Investment for all purposes of this Agreement.

          (f) Any adjustment required pursuant to Section 3.2(a)(i) shall be payable as follows:

               (i) If the Final Investment is less than the Initial Investment, within five (5) Business Days of the final determination of the Final Investment, Sellers shall pay to Purchasers the difference, plus interest thereon at the rate of LIBOR (as defined in Section 3.2(h)) plus .25% per annum from (but excluding) the Closing Date through and including the date of payment. Such payment shall be made by a wire transfer of immediately available funds in U.S. currency to a bank account designated in writing by Purchasers.

               (ii) If the Final Investment is more than the Initial Investment, within five (5) Business Days of the final determination of the Final Investment, Purchasers shall pay to Sellers the difference, plus interest thereon at the rate of LIBOR plus .25% per annum from (but excluding) the Closing Date through and including the date of payment. Such payment shall be made by a wire transfer of immediately available funds in U.S. currency to a bank account designated in writing by Sellers.

               (iii) If at any time after the delivery of the Closing Balance Sheet, Purchasers and Sellers expressly agree that any portion of any adjustment is not in dispute between the parties or, if following any such dispute, Purchasers and Sellers expressly agree that they have resolved their difference with respect to all or any portion thereof without a determination by the Firm, Purchasers or Sellers, as the case may be, shall within five (5) Business Days pay to the other the amount of the adjustment not previously paid by Purchasers or Sellers and not in dispute, plus interest thereon at the rate of LIBOR plus .25% per annum from (but excluding) the Closing Date through and including the date of payment. Such payment shall be made by a wire transfer of immediately available funds in U.S. currency to a bank account designated in writing by Purchasers or Sellers, as the case may be.

          (g) At or before the time Sellers deliver the Closing Balance Sheet, Sellers will deliver to Purchasers an actuarial valuation and statement of the Transfer Amount determined pursuant to Section 5.4(c)(2), a statement of the amount transferred or to be transferred from the Sellers' Pension Plans and a determination of the Pension Adjustment Amount required pursuant to Section 3.2(a)(ii). Within ninety (90) days after receipt of Sellers' statement, Purchasers shall notify Sellers of their agreement or disagreement with Sellers' determination of the Pension Adjustment Amount. In case of disagreement, the matter will be referred to the Firm for determination in accordance with the procedures set forth in the second paragraph of Section 3.2(d). Within five (5) Business Days after agreement or final determination of the Pension Adjustment Amount, Purchasers shall pay to Sellers the Pension Adjustment Amount plus interest thereon at the rate of LIBOR plus .25% per annum from (but excluding) the date of agreement or final determination of the Pension Adjustment Amount through and including the date of payment. Such payment shall be made by a wire transfer of immediately available funds in U.S. currency to a bank account designated in writing by Sellers.

          (h) For purposes of this Agreement "LIBOR" shall mean the rate for six month United States of America dollar deposits which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the last day for which such rate is available prior to the Closing Date. If such rate does not so appear on the Telerate Page 3750, "LIBOR" shall mean the average of the rates at which six month United States of America dollar deposits are offered by Morgan Guaranty Trust of New York and Bankers Trust Company to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) one Business Day preceding the Closing Date.

          (i) The purpose of this Section 3.2 is to determine the purchase price to be paid by Purchasers under this Agreement. Accordingly, any determination pursuant to subsection (c) above made by the Firm selected thereunder and any payment made pursuant to subsection (g) above shall not be deemed to be an indemnification by either Sellers or Purchasers, as the case may be, pursuant to Section 15, nor subject to the limitation on indemnities set forth in Section 15.4 hereof.

     3.3  Net Cash Adjustment.     If the Closing Date precedes the
Tentative Closing Date, a cash adjustment shall be made in an amount equal to the "Net Cash Balance" (as defined below) for the period beginning one day after the Closing Date and ending on the Tentative Closing Date (the "Net Cash Period"). For purposes of this provision, "Net Cash Balance" shall mean the difference between "Cash Receipts" and "Cash Disbursements" (as such terms are defined below) for the Net Cash Period. "Cash Receipts" means all cash collections attributable to the Business, such as receipts from customers and rebates from suppliers, but specifically excluding any cash receipts from Excluded Assets. "Cash Disbursements" means all cash payments with respect to Assumed Liabilities or liabilities of Transferred Entities and other expenses or expenditures incurred in the normal course of business, such as payroll or capital expenditures permitted by
Section 8.1(m); provided, however, that Cash Disbursements shall not include cash disbursements in respect of (i) Excluded Liabilities, (ii) ABS supplier settlements (which are handled exclusively by Section 14.11); or
(iii) any other payments, liabilities or obligations as to which Sellers are expressly entitled to receive reimbursement from Purchasers pursuant to any other provision of this Agreement. All payments relating to or involving any indemnification pursuant to other provisions of this Agreement shall be excluded from the calculation of the Net Cash Statement and shall be handled in accordance with the other terms of this Agreement. At the time of delivery of the Closing Balance Sheet, Sellers will also deliver to Purchasers an audited statement of the Net Cash Balance for the Net Cash Period (the "Net Cash Statement"), accompanied by a report, dated as of the date of delivery of the Net Cash Statement, of Sellers' accountants (Price

Waterhouse LLP), expressing their opinion as to the fair presentation, in all material respects, of the Net Cash Statement and its preparation on the basis described in this Section 3.3. Purchasers shall have the right to dispute the calculation of the Net Cash Balance, and any such dispute shall be resolved in accordance with the procedures for such matters set forth in
Section 3.2(d) with respect to the Closing Balance Sheet (but using accounting and auditing practices appropriate for a cash basis accounting). If Cash Receipts exceed Cash Disbursements, resulting in a positive Net Cash Balance, Sellers shall pay to Purchasers the amount of such Net Cash Balance by no later than the fifth Business Day after the final determination of the Net Cash Balance. If Cash Disbursements exceed Cash Receipts, resulting in a negative Net Cash Balance, Purchasers shall pay to Sellers the amount of the Net Cash Balance by no later than the fifth Business Day after the final determination of the Net Cash Balance.

     3.4  Allocation of Purchase Price.

          (a) Sellers and Purchasers shall agree on or before the Exchange Date as to the allocation (a "Final Allocation"), on a per country and per Purchaser basis, of the Initial Purchase Price for tax purposes. Nothing in this Section 3.4 shall be construed as requiring that either Sellers or Purchasers hire appraisers or otherwise incur out-of-pocket expenses in order to reach agreement as to any of the allocations described above. For purposes of this Section 3.4, the Initial Purchase Price, as defined in Section 3.1(a), shall be deemed to include that portion of the Assumed Liabilities (as defined in Section 4.1) that are considered assumed liabilities for federal income tax purposes. Any post-closing adjustments made in accordance with Section 3.2 shall be allocated in accordance with the character of each such adjustment, on a basis consistent with such Final Allocation. Sellers and Purchasers shall prepare and file, in a manner consistent with such Final Allocation, such forms or statements as may be required by law. Sellers and Purchasers shall adhere to any Final Allocation for all purposes including any federal, foreign, state, county or local income and franchise Tax Return filed by them after the Closing Date, including the determination by Sellers of taxable gain or loss on the sale of the Assets and the determination by Purchaser of its tax basis with respect to the Assets.

          (b) Sellers and Purchasers shall agree on or before the Exchange Date as to the allocation of the Initial Purchase Price to each Owned Real Property (and Leased Real Property if any transfer tax is due in connection with the assignment of the lease thereof), and such allocation shall be utilized for purposes of (i) calculating all real property transfer taxes due in connection with the direct or indirect transfer of the Real Property pursuant to the provisions of this Agreement and (ii) determining the amount of title insurance to be purchased for any Owned Real Property.

     4.   ASSUMPTION OF LIABILITIES AND OBLIGATIONS.

     4.1 Assumption of Certain Liabilities and Obligations by Purchasers. Except as set forth in Section 4.2, from and after the Closing Date, Purchasers shall, without any further responsibility or liability of, or recourse to, Sellers, or any of their respective directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors and assigns (but without limiting Purchasers' rights under any other provisions of this Agreement, including, without limitation, the provisions of Article 15), absolutely and irrevocably assume and be liable and solely responsible for any and all liabilities and obligations of any kind or nature, whether foreseen or unforeseen, known or unknown, existing or which may arise in the future, fixed or contingent, matured or unmatured of Sellers arising out of or relating to (i) the ownership, use or possession of the Assets, (ii) the Business or (iii) the condition of the Assets on or prior to the Closing Date (the obligations being assumed by Purchasers pursuant to this Agreement are collectively referred to as the "Assumed Liabilities"). The Assumed Liabilities shall include, without limitation, any intercompany and intracompany trade accounts of the Business.

     4.2  Excluded Liabilities.     Notwithstanding any other provision of
this Agreement, Sellers shall, without any responsibility or liability of, or recourse to Purchasers or any of their directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors or assigns (but without limiting Sellers' rights under any other provisions of this Agreement, including, without limitation, the provisions of Article 15), absolutely and irrevocably retain and be solely responsible for the following liabilities and obligations, whether of the Sellers or the Transferred Entities, foreseen or unforeseen, known or unknown, existing or which may arise in the future, fixed or contingent, matured or unmatured (the "Excluded Liabilities"):

          (a) any liability or obligation arising out of or relating to the antilock braking systems known as PLC-1, PLC-3, Bendix 10 or ABX-4 (but in the case of ABX-4, only with respect to the alleged shuttle valve corrosion problem) (the "Excluded ABS Liabilities"); provided, however, that with respect to the provision of service parts for PLC-1, PLC-3 and Bendix 10, (i) Purchasers shall assume the obligation to provide such service parts, (ii) Sellers shall not, as part of a settlement between the Sellers and the customer, restrict the Purchasers, without Purchasers' consent, from selling such service parts at a reasonable price and on reasonable commercial terms and conditions and (iii) Purchasers shall indemnify Sellers for any Losses (as defined in Section 15.1) arising out of a design defect in such service parts (whether due to a new design or design change) arising after the Closing Date, or a defect in the manufacture or assembly (not attributable to a design defect that existed as of the Closing
     Date) in such service parts manufactured or assembled by the Business after the Closing Date;

          (b) any liability or obligation (other than those referred to in clause (a) above) arising out of any claim of or for injury to persons or property by reason of the improper performance or malfunctioning, improper design or manufacture, or failure to adequately package, label or provide warnings as to the hazards of, any product of the Business, where the injury giving rise to such claim occurred on or prior to the Closing Date; provided, however, that this clause (b) does not and shall not apply to any liabilities or obligations (not involving injury) in connection with a Service Action or Recall (each as defined in Section 6.24), the treatment of which is addressed exclusively in Section 15.6;

          (c) any Environmental Claim with respect to the South Bend Facility to the extent arising out of actions or omissions of Sellers or third parties;

          (d) any Environmental Claim to the extent arising out of actions or omissions of Sellers or third parties on or prior to the Closing Date relating to real property not owned or leased by Sellers and on which the Business (either directly or through third parties acting on its behalf) disposed, stored or treated, or arranged for the disposal, storage or treatment, of Hazardous Materials on or prior to the Closing Date; provided, however, that the foregoing shall not apply to Environmental Claims relating to the migration, discharge or release of Hazardous Materials from the Real Property on or prior to the Closing Date;

          (e)  any liabilities for Taxes:

               (i) imposed on any Seller or Transferred Entity for any taxable period ending on or before the Closing Date (or, in the case of any taxable period that begins before and ends after the Closing Date, for the portion of such taxable period that ends on the Closing Date);

               (ii) imposed upon any Seller or Transferred Entity with respect to any taxable income arising as a result of any Seller or Transferred Entity being a member of a consolidated group under federal or similar state, local or foreign income tax law for any taxable period ending on or before the Closing Date (or, in the case of any taxable period that begins before and ends after the Closing Date, for the portion of such taxable period that ends on the Closing Date);

               (iii) imposed upon or with respect to the Assets or the ownership, holding, operation, use, leasing or possession thereof for any taxable period ending on or before the Closing Date, (or, in the case of any taxable period that begins before and ends after the Closing Date, for the portion of such taxable period that ends on the Closing Date);

               (iv) imposed on any Seller or Transferred Entity in respect of transactions contemplated in this Agreement occurring (or deemed to occur, pursuant to Section 1.1 hereof) on the Closing Date (except as otherwise provided in this Agreement), or transactions undertaken between or among AlliedSignal and its Affiliates to effectuate the terms of this Agreement; provided, however, that

               (v)  for purposes of clauses (i), (ii) and (iii) above and
          Section 14.2 of this Agreement, in the case of any Taxes that are imposed for a taxable period that includes but does not end on the Closing Date, the portion of such Tax related to the portion of such taxable period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be either the amount of such Tax (x) imposed in respect of taxable events occurring on or prior to the Closing Date, or (y) for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the portion of the taxable period ending on the Closing Date and the denominator of which is the total number of days in the entire taxable period, whichever apportionment shall more equitably reflect the appropriate share of Tax, and (B) in the case of any Tax based on or related to income, be deemed equal to the amount which would be payable at the highest statutory tax rate as if the relevant taxable period ended on the Closing Date (whether or not the relevant taxable period in fact ends on such date).

          (f) any obligation under any agreement for borrowed money (except as expressly provided in Section 14.7) or notes payable to divisions or Affiliates of Sellers or the Transferred Entities;

          (g) except as expressly provided in Section 5, all liabilities or obligations of any nature with respect to the Retained Employees;

          (h)  any liability or obligation relating to the Excluded Assets;

          (i)  [INTENTIONALLY DELETED]

          (j) any "Excluded Liability" as defined in the Budd Agreement, any contingent payment obligations under the Transturk Acquisition Agreement (the "Transturk Contingent Payment") and any liability under the Usufruct Agreement;

          (k) any liability or obligation for retiree medical or retiree life insurance coverage for former salaried employees of The Budd Company ("Budd") who became employees of any of the Sellers pursuant to the Budd Agreement and who, at the date of closing under the Budd Agreement, had attained age 55 or older and had ten or more years of credited service under Budd's retiree health and life insurance benefits plan;

          (l) any liability or obligation relating to or arising out of the use of asbestos products in the Business at any time on or prior to the Closing Date;

          (m) except for liability arising from the continued coverage of Covered Employees (as defined in Section 5.5(a)) in Sellers' Welfare Plans pursuant to Section 5.5(a), any liability of Sellers to any plan, individual or governmental agency arising out of any failure of Sellers to comply with the applicable provisions of Sellers' Benefit Plans (as defined in Section 6.16), ERISA, the Code, or other applicable laws with respect to its employees, including any obligation or liability of Sellers for any penalty, fine or similar amount due from Sellers on account of any breach of fiduciary duty or failure to comply with applicable laws or regulations, the provisions of Sellers' Benefit Plans, or underfunding liability, with respect to any of Sellers' Benefit Plans;

          (n) except for liability arising under the three employment agreements listed on Schedule 6.16(a)(i), any liability for severance pay, leaving allowances, guaranteed fixed terms of employment or retirement benefits beyond those provided under applicable law, collective bargaining agreements, or Sellers' plan or programs applicable to Employees generally, which arises out of any acts or omissions of Sellers prior to the Closing Date;

          (o) any liability, claim or obligation relating to or arising out of employment of the Employees or Former Employees of the Business on or prior to the Closing Date including, but not limited to, salary, vacation, overtime, bonuses, incentives, profit sharing, stock options, retirement indemnities that has not been provisioned on the Closing Balance Sheet;

          (p) any liability or obligation, including, without limitation, any obligation or liability under Sellers' Benefit Plans, with regard to any Employees or Former Employees of the Business to the extent such liability or obligation is to be retained by Sellers pursuant to
     Section 5 or is not assumed by Purchasers pursuant to Section 5;

          (q) any liability, claim or obligation relating to or arising out of employment of any employee or Former Employee of Sellers who is not transferred to Purchasers pursuant to Section 5;

          (r) any OES accounts payable (other than OES accounts payable for the Business in Brazil) and any other liabilities to the extent related to the OES Excluded Assets; and

          (s) all obligations to refund or repay tax abatements or subsidies or other financial benefits granted to any Seller or Transferred Entity by any U.S. or foreign governmental entity with regard to any period prior to the Closing Date, to the extent that such obligation to refund or repay arises as a result of (i) the transfer to the Purchasers of any of the Transferred Assets or any Transferred Entity or (ii) the cessation of Sellers' ownership or operation of the Business.

     5.   PENSION, EMPLOYEE AND UNION MATTERS.

     Attachment F, which is incorporated herein by reference, contains the covenants and agreements of the parties with respect to the status of employment of the employees of the Sellers and Transferred Entities employed in the Business upon the sale of the Business to the Purchasers, and the employee benefits and employee benefit plans provided or covering such employees.

     6.   REPRESENTATIONS AND WARRANTIES OF SELLERS.

     Sellers represent and warrant to Purchasers as follows:

     6.1  Due Organization.     Each of Sellers and the Transferred
Entities is a legal entity of the type described in Attachment A or D, as the case may be, duly organized, validly existing and, with respect to entities organized within the United States of America, in good standing under the laws of the jurisdiction indicated in Attachment A or D, as the case may be. Each of the Transferred Entities is duly qualified to transact business in the jurisdictions listed in Attachment D, being all jurisdictions where the ownership or leasing of the Assets and the conduct of the Business require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. None of the Sellers or the Transferred Entities is currently insolvent, has suspended payments, is subject to any judicial receivership or liquidation proceedings, or is in bankruptcy, nor has any such or similar proceedings been commenced with respect to any of them. Sellers and the Transferred Entities have all requisite corporate power and authority to conduct the Business as it has been and is now being conducted by them and to enter into and perform their respective obligations under this Agreement and all other agreements, instruments and documents to be delivered hereunder to Purchasers at the Closing.

     6.2  Authority.     The execution, delivery and performance of this
Agreement and all other agreements, instruments and documents to be delivered to Purchasers at the Closing have been duly and validly authorized by all necessary corporate action on the part of Sellers and the Transferred Entities. This Agreement has been duly and validly executed and delivered by Sellers and is enforceable against the Sellers in accordance with its terms except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) specific performance may not be available as a remedy in certain jurisdictions outside the United States and (iii) no representation or warranty is made as to the enforceability of choice of law, consent to jurisdiction and arbitration provisions with respect to any entity organized in Brazil (clauses (i), (ii) and (iii) collectively, the "Enforceability Exceptions"). As of the Closing Date, each of the agreements, instruments and other documents to be delivered hereunder to Purchasers at the Closing will have been duly and validly executed and delivered by the applicable Seller or Sellers and the Transferred Entities and will be enforceable against the applicable Seller or Sellers and the Transferred Entities in accordance with its terms, subject to the Enforceability Exceptions.

     6.3  Transferred Entities and Minority Interests.

          6.3.1     Corporate Status.     The copies (and, where only a
     translation has been provided, the translation) of the charters and bylaws or other organization documents of each Transferred Entity, which have been delivered to Purchasers are true, accurate and complete.

          6.3.2     Equity Interests in the Transferred Entities and
     Minority Interests.     For each Transferred Entity (other than the
     Newcos), Schedule 6.3.2 sets forth (a) the nature of the equity interest held by Sellers or other Transferred Entities and, if applicable, the par value thereof; (b) the holder of the equity; (c) the number of outstanding shares or other equity interests; and
     (d) the number and percentage of the outstanding shares or other equity interests held by Sellers or other Transferred Entities (each such equity interest to be referred to as an "Equity Interest"). For the entities in which Sellers or the Transferred Entities hold Minority Interests, Schedule 6.3.2 sets forth (w) the nature of the equity interests so held and, if applicable, the par value thereof;
     (x) the holder of the equity; (y) the number of outstanding shares or other equity interests; and (z) the number and percentage of outstanding shares or other equity interests held by Sellers or Transferred Entities. Except as set forth on Schedule 6.3.2, the Equity Interests of the Transferred Entities held by Sellers or other Transferred Entities constitute, and on the Exchange Date will constitute, all of the issued and outstanding equity of each Transferred

     Entity. All Equity Interests have been duly issued and are fully paid and non-assessable and not subject to any lien, charge or encumbrance. Neither any Seller nor any Transferred Entity is, and prior to the Exchange Date no such entity will become, a party to or subject to any contract or obligation wherein any person has a right, option or warrant to purchase or acquire any rights in any capital stock or other equity securities of the Transferred Entities. None of the Transferred Entities has subsidiaries or investments in the equity capital of any business or entity other than as set forth on Schedule
     6.3.2. Except as set forth in Schedule 6.3.2, there are no restrictions on the voting rights of Sellers in the Minority Interests.

          6.3.3     No Actions Regarding Equity Interests or Minority
     Interests.     Except as set forth in Schedule 6.3.3, the consummation
     of the transactions contemplated by this Agreement, and all other agreements, instruments, and documents to be delivered hereunder to Purchasers at the Closing, shall not result in any obligation for the Purchasers to subscribe to, purchase or acquire, in any form whatsoever, including by way of public tender offer, recapitalization or any other contribution or investment in equity, shares or other equity interests, whether issued or to be issued, of the Transferred Entities, or the entities in which the Sellers or the Transferred Entities hold Minority Interests, other than the Equity Interests and the Minority Interests.

     6.4  No Conflict.     Except as set forth on Schedule 6.4, the
consummation of the transactions contemplated by this Agreement and all other agreements, instruments and documents to be delivered hereunder to Purchasers at the Closing will not result in (a) the breach of any term or provision of (i) the charter, articles or certificate of incorporation or any other organizational document or bylaw, (ii) any mortgage, loan agreement, capital lease, indenture, debt instrument or other material agreement, or (iii) any law, rule or regulation or any judgment, order or decree of any court or governmental agency or authority applicable to any Seller or any Transferred Entity or (b) the acceleration of any obligation under any agreement or other material instrument of any kind related to the Business and constituting an Asset to which any Seller or Transferred Entity is a party.

     6.5  Financial Statements.

          (a) Schedule 6.5(a) sets forth the unaudited consolidated balance sheet of the Business as at September 30, 1995 (the "Initial Balance Sheet"), and related unaudited consolidated statement of income of the Business for the nine months then ended (the "Income Statement"). The Initial Balance Sheet presents fairly in all material respects the financial position of the Business as a whole as of the date thereof in conformity with the Specified Accounting Principles. The Initial Balance Sheet reflects only assets and liabilities of Sellers and the Transferred Entities related to or previously used in the Business and the Excluded Assets and the Excluded Liabilities are excluded therefrom (except as may be expressly set forth in the Specified Accounting Principles). The Initial Balance Sheet discloses all liabilities, contingent or otherwise of the Business, required to be disclosed on a balance sheet of the Business prepared in accordance with the Specified Accounting Principles. The Income Statement presents fairly in all material respects the results of the operations of the Business as a whole for the nine months ended September 30, 1995 in conformity with the Specified Accounting Principles.

     6.6  Real Property.

          (a) (i) Schedule 6.6 is a list of all Real Property owned or leased by Sellers and the Transferred Entities and used or held for use primarily in the operation of the Business as it is currently being operated.

               (ii) As to each particular parcel of Real Property,
     Schedule 6.6 identifies the Seller or Transferred Entity owning or leasing the parcel.

               (iii) The Seller or Transferred Entity so identified on Part A of Schedule 6.6 has good and marketable title to each parcel of Owned Real Property listed on Part A of Schedule 6.6 and indicated as owned by such Seller or Transferred Entity, free and clear of all Encumbrances, except for Permitted Liens. Each survey obtained by Sellers pursuant to Section 8.5(a) will not disclose any state of facts, other than Permitted Liens, which would render title thereto unmarketable.

               (iv) Subject to Permitted Liens, Sellers represent that the legal description of each Owned Real Property located in the United States and attached in Schedule 6.6 is true, correct and complete.

               (v) Sellers represent, as to Real Property located within the United States, that the Permitted Liens relating to Real Property (other than zoning, environmental and other limitations of general applicability by any Governmental Authority) will not have a Material Adverse Impact on the Real Property encumbered thereby.

               (vi) Sellers represent, as to Real Property located outside of the United States, that title to each Real Property is subject to no Encumbrances which will have a Material Adverse Impact on such Real Property.

               (vii)     Unless expressly set forth herein, the
     representations in this Section 6.6 apply to Real Property wherever located.

          (b)  Except as otherwise set forth in Part B of Schedule 6.6,
     (i) the Seller or Transferred Entity identified in Part B of Schedule
     6.6 holds the interest (as specified therein) in each Leased Real Property listed on Part B of Schedule 6.6, (ii) the leases and subleases identified in Part B of Schedule 6.6 are in full force and effect and Sellers and Transferred Entities have not received any written notice of any default thereunder since January 1, 1995 and
     (iii) to Sellers' Knowledge, there is no default or condition, event or circumstance which with notice or lapse of time, or both, would constitute a default thereunder.

      (c) Except as disclosed on Schedule 6.6(c), (i) Sellers' and the Transferred Entities' activities on the Real Property are in compliance with applicable zoning regulations, (ii) to the Knowledge of Sellers, there are no proposed changes in any such regulations that would materially adversely affect such activities, and (iii) to the Knowledge of Sellers, there are no special assessments that are currently due and payable levied against the Real Property.

          (d) Except as set forth in Schedule 6.6(d), Sellers and the Transferred Entities (i) have complied with all development requirements and conditions (if any) applicable to the construction or development of any Real Property, (ii) are in compliance with any conditions or requirements necessary for Sellers to maintain through to the Exchange Date all exemptions, abatements, or similar benefits involving real property tax and currently affecting the Real Property,
     (iii) except as set forth to the contrary in this Agreement, are in compliance with the requirements of any industrial subdivision or business park in which any of the Real Property is located, and
     (iv) have not leased or subleased any of the Real Property other than in the ordinary course of business to tenants, subtenants or other occupants of less than 25,000 square feet, and pursuant to arrangements which can be terminated on ninety (90) days or less notice or which have unexpired terms of less than twelve (12) months, or as otherwise disclosed in this Agreement or the Schedules annexed hereto. Except as set forth on Schedule 6.6(d), there are no material construction projects under way with respect to any of the Real Property. Except as set forth in Schedule 6.6(d), Sellers do not need the consent of any landlord or other party to assign a lease or sublease of any of the Leased Real Property to Purchasers, and the sale of the Transferred Entities hereunder will not result in a default under or the termination of any lease or sublease to which any Transferred Entity is a party. Except as set forth on
     Schedule 6.6(d), there are no exemptions or abatements involving real property tax and affecting the Real Property. Except as disclosed in
     Schedule 6.6(c) or Schedule 6.6(d), Sellers and the Transferred Entities have delivered to Purchasers true, correct, and complete copies of each written lease or sublease to Sellers or the Transferred Entities of Leased Real Property (and all written amendments or other written agreements affecting or comprising such lease).
     Schedule 6.6(d) lists all construction, engineering, or design contracts in excess of $100,000 relating to the Real Property under which work is not yet complete.

          (e) Except as disclosed on Schedule 6.6(e), there are no options, rights of first refusal or contracts of sale or purchase affecting title to the Owned Real Property. Sellers have not in the past two years received any written notice or communication from any person that owns or leases real property adjacent to the Real Property alleging that any portion of the Real Property encroaches upon the real property of such person.

          (f) The representations and warranties in this Section 6.6 are intended to supplement and not limit, the other representations and warranties in this Agreement.

     6.7  Personal Property.     Schedule 6.7 contains a list as of
December 31, 1995 of the gross and net book value of all items of Personal Property (other than customer-owned tooling) which are owned or leased (to the extent accounted for as a capitalized lease) by Sellers and the Transferred Entities in the conduct of the Business with a net book value in excess of $5,000. As to each item of Personal Property listed, the location of the asset is also set forth.
Schedule 6.7 also sets forth a list of all leases of Personal Property which are accounted for as operating leases, other than leases which individually involve rental payments of less than $100,000 annually.

     6.8  Title to Personal Property.     Sellers and the Transferred
Entities have good and marketable title to all of their owned Personal Property, the Inventory and Accounts Receivable, free and clear of all liens, mortgages, security interests, claims and similar encumbrances, except for Permitted Liens. With respect to leased Personal Property, except as set forth on Schedule 6.8, all leases are valid and enforceable (subject to the Enforceability Exceptions) in full force and effect and Sellers have not received any notice of any default thereunder, and to Sellers' Knowledge, there is no default or condition, event or circumstance which with notice or lapse of time, or both, would constitute a default. The sale of the Transferred Entities hereunder will not result in a default under or the termination of any leases for Personal Property to which any Transferred Entity is a party. The bill of sale and the deeds, endorsements, assignments and other instruments to be executed and delivered to Purchasers by Sellers at the Closing will be legal, valid and binding obligations of Sellers enforceable in accordance with their terms, subject to the Enforceability Exceptions, and will effectively convey to Purchasers good, valid and marketable title to the Transferred Assets, subject only to Permitted Liens.

     6.9  Contracts.

          (a) Schedules 6.9(a)(i)-(vi) contain lists, as of the date hereof, of each oral and written Contract (including each written purchase order) which meets any of the following criteria:

               (i) involves future expenditures with respect to the purchase or sale by the Business of goods or services in connection with the Business having cash payments in excess of $500,000 annually; or

               (ii) involves a lease, sublease, installment purchase or similar arrangement for the use of personal property in connection with the Business requiring cash payments by the Business in excess of $500,000 annually; or

               (iii) contains commitments of suretyship, guaranty or indemnification in excess of $500,000 annually by the Business in connection with the Business (except for guarantees, warranties and indemnities in connection with the sale of goods and/or services of the Business in the ordinary course of business); or

               (iv) contains a financing commitment for the borrowing or lending of funds by or from the Business from or to any person or which is binding upon the Business or the Assets (other than credit terms offered to customers in connection with the sale of goods and/or services of the Business in the ordinary course of business); or

                (v) creates an agency or distributorship relationship relating to the Business which (x) is exclusive, (y) involved sales by the Business in excess of $500,000 in the Business's 1995 fiscal year, or (z) to the Knowledge of Sellers, involved sales of $500,000 or less in the Business's 1995 fiscal year; or

               (vi) are proposed to be transferred hereunder and will require consent to assign by any third party and involve or are expected to involve annual expenditures by the Business in excess of $500,000.

          (b)  Except as otherwise indicated in Schedules 6.9(a)(i)-(vi):

               (i) neither Sellers nor, to Sellers' Knowledge, any other party to any of the Contracts listed in Schedules 6.9(a)(i)-(vi) is in default thereunder, or has since January 1, 1994 given notice of default to any other party thereunder ;

               (ii) to the Knowledge of Sellers, no condition exists which with notice or lapse of time or both would constitute a default by Seller under any Contract listed in Schedules 6.9(a)(i)-(vi) which would constitute a material breach of such Contracts;

               (iii) no customer which is a party to a Contract listed in Schedules 6.9(a)(i)-(vi) is entitled to any retroactive pricing, refund, rebate, price adjustment, returnable container audit or other financial settlement for charges in excess of $500,000 relating to sales by the Business; and

               (iv) the sale of the Transferred Entities hereunder will not result in a default under or the termination of any Contract to which any Transferred Entity is a party.

          (c) Schedule 6.9(c) lists all major products currently being designed for sale or manufactured by Sellers or the Transferred Entities in the Business and indicates, with respect to each such product, whether a sample of such product exists and has been made available for Purchasers' inspection.

     6.10 Intellectual Property.

          (a) Schedule 6.10 contains a list of all Proprietary Rights of Sellers and the Transferred Entities. Schedule 6.10 also lists, as of the date of this Agreement, all agreements regarding Intellectual Property (other than those identified as Excluded Assets) which agreements are used primarily in the conduct of the Business and under which the Business has any obligations.

          (b) Except as disclosed on Schedule 6.10, there are no United States or foreign patents extant as of the date of this Agreement, the claims of which prevent or could reasonably be expected to prevent Purchasers from operating any aspect of the

     Business as currently being operated or currently proposed to be operated by Sellers and the Transferred Entities.

          (c) Except as disclosed on Schedule 6.10 as of the date of this Agreement, during the period from January 1, 1992 to the present, Sellers and the Transferred Entities conducted the Business (or such portions thereof as they have owned since such date) in a manner which has not been in violation of any intellectual property right of another as conducted as of the date hereof. To the Knowledge of Sellers, except as disclosed in Schedule 6.10, since January 1, 1992, there has been no Intellectual Property Claim received by Sellers or the Transferred Entities nor, to the Knowledge of Sellers, any instances in which an Intellectual Property Claim has been alleged. The term "Intellectual Property Claim" shall mean, as used herein, (i) any written claim received by Sellers or the Transferred Entities challenging the scope, validity or enforceability of any of the Intellectual Property, (ii) any written claim received by Sellers or the Transferred Entities that any of the products designed, manufactured or sold by the Business infringes the intellectual property rights of any third party or (iii) any written claim made by Sellers or the Transferred Entities that any activity of a third party infringes upon any of the Intellectual Property of Sellers or the Transferred Entities related to the conduct of the Business.

          (d) The manufacturing and engineering drawings, process sheets, specifications, trade secrets, computer software, know how and other like technical information of Sellers or the Transferred Entities relating to the Business have been preserved and maintained by Sellers or the Transferred Entities in the ordinary course of business in accordance with reasonable and customary commercial and technical standards and procedures to protect confidentiality.

          (e) Except for rights granted to or by Sellers or the Transferred Entities under Intellectual Property agreements listed in
     Schedule 6.10, Sellers and the Transferred Entities are the sole and exclusive owners of the Intellectual Property listed on Schedule 6.10; no governmental registration of any of the rights related to the Intellectual Property has lapsed, expired or been canceled, abandoned, opposed or the subject of a reexamination request except as listed on
     Schedule 6.10.

          (f) Except as listed on Schedule 6.10, as of the date of this Agreement, there are no written claims which have been received since January 1, 1992 and no proceedings are pending, or have been instituted or, to the Knowledge of Sellers are threatened or impending which challenge any of the Sellers' or the Transferred Entities' ownership rights in respect of any of the Intellectual Property listed on Schedule 6.10. None of the Intellectual Property listed on
     Schedule 6.10 is subject to any outstanding order, decree, judgment or stipulation.

          (g) Except as listed on Schedule 6.10(g) with respect to each patent of which the inventor is or was an employee of Sellers, such inventor executed a written assignment document transferring such inventor's rights to Sellers or such rights belong to Sellers under applicable law.

          (h) Except as disclosed on Schedule 6.10(h), the engineering drawings for all major products being sold or manufactured by Sellers or Transferred Entities in the Business represent the most appropriate revision level of drawings used in the Business and each such drawing of a currently manufactured product has been approved and accepted where required by the relevant customer and reflects such product as it is currently being manufactured with no changes therefrom which would require any customer approval or authorization which has not been obtained, except in those circumstances where the Sellers have obtained engineering deviations from the customers. For the products currently being developed by the Business, engineering drawings being transferred represent all drawings used by Sellers or Transferred Entities for such development work.

          (i) The sale of the Transferred Entities hereunder will not result in a default under or termination of any of the rights of any Transferred Entity to any Intellectual Property.

     6.11 Litigation, Claims and Proceedings.

          (a) Schedule 6.11 lists the following for the period from January 1, 1991 to the present (and, in the case of clause (z), any other matter referred to therein which is currently in effect): (x) all fines (civil and criminal), penalties imposed by any governmental agency or authority (other than short or long-term disability or medical claims), (y) actions, administrative or arbitration proceedings requiring a payment by Sellers or the Transferred Entities in excess of $100,000 (other than short or long-term disability claims and those listed on Schedule 6.16) and (z) any final order, writ, judgment, injunction, decree, determination or other award of any court or any governmental agency, in each case, which are related to the Business or the Assets.

          (b) Except as set forth in Schedule 6.11, there are no judgments, orders, writs, or injunctions of any foreign, federal, state or local court or governmental authority, lawsuits, arbitrations, written claims which are reasonably expected to involve an amount in excess of $100,000 or governmental proceedings or notices of violation, presently pending, or to Sellers' Knowledge, threatened, against Sellers or the Transferred Entities, or by which Sellers or the Transferred Entities are bound, and which are related to the Business or the Assets, whether or not covered by insurance.

          (c) Except as listed on Schedule 6.11, there is no claim, suit, action, arbitration, customs proceeding, administrative or other proceeding, or governmental investigation, pending, or to Sellers' Knowledge, threatened against Sellers or the Transferred Entities materially adversely affecting their ability to perform their obligations hereunder, or under any other agreement, instrument or document to be executed or delivered hereunder or in connection herewith.

     6.12 Environmental Conditions.

          (a) Except as set forth in Schedule 6.12, and except for such matters as could not reasonably give rise to a loss, expense or cost to Purchasers which exceeds $500,000 in the aggregate for each Facility or $1,000,000 in the aggregate for all Facilities, (i) there are no Hazardous Materials in excess of applicable environmental cleanup standards located on, in, under, upon or affecting the Real Property and (ii) neither Sellers nor the Transferred Entities are in the conduct of the Business in violation of any Environmental Law and no expenditures are required in connection with the Business as presently conducted in order to comply with any such law. Schedule
     6.12 sets forth the following information, but excludes such matters as could not reasonably give rise to a loss, expense or cost to Purchasers which exceeds $500,000 in the aggregate for each Facility or $1,000,000 in the aggregate for all Facilities.

               (i) A list and description of any evidence of soil, groundwater or other contamination in excess of applicable environmental clean-up standards on or migrating from property which is currently owned or leased by Sellers or the Transferred Entities (or their predecessors in interest) in connection with the Facilities;

               (ii) A list of all sites to which wastes from the property which is currently owned or leased by Sellers or the Transferred Entities (or their predecessors in interest) in connection with the Assets or the Business have been sent by management since January 1, 1991, the owner or operator of such off-site facilities, and method of waste management used;

               (iii) Reports in the Sellers' or the Transferred Entities' possession or control of environmental audits, tests or inspections of facilities currently owned or leased by the Business conducted since January 1, 1991, and audit reports, tests, inspections and action plans relating to the Business;

               (iv) A list and brief description of all Environmental Claims, initiated since January 1, 1991 or currently pending in connection with the Business. This item includes all Environmental Claims which have been concluded (e.g., a judgment or consent decree has been entered) but pursuant to which work is ongoing (e.g., a decree requiring remedial activity to be undertaken) or other obligations remain pending;

               (v) A list of all permits and licenses pursuant to any Environmental Law, and pending applications for the same, relating to each Facility, including the following notices and reports located on the premises of the Sellers or the Transferred
          Entities: Notifications to governmental agencies required by Sections 3010(a) (notice of hazardous waste activity) and 9002 (underground storage tanks) of RCRA and notices and reports required pursuant to Sections 302, 311, 312 and 313 of Title III of the Superfund Amendments and Reauthorization Act of l986;

               (vi) A list of any CERCLA Section 104(e) requests since January 1, 1991 for information or requests under analogous state statutes and responses, correspondence and other written communications relating thereto; and

               (vii) A list of all PCB Transformers, PCB- Contaminated Transformers and PCB Large High or Low Voltage Capacitors as these terms are defined in 40 CFR 761 which were or are on any of the Facilities and annual documents required by 40 CFR 761.180 since January 1, 1991 for the Business' U.S. Facilities. At the Closing, such list will be provided for the Business' non-U.S. Facilities with respect to any comparable Environmental Law in any jurisdiction other than the U.S.

               (viii) A list of all underground storage tanks at each Facility.

          (b) Except as listed on Schedule 6.12, there is not pending, nor is there now, to the Knowledge of Sellers, threatened or impending, any Environmental Claim which is reasonably expected to involve (i) injunctive relief or (ii) an amount in excess of $500,000 in the aggregate for any Facility or $1,000,000 in the aggregate for all Facilities.

     6.13 Permits.     Sellers and the Transferred Entities have all
Permits which are necessary to own and operate the Assets and to conduct the Business as it is presently being conducted in all material respects and are in compliance with all such Permits, except where the absence of any of the foregoing or the noncompliance therewith would not materially adversely affect the ownership of the Assets or the conduct of the Business relating to or requiring the use of such Permit. All such Permits held by Sellers and the Transferred Entities are assignable to Purchasers, and no governmental approvals are required for such assignment, except in each case as set forth on Schedule 6.13. Except as set forth on Schedule 6.13, the sale of the Transferred Entities or the Assets hereunder will not result in a default under or the termination of any such Permit.

     6.14 Compliance with Law.     Except as disclosed on Schedule 6.14,
Sellers, with regard to the Transferred Assets and Business, and the Transferred Entities are not, in any material respect, in default under or in violation of any statutes, laws or regulations (other than Environmental
Laws) of any unit of government (collectively "Laws") applicable to any of the Assets or the operation of the Business. Since January 1, 1992, Sellers have not received written notice from any governmental agency or authority alleging any such defaults or violations of Laws which have not been cured or corrected.

     6.15 Consents.     No action, approval, consent or authorization,
including but not limited to any action, approval, consent or authorization by any governmental or quasi-governmental authority, agency, commission, board, bureau or instrumentality ("Governmental Authority"), financial institution or other third party is necessary to transfer the Assets and the Business to Purchasers or for Sellers to enter into this Agreement or any of the agreements or instruments to be executed and delivered pursuant hereto by Sellers to Purchasers at the Closing or to permit Sellers to consummate the transactions contemplated hereunder, except for (i) the filing under the Hart-Scott-Rodino Antitrust improvements Act of 1976, as amended (the "H-S-R Act") and the expiration of all applicable waiting periods; (ii) the filing of a Form CO with the Commission of the European Communities (the "Commission") and the approval of the transaction; (iii) preclosing filing requirements under the competition law in any other jurisdiction; or (iv) as set forth on Schedule 6.15.

     6.16 Labor and Employee Benefits.

     Attachment G is incorporated herein by reference.

     6.17 Health and Safety Conditions.

          (a) To the Knowledge of Sellers, Schedule 6.17(a) lists the following items with respect to the Business:

               (i) Any material safety data sheets for chemical substances or mixtures used by the Business as of December 31, 1995;

               (ii) corporate and Automotive Sector safety and health audits of the plants relating to the Business and action plans, if any, for responding to audit findings from January 1, 1992 to the date of Schedule 6.17 and all corporate and Automotive Sector employee safety and health studies relating to the Business prepared during the same period;

               (iii) ergonomic, safety or toxicological studies (excluding drug tests) conducted by or on behalf of the Business or with respect to the Assets on or after January 1, 1992;

               (iv) personnel safety statistics and OSHA Form 200s related to the Business since January 1, 1992;

               (v) citations, notices of violations, orders, consent orders, administrative or judicial enforcement proceedings from state and federal OSHA agencies or their foreign equivalents concerning the Business since January 1, 1994 or which are currently pending ; and

               (vi) all current health and safety permits and licenses.

          (b) To the Knowledge of Sellers, Schedule 6.17(b) lists the following items, with respect to the United States Business:

               (i) annual expenses incurred for workers' compensation (i) related to the Business or the Assets and (ii) related to the use of asbestos in the Business, in each case from January 1, 1992;

               (ii) copies of any material submissions to the Environmental Protection Agency ("EPA") concerning the Business with respect to any health and safety reports under TSCA or comparable State and local laws since January 1, 1992, including copies of all compliance records relating to TSCA
          Sec. 8(a) and (c) or comparable State and local laws; and

               (iii) copies of all TSCA Section 5 PMNs, notices of commencement of manufacture or import, or consent orders relating to the Business since January 1, 1992.

     6.18 Customers and Suppliers.    Schedule 6.18 contains a list of (i)
all customers and suppliers of the Business which have Contracts (including oral Contracts and purchase orders) with the Business involving purchases or sales in an amount in excess of $500,000 per annum and (ii) sole source suppliers to the Business with Contracts with the Business.

     6.19 Insurance.     Schedule 6.19 lists: all insurance policies in
force for the benefit of Sellers or the Transferred Entities with respect to the Business or the Assets; and all general liability claims for compensation in excess of $100,000, including product liability and automobile liability, from January 1, 1992 to the present. Except as disclosed on Schedule 6.19, each such insurance policy is in full force and effect and to the Knowledge of Sellers, except as disclosed on Schedule 6.19, there is no material claim against any such insurance by Sellers . Except as set forth on Schedule 6.19 Sellers are not involved in any disputes relating to coverage with Sellers' insurers in excess of $500,000 in the aggregate relating to the Business or the Assets.

     6.20 Intercompany Services.     Except for services having an
annualized fair market value of less than $100,000, Schedule 6.20 sets forth all services provided within the last twelve months by any other division or Affiliate of Sellers (including the corporate or sector offices of Sellers) to the Business or by the Business to any other division or Affiliate of Sellers, and for each service indicates whether the Business charged or was charged directly for such service, allocated or received an allocation for such service, or did not charge or was not charged for such service.

     6.21 Taxes.

          (a) All Tax Returns required to be filed prior to the Closing Date in respect of the Business and the Transferred Entities have been (or will have been by the Closing Date) filed and Sellers have paid or caused to be paid, or will pay or cause to be paid, all such Taxes required to be paid with respect to the Business or, except as set forth in the Specified Accounting Principles, any Transferred Entity with respect to periods ended on or before the Closing Date. Except as disclosed in Schedule 6.21(a), there are no actions, proceedings, claims or investigations pending or (to the Knowledge of Sellers) threatened against any Seller (in relation to the Business) or any Transferred Entity which action, proceeding, claim or investigation would be relevant and material to the operation, Tax position or reporting requirements of the Business after the Closing, nor, except as set forth in Schedule 6.21(a) are there any matters which are the subject of written correspondence between any Seller (in relation to the Business) or any Transferred Entity and any governmental authority regarding or relating to claims for additional Taxes, proposed or assessed penalties, interest or deficiencies which would be relevant and material to the operation, Tax position or reporting requirements of the Business after the Closing Date.

          None of the Transferred Entities (A) has been a member of a group of corporations filing a consolidated Federal income tax return (other than the group the common parent of which is AlliedSignal) or (B) has any liability for the Taxes of any person (other than another of the Transferred Entities) under United States Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (b) With respect to each of the Transferred Entities, the applicable statute of limitations has expired as shown in Schedule 6.21(b). Except as set forth in Schedule 6.21(b), no waiver or extension of any time period or applicable statute of limitations with respect to the assessment or payment of Taxes in any jurisdiction has been (or, as of the Exchange Date, will have been) granted or agreed to by or on behalf of any Transferred Entity.

          (c) None of the Assets is subject to any lien or encumbrance in favor of any governmental authority arising as a result of failure (or alleged failure) to pay any Taxes.

          (d) All Taxes required to have been withheld and paid by Sellers and the Transferred Entities in connection with amounts paid or owing to any Employee, independent contractor, creditor, shareholder or other third party have been withheld and paid.

          (e) All Tax Returns, examination reports, and statements of assessed or agreed upon deficiencies of Sellers (including only those portions of Tax Returns, examination reports, or statements of any Seller relating to the Business) or the Transferred Entities that have been delivered to Purchasers are correct and complete copies.

     6.22 Sufficiency of Assets.

          (a) The Assets (when taken together with the Services Agreement (as defined in Section 9.6) and all other agreements contemplated by this Agreement) constitute all of the assets, properties and rights (tangible or intangible) necessary to conduct the Business as the same was conducted immediately prior to the date hereof except for (i) dispositions in the ordinary course of business, and (ii) the Excluded Assets. Except for matters referred to in the first sentence of this
     Section 6.22(a) (when taken together with the Services Agreement and all other agreements contemplated by this Agreement), there are no assets, properties or rights necessary to conduct the Business as the same was conducted immediately prior to the date hereof that are owned by any Person other than Sellers or the Transferred Entities which assets, properties or rights are not to be leased or licensed to Purchasers under valid, current lease or license arrangements.

          (b) Except for the shared assets (the "Shared Assets") listed on Schedules 2.1(n) and 2.2(n), there are no assets which are owned, leased, licensed or used by Sellers or the Transferred Entities in the conduct of the Business and which are shared to any significant degree with other divisions of Seller. The originals or copies of all records and similar documents included in Section 2.1(f), other than those records regarding employment matters or as disclosed on Schedule 6.22, are located on one or more of the physical premises of the Real Properties.

     6.23 No Brokers or Finders.     No Seller or Transferred Entity or any
Affiliate thereof has made any agreement with any person or taken any action which would cause any person to become entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated hereby.

     6.24 Recall and Service Actions.     Schedule 6.24 lists all Known
Recalls/Service Actions since January 1, 1991. As used herein, with respect to any product manufactured or sold by the Business, (i) a "Recall" shall mean any mandatory recall instituted by the National Highway Traffic Safety Administration ("NHTSA") or any similar governmental or quasi-governmental entity in any jurisdiction other than the United States or a voluntary recall instituted by any Seller or Transferred Entity (or any customer of any of them) pursuant to the terms of the National Traffic Motor Vehicle Safety Act, as amended, in each case, or similar law or regulation in any country other than the United States, and (ii) a "Service Action" shall mean any voluntary systematic campaign instituted by an Original Equipment Manufacturer ("OEM"), including without limitation, a dealer service bulletin, service alert campaign, silent warranty campaign or dealer network swap-out, instituted to remedy a product defect found to exist in a particular product application, but expressly excluding (x) a Recall or (y) warranty work conducted by the dealer network of an OEM in the ordinary course of business.

     6.25 Absence of Certain Changes.     Except as set forth in Schedule
6.25 and in the unaudited consolidated balance sheet of the Business as at December 31, 1995 and related unaudited consolidated statement of income for the twelve months then ended ("1995 Statements") previously delivered to Purchasers, since the date of the Initial Balance Sheet to the date of this Agreement (I) there has not been any change in the financial condition or results of operations or cash flows of the Business or in the condition of the Assets and the Business has not suffered any damage, destruction or loss, in each case which has had or which could reasonably be expected to have a Material Adverse Effect, and (ii) neither any Seller nor any Transferred Entity has taken any action or engaged in any activity which would not have been permitted by Section 8.1 had it been in effect on the date of the Initial Balance Sheet (except for capital expenditures reflected in the 1995 Statements and actions covered by Sections 8.1(n) and
(o)).

     6.26 No Undisclosed Liabilities.     Except as set forth on Schedule
6.26, there are no liabilities associated with the Business or the Transferred Assets or the Transferred Entities (whether accrued, absolute, contingent or otherwise), except for (i) liabilities of the Business and the Transferred Entities set forth or reserved against or disclosed in the Initial Balance Sheet or the notes thereto, (ii) liabilities disclosed in this Agreement or the Schedules hereto or the other agreements contemplated by this Agreement, (iii) liabilities incurred in the ordinary course of business since the date of the Initial Balance Sheet, and (iv) Excluded Liabilities.

     6.27 Business Conduct.     Neither any Seller nor any Transferred
Entity nor any of their officers, directors, employees or agents, nor persons acting under the authority of any of the foregoing (i) have made, or have been charged by any governmental authority with making, directly or indirectly, any domestic or foreign payments for bribes or kickbacks (governmental or commercial) or unlawful political contributions or other questionable or illegal payments with respect to the Business or to secure favorable treatment for the Business or (ii) have maintained or permitted to exist any use of "off the books" bookkeeping, secret accounts, unrecorded bank accounts, "slush" funds, falsified books, or any other device that could have been or could be utilized to distort records or reports of the true operating results and financial condition of the Business.

     6.28 Accounts Receivable; Intercompany and Intracompany Accounts.

          (a) The accounts receivable reflected in the Initial Balance Sheet and the accounts receivable arising thereafter and prior to the Closing Date being assigned to Purchasers hereunder represent or will represent bona fide claims for sales, royalties or other charges arising in the ordinary course of the Business.

          (b) All intercompany and intracompany payables and receivables reflected on the Initial Balance Sheet represent bona fide receivables and payables incurred by the Business in the ordinary course of business for value received and do not reflect any indebtedness for borrowed money.

     6.29 Subsidies.     Schedule 6.29, a copy of which will be provided to
Purchasers prior to the Closing, will provide a list and description (including all investment, research or other programs upon which same are conditioned) of all subsidies, allowances, grants, loans, tax exemptions or reductions and, more generally, all monies allocated to Sellers or the Transferred Entities by supranational, national or local governmental or administrative authorities.

     6.30 Product Warranties.     Set forth on Schedule 6.30 are
representative forms of product warranties and guarantees granted or issued by Sellers and the Transferred Entities in connection with the Business. None of the other product warranties or guarantees granted or issued by Sellers and the Transferred Entities in connection with the Business differs in any material respect from such representative forms. Except as described in Schedule 6.24, since January 1, 1991, no product warranty or similar claims have been made against Sellers in connection with the Business in excess of $1,000,000 annually as to any product.

     6.31 Compliance with WARN Act.     Sellers have been exempt from, or
have complied with, all applicable provisions of the WARN Act and the regulations thereunder in connection with all past reductions in work force relating to the Business.

     6.32 Minority Interests.     To Sellers' Knowledge, except for matters
referred to in clauses (a) and (b) of the definition of Material Adverse Effect, no circumstances currently exist which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Minority Interests taken as a whole.

     6.33 WARRANTY DISCLAIMER.     EXCEPT AS EXPRESSLY SET FORTH IN THIS
AGREEMENT AND IN THE SCHEDULES TO THIS AGREEMENT, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE ASSETS, THE ASSUMED LIABILITIES, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSETS ARE BEING SOLD, CONVEYED, TRANSFERRED, ASSIGNED AND DELIVERED AND THE ASSUMED LIABILITIES ARE BEING ASSUMED "AS IS" AND "WHERE IS" AND SELLERS HEREBY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE ASSETS, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

     NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.32, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES AS TO BUSINESSES CONDUCTED BY, OR THE OPERATIONS OF, THE ENTITIES IN WHICH SELLERS OR TRANSFERRED ENTITIES HOLD MINORITY INTERESTS.

     6.34 Inquiry.     The persons identified on Schedule 6.34 are the
persons employed by Sellers or the Transferred Entities who after consultation with Purchasers as to their responsibilities with the Business, have been asked by Sellers to certify that, based on such person's actual knowledge, such representations and warranties are accurate and complete.

     7.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

     Purchasers represent and warrant to Sellers as follows:

     7.1  Due Organization.     Each of the Purchasers is a corporation
duly organized, validly existing and, with respect to entities organized in the United States of America, in good standing under the laws of the jurisdiction set forth in Attachment B and has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and all other agreements, instruments and documents to be delivered hereunder.

     7.2  Authority.     The execution, delivery and performance of this
Agreement and all other agreements, instruments and documents to be delivered hereunder to Sellers at the Closing have been duly and validly authorized by all necessary corporate action on the part of the Purchasers. This Agreement has been duly and validly executed and delivered by Purchasers and is enforceable against Purchasers in accordance with its terms, subject to the Enforceability Exceptions. As of the Closing Date, each of the agreements, instruments and other documents to be delivered hereunder to Sellers at the Closing will have been duly and validly executed and delivered by the applicable Purchaser or Purchasers and will be enforceable against the applicable Purchaser or Purchasers in accordance with its terms, subject to the Enforceability Exceptions.

     7.3  Litigation.     There is no claim, suit, action, arbitration,
administrative or other proceeding, or governmental investigation, pending, or to Purchasers' knowledge, threatened against Purchasers affecting their ability to perform their obligations hereunder, or under any other agreement, instrument or document to be executed or delivered hereunder or in connection herewith.

     7.4  No Conflict.     The consummation of the transactions
contemplated by this Agreement and all other agreements, instruments and documents to be executed and delivered hereunder to Sellers at the Closing will not result in the breach of any term or provision of the charter, articles or certificate of incorporation or any other organizational document or bylaw of any Purchaser in any jurisdiction or constitute a default under or result in a violation of any agreement, contract, instrument, order, judgment or decree or result in the acceleration of any obligation under any agreement or other instrument of any kind to which any Purchaser is a party or by which it or any of its property is bound.

     7.5  No Brokers or Finders.     No Purchaser or any Affiliate thereof
has made any agreement with any person or taken any action which would cause any person to become entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated hereby.

     7.6  Consents.     No action, approval, consent or authorization,
including but not limited to any action, approval, consent or authorization by any third party, financial institution, governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary to enter into this Agreement or any of the agreements or instruments to be executed and delivered pursuant hereto by Purchasers to Sellers at the Closing or to consummate the transactions contemplated hereunder, except for (a) the filing under the H-S-R Act and the expiration of all applicable waiting periods; (b) the filing of a Form CO with the Commission and the approval of the transaction; (c) preclosing filing requirements under the competition law in any other jurisdiction; or (d) as set forth in Schedule 7.6.

     7.7  Certain Acknowledgements and Other Matters.

          (a) Purchasers acknowledge and agree to the application of the Specified Accounting Principles.

          (b) Purchasers are buying the Equity Interests and the Minority Interests for their own account, for investment purposes only and not with a view to the distribution or resale thereof. Purchasers will not sell or transfer the Equity Interests or the Minority Interests in violation of applicable securities laws.

     8.   PRE-CLOSING COVENANTS.

     8.1  Conduct of Business.     During the period from the date hereof
until the Exchange Date, except as otherwise contemplated or required by this Agreement or as consented to in writing by Purchaser Parent (which consent will not be unreasonably withheld), Sellers shall and shall cause the Transferred Entities to, in connection with the operation of the
Business:

          (a) Conduct the Business and utilize the Assets only in the ordinary course of business, consistent with prior practice;

          (b)  Refrain from (i) entering into any license or agreement or
     (ii) disclosing any Intellectual Property owned by Sellers or the Transferred Entities, except (x) pursuant to existing agreements or commitments listed in Schedules 6.9(a)(i)-(vi) or 6.10 or not required by Section 6.9 to be listed thereon or (y) in the ordinary course of business, consistent with prior practice, in relation to a customer;

          (c) Refrain from selling, transferring, pledging, mortgaging, encumbering or otherwise granting any rights in any Assets, except for
     (I) inventory held for sale in the ordinary course of business, (ii) sales of receivables, (iii) Permitted Liens and (iv) the disposition of idle equipment and other Personal Property no longer being used in the conduct of the Business;

          (d) (i) Refrain from renewing or extending any lease for Real Property, in each case except in the ordinary course of business and terminable with notice not exceeding ninety (90) days and involving a commitment not exceeding $50,000 individually or (ii) materially modifying or canceling any of the Contracts other than in the ordinary course of business;

          (e) Continue to meet their contractual obligations and to pay their obligations in all material respects as they mature on a timely basis in the ordinary course of business in accordance with past practice; provided, however, that Sellers shall be entitled to settle and pay their obligations with respect to the Transturk Contingent Payment prior to the Exchange Date;

          (f) Use their reasonable efforts consistent with past practices to preserve and maintain the Business intact, to retain their Employees, and to preserve the good relations of their suppliers, customers and others with whom they have business relations (it being agreed that nothing herein shall prohibit Sellers or the Transferred Entities from terminating the employment of any Employee if a Seller or Transferred Entity deems it appropriate under the circumstances to do so; provided, however, that Sellers or the Transferred Entities shall not terminate any Key Employees without the prior consent of Purchasers, which consent shall not be unreasonably withheld). For purposes of the foregoing sentence, the term "Key Employees" shall mean all persons with annual base salary in excess of $100,000 each of whom has been identified in writing by Sellers prior to the execution of this Agreement;

          (g) Notify Purchasers of (i) any extraordinary casualty loss or destruction or condemnation of Assets that, immediately prior thereto, had a fair value in excess of $500,000, (ii) its receipt of written notice from any unaffiliated customer of the Business accounting for sales by the Business in 1995 in excess of $500,000 that such customer is terminating (or intends to terminate) its relationship with the Business, or is materially modifying (or intends to so modify) existing contractual commitments including launch dates for new business in such a manner as to cause a loss, expense or cost to Purchasers which exceeds $500,000; (iii) its receipt of written notice from any supplier of goods or services to the Business accounting for sales to the Business in 1995 in excess of $500,000 that such supplier is terminating (or intends to so terminate) its relationship with the Business or is materially modifying (or intends to so modify) existing contractual commitments in such a manner as to cause a loss, expense or cost to Purchasers which exceeds $500,000 or (iv) labor unrest or organizing campaigns, including any strike or boycott by employees of the Business;

          (h) Refrain from making or granting any general wage or salary increase other than adjustments in wages and salaries consistent with past practices as set forth on Schedule 6.16 or making any increase in the payments of benefits under any bonus, insurance, pension or other employee benefit plan or program, other than as set forth on Schedule
     6.16 or increases pursuant to existing agreements or commitments which are described in Schedule 6.16;

          (i) Refrain from changing the organization documents of the Transferred Entities, except as may be first approved in writing by Purchasers;

          (j) Refrain from changing the authorized or issued capital stock of the Transferred Entities; provided, however, that the Transferred Entities may (x) repay intercompany borrowings which are listed in
     Schedule 8.1(j) and (y) declare and pay dividends out of retained earnings, capital surplus or profits for the period ending on the Closing Date of cash and cash equivalents to the extent permitted by applicable law;

          (k) Maintain in full force and effect all presently existing insurance coverage for the Business, or insurance comparable to such existing coverage, to the extent such coverage is reasonably available; provided, however, that to the extent such coverage is not reasonably available, Sellers shall give notice to Purchasers a reasonable time prior to the expiration or lapse of such insurance;

          (l)  Refrain from making any accounting changes;

          (m) Refrain from making any capital expenditures or commitments for capital expenditures, except in accordance with the 1996 Annual Operating Plan previously delivered to Purchasers; provided, however, that Sellers shall be entitled to make unbudgeted capital expenditures, or commitments therefor, in an amount not to exceed $1,000,000 per item;

          (n) Refrain from entering into any new significant contracts, leases, or commitments (other than sales transactions covered by clause (o)) in an amount in excess of $1,000,000 annually (as to any single case) or which cannot be terminated without penalty on less than 180 days notice; provided, however, that Sellers may extend or amend any existing agreements on the same terms and conditions as currently exist;

          (o) Promptly notify Purchasers of any requests for quotation from OEMs ("RFQs") and refrain from responding to any RFQs without approval by Purchasers of a fixed price and quantity with respect to such RFQ; and

          (p) Notify Purchasers of the occurrence of any event or the existence of any condition which could reasonably be expected to result in a Material Adverse Effect.

     8.2  Access to Records and Properties.

     From the date hereof until the Exchange Date or earlier termination of this Agreement, Sellers shall, and shall cause the Transferred Entities to:

          (a) Provide Purchasers and its officers and other representatives and employees with such access to the facilities of the Business and its principal personnel and such books and records pertaining to the Business, as Purchasers may reasonably request in order to effectuate the transactions contemplated hereby, without charge by Sellers to Purchasers (but otherwise at Purchasers' expense), provided that Purchasers agree that to the extent practicable such access will be requested and exercised during normal business hours and without causing unreasonable interference with the operations of the Business;

          (b) Furnish to Purchasers or its representatives, upon reasonable request, such additional financial and operating data and other information relating to the Business; and

          (c) Make available to Purchasers, upon reasonable request, for inspection and review all documents, or copies thereof and all files, records and papers of any and all proceedings and matters relating to the Business.

     8.3  Consents.

          (a) By the close of business on the Business Day next following the date of this Agreement, Sellers and Purchasers shall each make their initial filing and shall thereafter make any required filings (including responses to requests for additional information) with the Federal Trade Commission ("FTC") and U.S. Department of Justice ("DOJ") pursuant to the H-S-R Act, with the Commission and any other national governmental agency whose acquiescence or consent is necessary in order for the transactions contemplated by this Agreement to be consummated. The parties shall use reasonable efforts to demonstrate that such transactions should not be opposed by the FTC, the DOJ, the Commission, or any such other applicable agency. In the event of any such opposition by any such governmental agency in the United States or Europe, the parties shall cooperate in good faith in determining the appropriate response to such opposition.

          (b) Sellers will use their best efforts to obtain the consents set forth in Schedule 8.3 and Purchasers will use their best efforts to obtain the consents on Schedule 8.3A. Purchasers and Sellers shall cooperate with each other to obtain the approvals and consents set forth in Schedule 8.3 and 8.3A and to make all necessary filings under (and obtain all necessary approvals under) the H-S-R Act or the Merger Regulation, EC Council Regulation No. 4064/89 dated December 21, 1989 on the Control of Concentrations between Undertakings (the "Merger Regulation") or similar laws or regulations in other jurisdictions; provided, however, that no party shall be obligated to institute litigation against any such agency to obtain any clearance or approval required therefrom.

     8.4  Public Announcements.     On and after the date hereof and
through the Exchange Date, Sellers and Purchasers shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Sellers nor Purchasers shall issue any press release or make any public statement prior to obtaining the other party's approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent that in the opinion of counsel to such party disclosure is or may be required by law (including, without limitation, any required disclosures to employee representatives) or any listing agreement of either party hereto; provided, however, that if disclosure shall be required pursuant to applicable law or a listing agreement, the parties shall seek to make such disclosure in a form mutually acceptable to them.

     8.5  Assurance of Title to Real Property; Survey.

          (a)  United States Real Property.     For Owned Real Property
     located in the United States:

               (i) Sellers have ordered title insurance binders or commitments for the issuance of a current ALTA Owner's policy or such other form of policy selected by Purchasers and customarily used in a particular jurisdiction, together with legible copies of all matters of record noted as exceptions therein, to be issued by Lawyers Title Insurance Corporation. Subject to the foregoing, Sellers shall take reasonable steps (including delivery of customary title affidavits) as necessary for the issuance of a Qualifying Title Insurance Policy as contemplated herein.

               (ii) Sellers have ordered and shall furnish to Purchasers, promptly after receipt, an "as built" survey of each parcel of such Owned Real Property. The survey shall be prepared by a licensed surveyor and shall be certified to Purchasers, the title insurance company, and to other parties as Purchasers may direct, to a date subsequent to the date hereof and shall be in form sufficient to permit the title company to issue title insurance as required by this Agreement. The survey shall, to the extent permitted by law or in accordance with local practice, be a "ALTA/ACSM Land Title Survey," prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1992; and shall meet the currently effective Accuracy Standards adopted by ALTA and ACSM. The perimeter legal description of the Real Property shall be included on the survey.

               (iii) Purchasers and Sellers agree to each pay one-half of the costs of the surveys described above and the premiums, search fees and related charges for the Qualifying Title Insurance Policy. Purchasers shall reimburse Sellers for one-half of the costs of the surveys at the Closing (or such later date as Sellers shall request such payment). With respect to the Qualifying Title Insurance Policy, the party procuring same shall bill the other party and such bill shall be paid within ten (10) days of demand or if the Qualifying Title Insurance Policy shall have been obtained at Closing, such bill shall be paid at the Closing.

               (iv) Purchasers and Sellers acknowledge and agree that the mere disclosure of an Encumbrance on a title report (or policy), survey or other document shall not in and of itself make same a Permitted Lien.

          (b)  Non-United States Property.

               (i) For Owned Real Property owned by Sellers and located outside the United States, title to such Real Property will be verified in each case by the local notary (notaire) or equivalent official, designated by Purchasers, responsible for preparing and filing the relevant real estate transfer document at the local land registry. Within 10 calendar days after the date hereof, Purchasers will communicate to Sellers the name of a notary or equivalent official in each jurisdiction to handle such real estate transfers. Sellers will have five calendar days to object to Purchasers' proposal, it being understood that Sellers will not object unless Purchasers' choice of a notary or equivalent official would, in Sellers' reasonable opinion, give rise to a significant delay in the execution of any Foreign Transfer Agreement.

               (ii) Title to non-United States Real Property that is owned by a Transferred Entity may be verified prior to the Exchange Date by a notary or equivalent official designated by Purchasers, provided that (x) the cost of such verification shall be borne by Purchasers and (y) such verification shall not constitute a valid reason to delay the execution of any Foreign Transfer Agreement.

               (iii) Purchasers and Sellers agree that the mere notation of an Encumbrance by a notary or equivalent official shall not be deemed to release Sellers from any representation set forth in Section 6.6(a)(vi).

     8.6  Notice of Certain Claims.     From the date hereof through the
Exchange Date, Sellers shall promptly notify Purchasers after the receipt by a Seller or Transferred Entity of any (a) lawsuit seeking compensation or damages for personal injuries allegedly sustained by a third party in connection with the use or operation of a product manufactured or sold by the Business and (b) written intentional tort claim by an Employee.

     8.7  Spanish Supply Agreements.     Prior to the Closing, Sellers
intend to enter into (i) an agreement with respect to the supply of casting products to the Business in Spain (the "Greyco Agreement") and (ii) an agreement with respect to the supply of rubber products to the Business in Spain (the "Parets II Agreement"), substantially in the form of Exhibits 8.7(a) and 8.7(b), respectively. During the period from the date of such execution to the Closing, any amendment of such agreements shall require the prior written consent of Purchasers (which consent shall not be unreasonably withheld with respect to any nonsubstantive amendment). The Greyco Agreement and the Parets II Agreement, together with the assignment and assumption documents referred to in the following sentence, are referred to herein collectively as the "Spanish Supply Agreements". At the Closing, (i) Sellers shall assign to Purchasers all rights of the "Buyer" (as defined in each such agreement) under each of the aforementioned agreements, in form reasonably acceptable to Purchasers, and Purchasers shall assume all of the obligations of each such "Buyer" thereunder, in form reasonably acceptable to Sellers. Purchasers acknowledge that Sellers desire to sell (i) the stock or assets of Greyco and (ii) the rubber parts business of Parets II, a unit of AlliedSignal Automotive Espana S.A. Accordingly, Purchasers hereby consent to (i) the assignment of the rights of the "Seller" (as defined in the Greyco Agreement) under the Greyco Agreement to any purchaser of the stock or assets of Greyco and (ii) the assignment of the rights of the "Seller" (as defined in the Parets II Agreement) under the Parets II Agreement to any purchaser of the rubber parts business of Parets II, with the understanding that, in connection with each such assignment, the assignee shall agree to fulfill all of the obligations of the "Seller" under the applicable agreement.

     8.8  No-Shop.     From and after the date hereof, Sellers shall not,
and shall cause their officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, engage in discussions with, or provide any information to any person or group (other than Purchasers and their officers, directors, employees, agents and representatives) concerning any sale or other disposition by Sellers of all or any substantial part of the Business or the Assets.

     8.9  Covenant by Parents.     AlliedSignal shall cause the other
Sellers, and Purchaser Parent shall cause the other Purchasers, to perform and comply with their respective obligations under this Agreement and the Foreign Transfer Agreements.

     8.10 Title Insurance.     If a Qualifying Title Insurance Policy is
not issued within six months of the Exchange Date, Sellers may procure same and the cost shall be borne in accordance with Section 8.5 (and in such circumstance Purchasers shall cooperate and sign all customary affidavits).

     9.   CONDITIONS TO OBLIGATIONS OF PURCHASERS.

     The obligation of Purchasers to consummate the transactions contemplated by this Agreement and the Closing is subject to the fulfillment of each of the following conditions on or before the Exchange Date, unless waived by Purchasers:

     9.1  Injunctions.     No restraining order or injunction shall be in
effect that prevents the consummation of the transactions contemplated by this Agreement in any material respect.

     9.2  Consents.     Sellers shall have obtained and delivered to
Purchasers those consents listed on Schedule 8.3 and Purchasers shall have obtained and delivered to Sellers those consents listed on Schedule 8.3A.

     9.3  Competition Law Clearances; Certain Litigation.     The waiting
period under the H-S-R Act applicable to the purchase of the Assets shall have expired or otherwise been terminated, the Commission shall have approved without conditions or restrictions the transactions pursuant to the Merger Regulation, and any approvals or conditions of clearance under the competition law of any jurisdiction required to consummate the transactions contemplated hereby shall have been met or obtained. No action, suit or proceeding by the FTC, the DOJ, the Commission or any national governmental agency of any jurisdiction shall be pending that seeks to restrain or prohibit the consummation of the transactions contemplated hereby in any material respect or seeking material damages in connection therewith, that Purchasers in good faith believe makes it undesirable to consummate the transactions contemplated hereby.

     9.4  Transferred Entities.     With respect to each Transferred Entity
(other than a Section 2.3 Transferred Entity), the parties shall have obtained all approvals, consents or other authorizations of Governmental Authorities that are necessary in order for Sellers to transfer the Equity Interests in such Transferred Entities to Purchasers at the Closing.

     9.5  No Breach.     Each material covenant of Sellers required by this
Agreement to be performed by them on or prior to the Exchange Date shall have been duly performed and complied with in all material respects at the Exchange Date. The representations and warranties of Sellers contained in this Agreement shall be true and correct as of the Exchange Date as though made on and as of such date (except to the extent a different date is specified therein, in which case such representation and warranty shall be true and correct as of such date) with such exceptions that (i) do not, individually or in the aggregate, result in a Material Adverse Effect or
(ii) result from changes occurring after the date of this Agreement which are (x) pursuant to the terms of this Agreement, or (y) consented to in writing by Purchaser Parent.

     9.6  Services Agreement.     The applicable Sellers shall have
executed and delivered a services agreement (the "Services Agreement"), substantially in the form of Exhibit 9.6.

     9.7  Aftermarket Agreements.     The applicable Sellers shall have
executed and delivered agreements for the supply of brake products by the Business to certain of Sellers and their Affiliates for resale to the independent aftermarket (the "Aftermarket Agreements"), substantially in the form of Exhibits 9.7(a) and 9.7(b), respectively.

     9.8 Trademark License Agreement. Sellers have executed and delivered an agreement for the use of the "Bendix" and "AlliedSignal" trademarks (the "Trademark License"), substantially in the form of Exhibit 9.8.

     9.9  South Bend Lease.     AlliedSignal shall have executed and
delivered a lease agreement relating to a portion of the South Bend Facility (the "South Bend Lease"), substantially in the form of
Exhibit 9.9.

     9.10 Spanish Supply Agreements.     The applicable Sellers shall have
executed and delivered the Spanish Supply Agreements.

     9.11 Foreign Transfer Agreements.     Subject to Section 2.3, the
applicable Sellers shall have entered into the Foreign Transfer Agreements (other than the Post-Closing Transfer Agreements).

     9.12 No Material Adverse Effect.     Since the date of the Agreement,
there shall have been no adverse change in the condition of the Assets or the financial condition or results of operations of the Business which has resulted or would reasonably be expected to result in a Material Adverse Effect.

     10.  CONDITIONS TO OBLIGATIONS OF SELLERS

     The obligation of Sellers to consummate the transactions contemplated by this Agreement and the Closing is subject to the fulfillment of each of the following conditions by Purchasers on or before the Exchange Date, unless waived by Sellers:

     10.1 Injunctions.     No restraining order or injunction shall be in
effect that prevents the consummation of the transactions contemplated by this Agreement in any material respect.

     10.2 Competition Law Clearances; Certain Litigation.     The waiting
period under the H-S-R Act applicable to the purchase of the Assets shall have expired or otherwise been terminated, the Commission shall have approved without conditions or restrictions the transactions pursuant to the Merger Regulation, and any approvals or conditions of clearance under the competition law of any jurisdiction required to consummate the transactions contemplated hereby shall have been met or obtained. No action, suit or proceeding by the FTC, the DOJ, the Commission or any national governmental agency of any jurisdiction shall be pending that seeks to restrain or prohibit the consummation of the transactions contemplated hereby in any material respect or seeking material damages in connection therewith, that Sellers in good faith believe makes it undesirable to consummate the transactions contemplated hereby.

     10.3 Transferred Entities.     With respect to each Transferred Entity
(other than a Section 2.3 Transferred Entity), the parties shall have obtained all approvals, consents or other authorizations of Governmental Authorities that are necessary in order for Sellers to transfer the Equity Interests in such Transferred Entities to Purchasers at the Closing.

     10.4 No Breach.     Each material covenant of Purchasers required by
this Agreement to be performed by them on or prior to the Exchange Date shall have been duly performed and complied with in all material respects at the Exchange Date. The representations and warranties of Purchasers contained in the Agreement shall be true and correct in all material respects as of the Exchange Date as though made on and as of such date.

     10.5 Other Agreements.     The applicable Purchasers shall have
executed and delivered the Commercial Agreements and the Foreign Transfer Agreements (other than the Post-Closing Transfer Agreements).

     11.  TERMINATION; SURVIVAL.

     11.1 Termination.     Notwithstanding anything to the contrary set
forth herein, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a)  by mutual written consent of Purchasers and Sellers;

          (b) by Purchasers by written notice to Sellers, if the transactions contemplated hereby are not consummated on or before the Deadline, if the failure to consummate the transactions results from a failure of the conditions in Section 9 other than a failure caused by Purchasers' breach of a covenant; or

          (c) by Sellers by written notice to Purchasers, if the transactions contemplated hereby are not consummated on or before the Deadline, if the failure to consummate the transactions results from a failure of the conditions in Section 10 other than a failure caused by Sellers' breach of a covenant.

     11.2 Effect of Termination.     If this Agreement is terminated
pursuant to Section 11.1(a), this Agreement shall become null and void and of no further force and effect, and none of the parties hereto (nor their respective Affiliates, directors, shareholders, officers, employees, agents, consultants, attorneys-in-fact or other representatives) shall have any liability in respect of such termination. If such termination is effected pursuant to Section 11.1(b) or (c) and there has been a breach, the party having so breached shall remain liable to the other party hereto on account of such breach and the non-breaching party shall retain all rights in equity or law arising as a result of such breach. The provisions of Section 14.12 and Section 16.1 shall survive any termination of this Agreement.

     12.  DELIVERIES BY SELLERS AT THE CLOSING.    At the Closing, Sellers
shall deliver to Purchasers (subject to Section 2.3):

          (a) Secretaries' certificates or certificates of authorized representatives of non-United States entities certifying to (i) resolutions adopted by Sellers evidencing the authorizations described in Section 6.2; (ii) the constituent documents of Sellers; and
     (iii) incumbency of the officers of Sellers executing documents required hereunder;

          (b) With respect to Owned Real Property owned by Sellers and located in the United States, executed and acknowledged bargain and sale deeds without covenants and otherwise in form customarily given in similar commercial transactions (or, with respect to Owned Real Property owned by Sellers and located outside the United States, customary transfer documents), all in form to convey good and marketable title in the jurisdiction in which the Real Property is located (collectively, the "Deeds"). Notwithstanding the foregoing, with respect to any Owned Real Property located within the United States, if a Qualifying Policy of Title Insurance shall not be issued at the Closing, the form of deed shall be a full covenant and warranty type deed with the following provision included (unless same shall cause the deed to be unrecordable or invalid): that the warranties may not be relied upon by persons other than Purchasers (including, without limitation, title insurers and any owner in the chain of title);

          (c) Executed Assignment and Assumption Agreements (without additional representations or warranties other than as set forth in this Agreement), in forms reasonably acceptable to Purchasers, with respect to all leases or any other rights appurtenant to the Leased Real Property owned by Sellers listed in Part B of Schedule 6.6 which cannot be transferred by deed (collectively, the "Real Property Lease Assignments");

          (d) Executed General Assignment Agreements (without additional representations and warranties other than as set forth in this Agreement), in a form reasonably acceptable to Purchasers, with respect to all Permits, warranties, guaranties, and all other rights and interests relating to the Owned Real Property owned by Sellers (the "General Real Property Assignments");

          (e) An executed bill of sale or other appropriate instruments of transfer, in form reasonably acceptable to Purchasers, with respect to all of the owned Personal Property, Inventory, Accounts Receivable and any other Transferred Assets owned by Sellers not transferred or assigned by any other documents or instrument described in this Section;

          (f) Separately executed and acknowledged Assignments, in recordable form and reasonably acceptable to Purchasers, sufficient to transfer title to the Intellectual Property being conveyed
     (collectively, the "Intellectual Property Assignments") and powers of attorney executed by Sellers permitting Purchasers to prosecute any pending applications for Intellectual Property rights;

          (g) Executed copies of each Assignment and Assumption Agreement, in forms reasonably acceptable to Purchasers, with respect to the Intellectual Property Licenses granted to Sellers by third parties and granted to third parties by Sellers (collectively, the "License Assignments");

          (h) Executed Assignment and Assumption Agreement in a form reasonably acceptable to Purchasers, with respect to the Contracts to which any Seller is a party (collectively, the "Contract
     Assignments");

          (i) Executed Commercial Agreements and Foreign Transfer Agreements (other than the Post-Closing Transfer Agreements);

          (j) Certificates or similar instruments representing the Equity Interests in the Transferred Entities, the equity interests in the Newcos and (subject to Section 2.4) the

     Minority Interests, duly endorsed in blank and accompanied by appropriate stock powers or other appropriate and effective instruments of transfer;

          (k) Resignations of those officers and directors of the Transferred Entities which Purchasers shall request in writing before the Closing, and resolutions terminating all delegations of powers or signature requested by Purchasers with respect to the Transferred Entities;

          (l) Books and records of the Transferred Entities, including for each, the corporate minute book, seal (where applicable) and stock ledger book;

          (m) The documents required by Section 14.7 in connection with the Industrial Revenue Bonds (as defined in Section 14.7);

          (n) Executed Assignments, in form reasonably acceptable to Purchasers, with respect to the Safe Harbor Leases (the "Safe Harbor Lease Assignments");

          (o) Originals of all leases of the Leased Real Property (or copies to the extent any original leases are missing), certified by Sellers to be true, correct and complete copies of the leases (except leases noted on Schedule 6.6(d) as oral leases);

          (p) Original Foreign Investment in Real Property Transfer Act certificate (as required by Section 1445 of the Code) executed by the applicable Sellers; and

          (q) Appropriate documentation necessary to claim an exemption or reduction from any Transfer Taxes.

     13.  DELIVERIES BY PURCHASERS AT THE CLOSING.

     At the Closing, Purchaser Parent shall make the wire transfer of funds called for by Section 3.1 and 14.11(a) and Purchasers shall execute where applicable and deliver to Sellers:

          (a) Executed undertakings and assumptions of Purchasers, in form reasonably satisfactory to Sellers, with respect to the assumption by Purchasers of the Assumed Liabilities, which undertakings and assumptions shall be dated and by their terms effective as of the effective time of the Closing as provided in Section 1.1;

          (b) Secretaries' certificates or certificates of authorized representatives of non-United States entities certifying to (i) resolutions adopted by Purchasers evidencing the authorizations described in Section 7.2; (ii) the constituent documents of Purchasers; and (iii) incumbency of the officers of Purchasers executing documents required hereunder;

          (c) Executed Real Property Lease Assignments, General Real Property Assignments, License Assignments, Contracts Assignments, Intellectual Property Assignments, Commercial Agreements, Foreign Transfer Agreements (other than the Post-Closing Transfer Agreements), and Safe Harbor Lease Assignments; and

          (d) Appropriate documentation necessary to claim an exemption or reduction from any Transfer Taxes.

     14.  POST-CLOSING OBLIGATIONS.

     14.1 Covenant Not to Compete; No Raid.

          (a) Sellers agree that they shall not, shall not permit any Affiliate, and (except as set forth below) shall use best efforts to prevent any joint venture of any Seller or any such Affiliate from, for a period of five (5) years after the Exchange Date, engaging in the business of designing, developing, manufacturing, marketing and selling hydraulic braking products and systems for passenger cars and light and medium trucks (which systems and products include but are not limited to master cylinders, vacuum boosters, brake valves, foundation brakes and antilock braking systems and products) (collectively, "Competitive Activities"); provided, however, that the foregoing shall not prohibit:

               (i) Sellers, any of their Affiliates, any such joint venture or any of the accounts managed by them, including without limitation of any pension or other benefit plan of Sellers, from owning any outstanding capital stock or other equity interests of any Person engaging in any Competitive Activities provided the aggregate beneficial ownership of Sellers (without reference to pension or other benefit plan assets) does not exceed more than five percent of all issued and outstanding securities of any such Person;

               (ii) except as specifically provided in the Commercial Agreements, Sellers, any of their Affiliates or any such joint venture from engaging in any or all of the Excluded Businesses (including, with respect to the friction material business, the manufacture of Friction Parts) or any other businesses other than the Business;

               (iii) Sellers, any of their Affiliates or any such joint venture from acquiring a business that engages in Competitive Activities provided that (x) such activities do not constitute more than 20% of the revenues or assets of the business to be acquired (based on the sales of such business during the preceding four full calendar quarters) and (y) the applicable Seller, Affiliate or joint venture divests that portion of the business to be acquired that engages in Competitive Activities within twelve months after the acquisition thereof;

               (iv) Sellers' existing equity investment in Jidosha Kiki
          Company;

               (v) TBS or any other Knorr JV which (at the time of the activity referred to below in this clause (v)) is an Affiliate of AlliedSignal from (w) buying and reselling hydraulic brake parts for integration in air over hydraulic systems, (x) buying, reselling and remanufacturing hydraulic brake parts for sale in the medium and heavy truck aftermarket, (y) engaging in the business of assembling, marketing and selling modular assemblies which may include incidental braking components purchased from third parties, and/or (z) engaging in the business with respect to the Excluded TBS Products; it being agreed that, in each of the foregoing cases (w), (x) and (y), if Purchasers desire to sell such brake parts to TBS or any such other Knorr JV on competitive terms, then AlliedSignal will cause TBS or such other Knorr JV to use its good faith efforts to purchase such brake parts from Purchasers;

               (vi) Sellers, any of their Affiliates or any such joint venture from designing and/or developing integrated vehicle safety systems that may interface with products of the type manufactured and sold by the Business (but not including any development work on such products (or parts thereof) or other products performing such function);

               (vii) Sellers or any of their Affiliates from managing, operating and/or disposing of any of the Excluded OES Assets, including, without limitation, liquidation of the inventory constituting Excluded OES Assets; and

               (viii) Sellers from owning any and all of the Section 2.3 Transferred Entities during the one year period set forth in
          Section 2.3(b) and, if Sellers have not transferred to Purchasers ownership of any such Section 2.3 Transferred Entity prior to the expiration of such period, the ownership of such Section 2.3 Transferred Entity and the operation of the Business of such
          Section 2.3 Transferred Entity thereafter;

    provided, further, that the prohibitions in this Section 14.1(a) shall cease to apply (effective as of the time of such transfer) to any businesses or operations of Sellers or any of their Subsidiaries which are transferred to any third party (other than to a Subsidiary or Affiliate or any such joint venture of any Sellers) after the date hereof or to any Subsidiaries of Sellers the stock of which is transferred to any third party (other than to a Subsidiary or Affiliate or any such joint venture of any Seller) after the date hereof. Notwithstanding the foregoing, this Section 14.1 does not and shall not obligate Sellers to take any action with respect to, and this Section 14.1 does not and shall not apply to, any Knorr JV which (at the time of the relevant activity referred to above in this Section 14.1) is not an Affiliate of AlliedSignal.

          (b)  No-Raid Covenant.     For a period of three years following
     the Exchange Date, (i) without the prior approval of Purchaser Parent, no Seller (nor any of its Affiliates) shall solicit or induce (or initiate discussions relating to future employment with), any salaried employee or person employed by any Purchaser or Transferred Entity, as the case may be, in a management position in the Business on the date of such solicitation or inducement or the initiation of such discussions to accept employment with Sellers or any Affiliate thereof and (ii) without the prior approval of AlliedSignal, no Purchaser (nor any of its Affiliates) shall solicit or induce (or initiate discussions relating to future employment with), any salaried employee or person employed by any Seller, in a management position in Sellers' friction material business on the date of such solicitation or inducement or the initiation of such discussions to accept employment with any Purchaser or any Affiliate thereof, except in the case of clauses (i) and (ii) for persons whose employment is solicited or procured through newspaper ads or through the services of executive search firms engaged in a broad-based search (and not engaged for the purpose of circumventing this Section 14.1(b)).

     14.2 Tax Matters.

          (a)  As to Transferred Assets.

               (i) Subject to the provisions of Section 14.2(c), all Taxes related to the Business which are accrued or accruable with respect to events or conditions occurring prior to the close of business on the Closing Date shall be borne by Sellers (regardless of whether assessed against any Purchasers as transferees or successors). For this purpose, the Closing Date shall be treated as the last day of a taxable period, whether or not the taxable period in fact ends on such date.

          (b)  As to Transferred Entities.  With respect to the Transferred
     Entities:

               (i)  Current Taxes.     The applicable Transferred Entity
          has timely filed, or will timely file, all Tax Returns required to be filed for all taxable periods ending on or before the Closing Date and the applicable Transferred Entity has paid or will pay the Taxes shown on such returns, as well as any required Tax deposits with respect to such periods, in full. The applicable Transferred Entity will prepare and timely file all Tax Returns for taxable periods ending on a date after the Closing Date (which may include the Closing Date), in a manner consistent with proper prior practices and the applicable Transferred Entity will pay the Taxes shown on such returns. The applicable Seller will remit to the applicable Transferred Entity an amount equal to the pro-rata portion (as determined in accordance with the provisions of Section 4.2(e)(v)) of the Taxes shown on such returns that would have been payable for a taxable period ending on the close of business on the Closing Date, reduced by any amounts of such Taxes prepaid or deposited by the Transferred Entities prior to the Closing Date or any amounts Sellers have contributed prior to the Closing Date to the Transferred Entities which have been deposited as payment of such Taxes at least five days before the date such payment is due pursuant to written notice of the amount (with supporting documentation) and the due date. To the extent such prepayment or deposit exceeds the amount of Taxes payable by Sellers under this clause (i), such excess will be refunded by the applicable Transferred Entity to Sellers at least five (5) days before the date the Tax payment is due if the Transferred Entity applies such amount to its Tax liability for the year or upon the receipt of the refund if such amount is to be refunded. Except to the extent discussed in the Specified Accounting Principles, any payment by a Seller to an applicable Transferred Entity pursuant to this paragraph shall be adjusted if necessary, and in accordance with the principles set forth in Section 15.5(d), to take into account (i) any Tax liability of the applicable Transferred Entity arising from its receipt of such payment and (ii) the Tax treatment by the applicable Transferred Entity of any payment of Taxes for which it is being reimbursed by a Seller pursuant to this paragraph.

               (ii) Adjustments.     Purchasers shall indemnify and hold
          Sellers harmless against all Taxes for all taxable periods ending after the Closing Date, except to the extent Sellers are responsible for Taxes with respect to taxable periods including and ending after the Closing Date. Sellers shall be entitled to all refunds of Taxes with respect to all taxable periods ending on or before the Closing Date (except as provided below), and Purchasers shall pay over to Sellers such amounts received by Purchasers within ten business days after their receipt thereof. Notwithstanding the preceding sentence, in the event that (i) a Transferred Entity shall record a net operating loss ("NOL") or shall be entitled to any tax credit in or for any period after the Closing Date, (ii) such NOL or tax credit may be carried back under applicable law by the Transferred Entity to a taxable period that ended on or before the Closing Date, and (iii) the carry-back of such NOL or tax credit results in a refund to the Transferred Entity for a taxable period that ended on or before the Closing Date, the Transferred Entity shall be entitled to retain such refund.

               (iii) Termination of Prior Tax Sharing Agreements. Effective on the Closing Date, all tax sharing agreements, whether or not written, to which the Sellers and the Transferred Entities are parties shall be terminated without further obligations on the part of any party thereto (other than the obtaining of any consent of a Transferred Entity to such termination as may be required under applicable law, which consent the Sellers shall cause to be executed and delivered) and the provisions of this Agreement shall govern the rights and obligations of the Sellers and Transferred Entities to make or receive payments or refunds of Taxes. Sellers shall execute (and shall cause the Transferred Entities to execute) any documents that may be reasonably required to evidence agreement with this
          Section 14.2(b)(iii).

               (iv) Cooperation and Exchange of Information.     Sellers
          and Purchasers shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. Notwithstanding the foregoing, neither party shall be required to prepare any documents, or determine any information not then in its possession, in response to a request under this Section. Except as otherwise provided in this Agreement, the party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party will retain all returns, schedules and workpapers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement. Any information obtained under this Section shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding. The Transferred Entities shall at their own cost and expense fully and accurately complete and submit any tax data packages required by Sellers within the time periods established by the Tax Department of AlliedSignal consistent with past practices, subject to Sellers' reimbursement of the Transferred Entities' reasonable out-of-pocket costs and reasonable costs (excluding wages and salaries) of making employees available for such purpose, upon Sellers' receipt of reasonable documentation of such costs.

               (v)  Filing Procedures.     With respect to any Taxes for
          which the Transferred Entities bear continuing responsibility pursuant to the provisions of this Agreement, Purchasers will cause the Transferred Entities to consult with the Tax Department of AlliedSignal concerning the position taken and conduct adopted by the Transferred Entity on any material issue and will conduct audits or proceedings in a reasonable and diligent fashion; provided, however, that the Transferred Entities shall make final decisions with respect to all aspects of such audits and proceedings.

               (vi) The applicable Seller, at the option of the applicable Purchaser, shall join with the applicable Purchaser in timely making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the applicable Transferred Entity hereunder.

          (c) Sellers and Purchasers shall each pay one-half of all sales, use, registration, non-recoverable value-added, transfer, documentary, stamp, reporting or recording Taxes or fees (collectively, "Transfer Taxes"), including interest and penalties thereon imposed as a result of failure to properly and timely file Transfer Tax returns or documents or pay to the relevant tax authority any such Transfer
     Taxes, to the extent such Transfer Taxes are imposed or incurred by reason of the transfer of either any Assets or the shares of a Transferred Entity by Sellers to Purchasers or Transferred Entities hereunder, provided that neither party to such a transfer shall be required to share in any interest or penalties to the extent that any failure to properly and timely file Transfer Tax returns or documents or pay Transfer Taxes was due to the other party's negligence or willful neglect. The non-assessed party shall pay to the assessed party its 50 percent share of Transfer Taxes within 10 days of receipt of written demand from the assessed party accompanied by reasonably appropriate documentation. The applicable parties shall file or deliver applications or other required documentation to or with each other and the relevant state, local and foreign tax authorities to obtain the benefit of any applicable exemptions from Transfer Taxes in connection with the transfer of any Assets to Purchasers hereunder.
     For purposes of this paragraph (c), Transfer Taxes shall be deemed not to include customs duties or any recapture of tax incentives or abatements, but shall be deemed to include INVIM in Italy and IMSIV in Spain, and interest on delayed recovery of value-added taxes, computed assuming a six month computation period and an interest rate of 7 percent per annum; INVIM, IMSIV and such interest are to be computed on a net after tax basis assuming a 40 percent income tax rate.

     14.3 Further Assurances.     From time to time after the Closing,
without further consideration, the parties shall cooperate with each other and shall execute and deliver instruments of transfer or assignment or assumption, or such other documents to the other party as such other party reasonably may request to evidence or perfect Purchasers' right, title and interest to the Assets or to more effectively relieve Sellers of any liabilities or obligations to be assumed by Purchasers hereunder, and otherwise carry out the transactions contemplated by this Agreement.

     14.4 Reports; Access to Books and Records.     After the Closing,
Purchasers shall permit Sellers to have reasonable access to and the right to make copies of such of Purchasers' or the Transferred Entities' books, records and files as constitute part of, or relate to, the Assets or the Business for any reasonable purpose of Sellers, such as for use in litigation, financial reporting, workers' compensation matters and other matters for which Sellers have responsibility pursuant to Article 5, tax return preparation, or tax compliance matters. In addition, Purchasers shall make available to Sellers, upon Sellers' reasonable request, personnel of Purchasers or the Transferred Entities who are familiar with any such matter requested. Purchasers agree to preserve and keep all of the books, records and files of the Business for a period of not less than five (5) years after the Exchange Date, or for any longer period as may be required for financial or tax purposes (i) by any government agency, (ii) by any law, rule or regulation or (iii) in connection with any ongoing litigation, suit or proceeding. Prior to disposing of any such information, Purchasers shall afford Sellers a reasonable opportunity to segregate, remove or copy such books, records and files as Sellers may select. Sellers shall also permit Purchasers reasonable access to Sellers' corporate books and records pertaining to the Business for any reasonable purpose of Purchasers, such as for use in litigation, tax return preparation and for compliance matters. Purchasers shall also make available to Sellers copies of the following to the extent related to an Excluded Liability: (i) process, material, test, manufacturing and quality specifications, and (ii) sales information reflecting volume, customers, yearly totals and similar information.

     14.5 Cooperation in Litigation.     Purchasers and Sellers shall
cooperate with each other at the requesting party's expense in the prosecution or defense of any litigation or other

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

proceeding arising from their respective operation of the Business or for which they are responsible under this Agreement and involving one or more third parties.

     14.6 Names and Marks.     Purchasers acknowledge and agree that they
do not by virtue of any of the transactions contemplated by this Agreement or otherwise, except the Trademark Agreement and the Aftermarket Agreements, obtain any of Sellers' rights to any names, marks, trade names or trademarks incorporating "Bendix" or "AlliedSignal" or any derivation therefrom or any corporate symbols or logos incorporating "Bendix" or "AlliedSignal" either alone or in combinations or any goodwill represented thereby and pertaining thereto, all of which shall remain the sole property of Sellers.

     14.7 Industrial Revenue Bonds.     Purchasers agree to perform and
satisfy all obligations on the part of Sellers to be performed thereunder, excluding all payment obligations, which shall be performed by Sellers at no cost to Purchasers or any Transferred Entity, under the industrial revenue bonds listed in Schedule 14.7 (the "Industrial Revenue Bonds").
The applicable Sellers represent and warrant that they have performed and satisfied all obligations required to be performed under all of their agreements relating to the Industrial Revenue Bonds up to and including the Exchange Date and that the transactions contemplated by this Agreement will not result in a determination of taxability with respect to the Industrial Revenue Bonds, and Sellers agree to indemnify Purchasers for any breach of this representation and warranty and for any loss resulting to Purchasers as a result of Sellers' failure so to perform and satisfy such obligations. If as a result of Purchasers' or the Transferred Entities failure to perform the above stated obligations after the Exchange Date the interest on the Industrial Revenue Bonds becomes subject to federal income tax, or Sellers shall suffer any other loss related to such failure by Purchasers or the Transferred Entities, the applicable Purchaser shall indemnify the applicable Seller for losses it may suffer by reason of such event; provided, however, that (a) the applicable Purchaser must be provided the opportunity, upon reasonable notice, to participate in any action or proceeding that may result in a determination of taxability or loss to the applicable Seller, and (b) the applicable Seller shall take all reasonable action necessary to mitigate such losses.

     14.8 Transturk Contingent Payment.     If the Transturk Contingent
Payment is not settled and paid prior to the Closing, Purchasers shall provide Sellers with such cooperation as Sellers may reasonably request in satisfying their liabilities and obligations in respect of the Transturk Contingent Payment, including without limitation, reasonable access for such purpose to the books, records and personnel of the Business in Turkey, and in complying with the first paragraph of Section III of the Usufruct Agreement. Purchasers shall perform, on behalf of Sellers, Section II, the second and third paragraphs of Section III and Section V of the Usufruct Agreement. Nothing in this Section shall limit Sellers' obligation to indemnify Purchasers in connection with the Usufruct Agreement.

     14.9 Continued Supply of Friction Materials.     From and after the
Exchange Date, Sellers shall perform their obligations under all purchase orders previously issued by the Business and existing as of the Exchange Date for the supply of "Friction Parts" (as defined below) to the Business. To the extent requested by Purchasers, Sellers further agree to accept future purchase orders on commercially reasonable terms mutually acceptable to both parties as necessary to

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

enable Purchasers to fulfill the obligations of the Business existing as of the Exchange Date to its OEM and OES customers. As used herein, "Friction Parts" shall mean brake pads and linings, brake pad backing plates and brake shoes and webs for use in hydraulic braking systems.

     14.10     Performance of Obligations.     The applicable Purchasers
shall, and shall cause the applicable Transferred Entities to, perform and fulfill all obligations and commitments of the Business existing as of the Closing Date or thereafter incurred, all in accordance with this Agreement.

     14.11     ABS Shutdown.

          (a) At the Closing, Purchaser Parent shall reimburse Sellers for the amount of all supplier settlements paid by Sellers after the date of the Initial Balance Sheet and prior to the Exchange Date as a result of discontinuing the Anti-lock Braking Systems business that is included in the Business (the "ABS Shutdown"), up to a maximum reimbursement of $29,000,000 (such reimbursement, the "ABS Reimbursement"). Payment of the ABS Reimbursement shall be made at the Closing by a wire transfer of immediately available funds in U.S. currency to a bank account to be designated in writing by AlliedSignal (and accompanied by a certificate of the Chief Financial Officer of AlliedSignal stating the total amount of the ABS Reimbursement and the breakdown of the payment) not less than two (2) Business Days prior to the Exchange Date.

          (b) Following the Closing, Sellers shall indemnify and hold harmless Purchasers and their Affiliates from and against the amount of all supplier settlements paid by Purchasers or any of their Affiliates after the Exchange Date as a result of the ABS Shutdown, if and to the extent that the sum of (i) the amount of such settlements, plus (ii) the amount of the ABS Reimbursement, exceeds $29,000,000. Sellers shall pay any such excess as and when it is incurred, upon notice from Purchasers together with such supporting documentation as Sellers may reasonably request, by wire transfer of United States dollars to an account designated by Purchasers. Purchasers shall keep Sellers apprised of any settlement discussions between Purchasers and any such supplier after the Exchange Date and, upon Sellers' reasonable request (unless objected to by the applicable supplier), shall permit Sellers to participate in such settlement discussions. Purchasers shall conduct any such settlement discussions in good faith, but shall not be required to obtain Sellers' consent to any such settlement. The indemnification provided for in this Section 14.11(b) shall not be subject to, or otherwise affect, the indemnification provided for in Article 15.

          (c)  If the sum of (i) the amount of the ABS Reimbursement and
     (ii) the aggregate amount of all other supplier settlements resulting from the ABS Shutdown is less than $29,000,000, then Purchasers shall pay to Sellers an amount in cash equal to the difference between
     (i) $29,000,000 and (ii) the aggregate amount of such settlements. Purchasers shall pay such amount, if any, within five (5) Business Days after the parties reasonably agree (which agreement shall not be unreasonably withheld) that all supplier

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

     claims in connection with the ABS Shutdown have been settled and paid. Such payment shall be made to the bank account designated by Sellers in Section 14.11(a) above.

          (d) Prior to the Exchange Date, either (i) AlliedSignal and the other party to the Requirements Agreement, dated as of October 1, 1988, previously delivered to Purchasers (the "ABS Agreement") shall terminate such agreement effective on or prior to the Closing Date (and without any liability or obligation thereunder by Purchasers after the Closing) or (ii) if the ABS Agreement is not terminated on or prior to the Closing Date, the ABS Agreement will be an Excluded Asset and an Excluded Liability. Prior to the Exchange Date, AlliedSignal shall use reasonable efforts to obtain service part commitments from suppliers to the Anti-lock Braking Systems business that is included in the Business (and, in particular, from the other party to the ABS Agreement).

     14.12     Confidential Information.

          (a) For a period of five years from the Exchange Date, Sellers and any corporation, partnership or trust controlled, directly or indirectly, by Sellers shall maintain the confidentiality of, and shall not use for the benefit of itself or others, any confidential information concerning the Business or Assets, including without limitation any information provided pursuant to Section 8.2 (the "Confidential Information"); provided, however, that this paragraph (a) shall not restrict (i) disclosure by Sellers of any Confidential Information required by applicable statute, rule or regulation or any court of competent jurisdiction, provided that Purchasers are given notice and an adequate opportunity to contest such disclosure, (ii) any disclosure on a confidential basis to Sellers' attorneys, accountants, lenders and investment bankers,
     (iii) any disclosure of information (x) which is available publicly as of the date of this Agreement, (y) which, after the date of this Agreement, becomes available publicly through no fault of the disclosing party, (z) which is disclosed to Sellers by another Person who acquired it from a third party without an obligation of confidentiality to Purchasers or Sellers or (zz) which is independently developed by an employee of Sellers who had no access to such information, (iv) Sellers' use of such information to protect or enforce their rights under this Agreement, in connection with tax or other regulatory filings or their use of such information to protect their rights against any third party, and (v) Sellers' and their Affiliates' use of such information in the conduct of their own businesses if and to the extent not prohibited by Section 14.1.

          (b) Any and all information disclosed by Purchasers to Sellers or by Sellers to Purchasers as a result of the negotiations leading to the execution of this Agreement, or in furtherance thereof, which information was not already known to Sellers or to Purchasers, as the case may be, shall for a period of five years remain confidential to Sellers and Purchasers and their respective employees and agents; provided, however, that this paragraph (b) shall not restrict
     (i) disclosure of any such information required by applicable statute, rule or regulation or any court of competent jurisdiction, provided that the non-disclosing party is given notice and an adequate opportunity to contest such disclosure, (ii) any disclosure on a confidential basis to the parties' attorneys, accountants, lenders and investment bankers, (iii) any disclosure of information
     (x) which is available publicly as of the date of this Agreement,
     (y) which, after the date hereof, becomes available publicly through no fault of the disclosing party or any Person controlled directly or indirectly by the disclosing party, (z) which is disclosed to the disclosing party by another Person who acquired it from a third party without an obligation of confidentiality to Purchasers or Sellers, as the case may be, or (zz) which is independently developed by an employee of the disclosing party who had no access to such information, (iv) the use of such information to protect such party's rights under this Agreement or in connection with tax or other regulatory filings or such party's use of such information to protect its rights against any third party and (v) the use by Purchasers and their Affiliates of any such information in the operation of their businesses after the Exchange Date.

     14.13     Real Property Deeds.     In the event a Qualifying Title
Insurance Policy shall be issued in respect of any Real Property located in the United States or Mexico for which a warranty type deed (or other transfer document with warranty, with respect to Mexico) shall have been delivered at the Closing, if and to the extent such warranty is covered by a Qualifying Title Insurance Policy, Purchasers may thereafter not enforce such warranty set forth therein or relating thereto; and with respect to real property located in the United States, upon the request of Sellers, Purchasers shall execute and delivery to Sellers a corrective-type deed for the Real Property (prepared by Sellers and reasonably acceptable to Purchasers), which corrective type deed shall otherwise be of the type set forth in Section 12(b) and shall recite that it is being delivered specifically to delete those warranties included in the deed delivered at the Closing that are covered by a Qualifying Title Insurance Policy. Sellers shall bear all costs to record such corrective type deed.

     14.14     Certain Licenses.

          (a) To the extent that Sellers own or are licensed to use any patents which relate to the Business but which are not included in the Intellectual Property, Sellers grant to the Purchasers, effective as of the Exchange Date, a royalty-free, worldwide, exclusive license (subject to any existing third party licenses) to use such patent or patents in the hydraulic brake business, and the right to sublicense such license to others (subject to any existing third party licenses), for a term equal to the life of the applicable patent or patents.

          (b) To the extent that any of the Intellectual Property relates to Sellers' friction business, Purchasers grant to the Sellers, effective as of the Exchange Date, a royalty-free, worldwide, non-exclusive license (subject to any existing third party licenses) to use such patent or patents solely in Sellers' friction business, and the right to sublicense such license to others (subject to any existing third party licenses), for a term equal to the life of the applicable patent or patents.

     14.15     Certain Receivables.      From and after the Exchange Date,
at Sellers' request and if not prohibited by applicable law, Purchasers shall act as Sellers' agent for the collection of certain trade accounts receivable and notes receivable arising from the Business and sold by Sellers prior to the Closing. Purchasers shall provide such services for a fee, and on such commercial terms, as are standard for services of this type, including without limitation, the prompt remittance to Sellers of any payments received; provided, however, that Purchasers shall in no event be required to institute or pursue legal proceedings against any customers in connection with such collection efforts.

     15.  INDEMNIFICATION.

     15.1 Indemnification by Sellers.     Subject to Sections 15.4 and
15.6, Sellers shall, jointly and severally, indemnify and hold harmless Purchasers and their directors, officers, employees, agents, consultants, representatives, Affiliates, successors by operation of law and permitted assigns from and against and in respect of, any and all claims, liabilities, obligations, losses, costs, out of pocket expenses (including without limitation, reasonable legal, accounting and similar expenses), fines (civil or criminal), deficiencies, assessments, charges, penalties, allegations, demands, damages (excluding consequential damages, including without limitation, lost profits), civil and criminal violations of law, settlements and judgments of any kind or nature whatsoever (individually a "Loss" and collectively "Losses"), which any of them may incur arising out of any one or more of the following:

          (a) any breach of any covenant or agreement on the part of Sellers in this Agreement or any instrument, agreement, certificate or similar document required to be delivered pursuant to this Agreement (other than the Commercial Agreements);

          (b) any breach of any representation or warranty on the part of Sellers in this Agreement;

          (c)  any of the Excluded Liabilities; and

          (d) the operation of the Excluded Businesses and the ownership or use of the Excluded Assets after the Closing Date.

Notwithstanding the foregoing, Purchasers may not make any claim hereunder for punitive damages, except Purchasers may make a claim under this Agreement for punitive damages constituting Losses payable by Purchasers for a third party claim where such third party has been awarded specific punitive damages in respect to such claim.

     15.2 Indemnification by Purchasers. Subject to Sections 15.4 and 15.6, Purchasers shall jointly and severally, indemnify and hold harmless Sellers and their directors, officers, employees, agents, consultants, representatives, affiliates, successors by operation of law and permitted assigns from and against and in respect of, any and all Losses which any of them may incur arising out of any one or more of the following:

          (a) any breach of any covenant or agreement on the part of Purchasers in this Agreement or any instrument, agreement, certificate or similar document required to be delivered pursuant to this Agreement (other than the Commercial Agreements);

          (b) any breach of any representation or warranty on the part of Purchasers in this Agreement;

          (c)  any Assumed Liability; and

          (d) except for Excluded Liabilities and any Losses for which Sellers have an obligation to indemnify pursuant to Section 15.1 or 15.6, the operation of the Business and the ownership or use of the Assets after the Closing Date.

Notwithstanding the foregoing, Sellers may not make any claim hereunder for punitive damages, except Sellers may make a claim under this Agreement for punitive damages constituting Losses payable by Sellers for a third party claim where such third party has been awarded specific punitive damages in respect to such claim.

     15.3 Survival.     The parties agree that, regardless of any
investigation made at any time by the parties, the representations and warranties made by Sellers in this Agreement or in any Schedule (and all related indemnity obligations) shall terminate, and be of no further force and effect until, and no claims with respect thereto may be made by Purchasers after the date which is the last day of the thirtieth month after the Exchange Date; provided, however, that, notwithstanding the foregoing, (a) claims for indemnification with respect to any breach of the representations and warranties set forth in Section 6.12 (Environmental Conditions), or of any covenant or agreement on the part of Seller in this Agreement relating to Environmental Claims, shall survive until the fifth anniversary of the Closing Date and (b) claims for indemnification relating to Losses referred to in the following clauses (i)-(v) ("Unlimited Claims") shall survive to the expiration of the applicable statute of limitations: (i) any Excluded Liability, (ii) any breach of the representations and warranties set forth in Section 6.21 (Taxes), or of any covenant or agreement on the part of the Sellers in this Agreement relating to Taxes, (iii) any liability to the extent arising out of a defect in the title to any Assets which are not Real Property, (iv) any liability to the extent arising out of a breach of the representations set forth in Section 6.6(a)(ii), (iii), (iv), (v) and (vi) (defects in title to Real Property); provided, however, that (A) any representation of Sellers set forth in
Section 6.6(a)(iii) and (iv) and relating to a particular Real Property shall terminate when a Qualifying Title Insurance Policy shall have been issued (whether at or after Closing) with respect to such Real Property, except that if and to the extent such Qualifying Title Insurance Policy contains any exception that is not a Permitted Lien (a "Non-Conforming Exception"), this proviso shall not apply and Sellers shall continue to be responsible for such Non-Conforming Exceptions, and if and to the extent such Qualifying Title Insurance Policy does not contain a Requested Endorsement, this proviso shall not apply to the extent of any coverage which would have been provided by such Requested Endorsement, (B) any representation of Sellers set forth in Section 6.6(a)(iii) and relating to a particular Real Property located outside the United States shall terminate when such Real Property is conveyed to Purchaser through a deed or other instrument prepared or filed by a notary (notaire) or equivalent official responsible for verifying title in the relevant jurisdiction and
(C) any representations of Sellers set forth in 6.6(a)(v) and relating to a Real Property shall terminate if and to the extent that a loss suffered as a result of a breach of such representation is covered by such Qualifying Title Insurance Policy, and (v) any criminal penalty, in each case, for which Sellers are responsible pursuant to this Agreement. Further, if any claim for indemnification hereunder in respect of any inaccuracy or breach of any representation or warranty, which has been previously asserted by either party to this Agreement pursuant to a notice of claim in accordance with Section 15.5 below, is still pending at the expiration of the applicable survival period, such claim shall continue to be subject to the indemnification provisions of this Agreement.

     15.4 Limitations on Indemnity.     Notwithstanding anything to the
contrary contained in this Agreement:

          (a) Sellers shall have no liability or obligation to Purchasers with respect to a claim made pursuant to Section 15.1(a) or 15.1(b) above except to the extent that aggregate Non-Excluded Losses (as defined below) exceed $5,000,000 (the "Threshold"), and if aggregate Non-Excluded Losses exceed the Threshold, the aggregate liability of all Sellers for such Non-Excluded Losses shall remain limited to such Non-Excluded Losses that are in excess of the Threshold; provided, however, that (x) Unlimited Claims shall not be subject to such limitation as to amount, (y) claims for a breach of the representation and warranty set forth in Section 6.12 shall be governed by the provisions of Section 15.4(b) rather than by this Section 15.4(a) and
     (z) claims for a breach for the representation and warranty set forth in Section 6.22 shall be governed by the provisions of Section 15.4(c) rather than by this Section 15.4(a). "Non-Excluded Losses" shall mean all Losses incurred by Purchasers in connection with claims made pursuant to Section 15.1(a) or 15.1(b) other than (i) Excluded Losses (as defined below) and (ii) Losses relating to a claim for a breach of any representation or warranty set forth in Section 6.12 or 6.22. "Excluded Loss" shall mean any Loss in the amount of $100,000 or less.

          (b) Sellers shall have no liability or obligation to Purchasers with respect to a claim made pursuant to Section 15.1(b) above with respect to a breach of the representation and warranty set forth in
     Section 6.12, except to the extent that the Loss with respect to the claim or claims exceeds the $500,000 and $1,000,000 amounts set forth in Section 6.12.

          (c) Sellers shall have no liability or obligation to Purchasers with respect to a claim made pursuant to Section 15.1(b) above with respect to a breach of the representation and warranty set forth in
     Section 6.22 except to the extent that aggregate Non-Excluded 6.22 Losses (as defined below) exceed $250,000 (the "6.22 Threshold"), and if aggregate Non-Excluded 6.22 Losses exceed the 6.22 Threshold, the aggregate liability of all Sellers for such Non-Excluded 6.22 Losses shall remain limited to such Non-Excluded 6.22 Losses that are in excess of the 6.22 Threshold. "Non-Excluded 6.22 Losses" shall mean all Losses incurred by Purchasers in connection with claims made pursuant to Section 15.1(b) with respect to a breach of the representation and warranty set forth in Section 6.22 other than any such Loss that is $5,000 or less.

          (d) In no event shall the aggregate liability of all Sellers with respect to all claims made pursuant to Section 15.1(a) and 15.1(b) exceed $500,000,000; provided, however, that Unlimited Claims shall not be subject to such limitation as to amount.

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

          (e) Sellers shall have no liability or obligation to Purchasers for any Loss to the extent the liability attributable to such Loss is reflected or reserved (but only to the extent so reflected or reserved) for on the Closing Balance Sheet as finally determined pursuant to Section 3.2 (and such Loss shall not count toward the Threshold, the thresholds set forth in Section 15.4(b) or the 6.22 Threshold).

          (f) Any amounts payable by Sellers pursuant to Section 15.1 shall be reduced by (i) any related insurance recoveries received by Purchasers net of any costs incurred for such recovery and any retrospective rate increase, and (ii) any payments from third parties who are not Affiliates of the indemnified party.

          (g) The determination of the amount of any Losses arising out of the breach of more than one representation or warranty shall be determined without duplication or double counting of the same Loss.

          (h) Upon payment of any amount pursuant to any claim for indemnification hereunder, the Indemnifying Party (as defined in Section 15.5(a)) shall be subrogated, to the extent of such payment, to all of the Indemnified Party's (as defined in Section 15.5(a)) rights of recovery against any third party with respect to the matters to which such claim relates.

          (i) The sole and exclusive remedy of Purchasers for breach of Sellers' representation and warranty set forth in Section 6.24 shall be as expressly provided in Section 15.6, and Sections 15.1 and 15.5 shall not be applicable thereto.

          (j) No claim may be made by Purchasers for breach of the representation and warranty in Section 6.26 [No Undisclosed Liabilities] in respect of the following, as to each of which the parties have agreed that their rights and obligations are governed solely by certain provisions of this Agreement other than Section 6.26: (i) liabilities and obligations under Contracts and Permits,
     (ii) liabilities arising from or relating to Recalls or Service Actions, and (iii) Environmental Claims (or any other liabilities relating to a violation of any Environmental Law or to Hazardous Materials). In addition, no claim may be made by Purchasers for breach of the representation and warranty in Section 6.26 in respect of any liability of which Sellers have no Knowledge if the failure to disclose such liability would constitute a breach of a Knowledge representation and warranty (i.e. a representation and warranty that is qualified as being to the Knowledge (or similar wording) of Sellers) if Sellers did have Knowledge of such liability.

          (k) Notwithstanding anything herein to the contrary, Sellers' obligations with respect to the Excluded Liabilities in Section 4.2(o) shall be subject to the limitations set forth in Sections 15.4(a) (without reference to proviso (x)) and (d), and to the thirty month survival period set forth in Section 15.3.

     15.5 Indemnification Procedure.

          (a) Any party making a claim for indemnification hereunder (an "Indemnified Party") shall notify the indemnifying party (an "Indemnifying Party") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts which may give rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof, provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnifying Party.

          (b) If such claim relates to any action, suit, proceeding or demand instituted against the Indemnified Party by a third party (a "Third Party Claim"), upon receipt of such notice from the Indemnified Party the Indemnifying Party shall be entitled to participate in or assume the defense of such Third Party Claim. In the case of such an assumption, (i) the Indemnifying Party shall have the sole power to direct and control such defense with counsel of its choice (including, without limitation, the authority to negotiate, compromise and settle such Third Party Claim), subject to the provisions of Section 15.5(c), and (ii) the Indemnified Party shall retain the right to employ its own counsel and to participate in the defense of such Third Party Claim, but the Indemnified Party shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. In addition, the Indemnified Party shall meet with the Indemnifying Party from time to time to discuss the Third Party Claim and otherwise provide reasonable cooperation to the Indemnifying Party in connection with the defense of such Third Party Claim.

          (c)  Notwithstanding the foregoing provisions of this
     Section 15.5, (i) the Indemnifying Party shall be entitled to settle any Third Party Claim without the Indemnified Party's prior written consent only if the Indemnifying Party fully satisfies such third party claim without recourse to the Indemnified Party and such Indemnified Party is released in writing from all liability (including, without limitation, any liability to the Indemnifying Party pursuant to this Article 15) with respect to such Third Party Claim and (ii) the Indemnified Party shall be entitled to settle such Third Party Claim without the Indemnifying Party's prior written consent only if the Indemnified Party fully satisfies such Third Party Claim without recourse to the Indemnifying Party and such Indemnifying Party is released in writing from all liability (including, without limitation, any liability to the Indemnified Party pursuant to this
     Article 15) with respect to such settlement and such Third Party Claim, except to the extent provided in the following paragraph (A):

                (A) In connection with a settlement effected by the Indemnified Party pursuant to clause (ii) of this Section 15.5(c), the Indemnified Party may request the Indemnifying Party to participate in such settlement by contributing a specified dollar amount (the "Proposed Participation Amount"), and the Indemnifying Party shall not unreasonably refuse to comply with such request. If the Indemnifying

          Party refuses to contribute the Proposed Participation
          Amount, and the Indemnified Party believes, in good faith, that such refusal was unreasonable, then the Indemnified
          Party may submit to arbitration the following issue:
          whether the Indemnifying Party's refusal to comply was made unreasonably (the "Arbitration Issue"). If the arbitrator decides the Arbitration Issue in the affirmative, the arbitrator shall specify a dollar amount (the "Participation Amount") that is a reasonable amount for the Indemnifying Party to contribute, which amount shall not exceed the Proposed Participation Amount, and the Indemnifying Party shall pay the Participation Amount to the Indemnified Party within five (5) Business Days of the arbitrator's decision. If the arbitrator does not decide the Arbitration Issue in the affirmative, the Indemnifying Party shall have no liability of any kind (including, without limitation, pursuant to this Article 15) to the Indemnified Party with respect to such Third Party Claim.

          (d)  (i)  All payments required to be made pursuant to Sections
     15.1 or 15.2 or 15.6 (the "Indemnity Payments") shall be adjusted, if necessary, in accordance with the following principles to take into account (x) the amount of any Taxes payable by the Indemnified Party attributable to the receipt of Indemnity Payments and (y) the tax treatment of the payment by the Indemnified Party of the Loss.

               (ii) With respect to Losses that are deductible or capitalizable and subject to depreciation or amortization, the Indemnifying Party shall not be required to gross up the Indemnity Payments to take into account the amount of any Taxes payable by such Indemnified Party as a result of the receipt of such payments and the amount of the payment will equal the amount of the Loss.

               (iii) With respect to Losses that are not deductible, depreciable or amortizable as provided in clause (ii) above, the Indemnifying Party shall be required to gross up the Indemnity Payments to take into account the amount of any Taxes payable by such Indemnified Party as a result of the receipt of such payments so that the net after Tax amount received by the Indemnified Party equals the amount of the Loss.

               (iv) In connection with Losses incurred in the United States, if the Indemnifying Party delivers to the Indemnified Party upon payment of the Loss an opinion of an independent nationally recognized tax counsel (which tax counsel shall be reasonably acceptable to such Indemnified Party) that there is substantial authority referred to in Section 6662(d) of the Code and defined in Regulations 1.662-4(d) promulgated thereunder for taking the position that, at the time of the receipt of the Indemnity Payments, such payments did not constitute taxable income to such Indemnified Party (the "Indemnity Tax Opinion"), then for purposes of clause (ii), the Indemnifying Party shall be permitted to reduce the Indemnity Payments to the extent necessary to take into account the Tax benefit attributable to the deduction, depreciation or amortization net of any Tax benefit lost due to a reduction in the amount of depreciation or amortization of a

          Purchaser or a Transferred Entity (due to a reduction or deemed reduction in the purchase price paid and capitalized by a Purchaser or a Transferred Entity) such that after taking into account said net Tax benefit, the Indemnified
          Party has received an amount equal to the Loss, and for purposes of clause (iii), the Indemnifying Party will not be required to gross up the Indemnity Payment. If the Indemnifying Party cannot deliver the Indemnity Tax Opinion upon payment but delivers the Indemnity Tax Opinion within four weeks thereafter, the Indemnified Party shall reimburse to the Indemnifying Party an amount which is equal to the difference between the Loss and the reduced amount or between the Loss and the grossed-up amount, determined in accordance with this clause (iv). For purposes of this clause (iv), all depreciation or amortization is deemed to occur in the year of the Loss.

               (v) If the Indemnifying Party makes payment pursuant to clause (iv) and the IRS or a state tax authority challenges the position of the Indemnified Party that, at the time of the receipt by it of the Indemnity Payments, such payments did not constitute taxable income to it (the "Tax Claim") and there is a Final Determination that, at the time of the receipt by the Indemnified Party of the Indemnity payments, such payments did constitute taxable income to such Indemnified Party, the Indemnifying Party shall pay or reimburse to the Indemnified Party any Tax determined to be due pursuant to the Final Determination, along with any interest or additions to such Tax and any applicable penalties at the time such Tax is due pursuant to clause (ii) or clause (iii) as applicable.

               For purposes of this Section 15.5(d), "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final with respect to the Indemnified Party (i.e., all allowable appeals have been exhausted by either party to the action or the time period within which such appeal may be filed has expired), or (ii) a closing agreement made under
          Section 7121 of the Internal Revenue Code binding in respect of the Indemnified Party, or any other administrative settlement with the IRS or other relevant taxing authority which is binding in respect of the Indemnified Party.

               For purposes of this Section 15.5(d), the indemnification procedure of Section 15.5(a), (b) and (c) shall apply with the following modification: (x) the provisions of Section 15.5(c)(A) shall not apply; (y) if the Indemnifying Party assumes control of the Tax Claim, it shall cooperate in good faith with the Indemnified Party and counsel retained by it pursuant to
          Section 15.5(b) with respect to the Tax Claim; and (z) if the Indemnified Party can ensure that the Tax Claim may be litigated by a refund claim then the Indemnified Party may settle the Tax Claim and shall sue for a refund of the Tax Claim, provided that the Indemnifying Party has paid to the Indemnified Party all Taxes, interest, additions to Tax and penalties, if any, with respect to the Tax Claim prior to payment of

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

          such amounts by the Indemnified Party. The Indemnifying Party may assume control of the refund claim pursuant to Section 15.5(b) and clause (y) above.

               (vi) For purposes of this Section 15.5(d), any gross up or reduction shall be determined by using the highest statutory rate for the relevant jurisdiction, reduced by the Tax benefit arising from an allowable deduction of such income Taxes.

               (vii) Any adjustment pursuant to this Section 15.5(d) shall be given effect without regard to the dollar limitation on any liabilities for any indemnified claims.

               (viii) For purposes of this Article 15, all payments for a Loss shall be made or deemed made to the entity suffering the Loss.

          (e) So long as the Indemnifying Party is defending in good faith any such third party claim, demand, suit, action or proceeding, the Indemnified Party shall at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnifying Party.

     15.6 Special Provisions Regarding Recalls and Service Actions.

          (a) Notwithstanding anything to the contrary contained in this Agreement but subject to the limitations set forth below in this
     Section 15.6(a) and in Section 15.6(b), after the Closing, Sellers and Purchasers shall be responsible for Losses arising out of Recall/Service Actions as follows:

               (i)  with respect to Losses arising out of Known
          Recall/Service Actions paid on or after the Closing Date, Sellers shall be responsible for 80% of such Losses and Purchasers shall be responsible for 20% of such Losses;

               (ii) with respect to Losses arising out of any Unknown Recall/Service Action initiated during the first five years after the Closing Date, (x) Sellers and Purchasers shall each be responsible for 50% of the first $15 million of Losses attributable to such Unknown Recall/Service Action and (y) with respect to any additional Losses attributable to such Unknown Recall/Service Action, Sellers shall be responsible for 70% of such Losses and Purchasers shall be responsible for 30% of such Losses; and

               (iii) with respect to Losses arising out of Unknown Recall/Service Actions initiated after the fifth anniversary of the Closing Date, Purchasers shall be responsible for all such Losses and Sellers shall have no responsibility therefor.

    Notwithstanding the foregoing, (x) Sellers shall have no responsibility of any kind under this Section 15.6 or otherwise for Losses to the extent that such Losses arise out of (A) a

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

    design defect arising (whether due to a new design or design change) after the Closing or (B) a defect in the manufacture or assembly of a product (not attributable to a design defect that existed as of the Closing Date) in a product manufactured or assembled by the Business after the Closing Date and (y) Purchasers shall have no responsibility for any Excluded ABS Liabilities.

          (b)  Except as set forth in the final sentence of
     Section 15.6(a), Sellers shall, jointly and severally, indemnify and hold harmless Purchasers and their directors, officers, employees, agents, consultants, representatives, Affiliates, successors by operation of law and permitted assigns, and Purchasers shall, jointly and severally, indemnify and hold harmless Sellers and their directors, officers, employees, agents, consultants, representatives, Affiliates, successors by operation of law and permitted assigns, in each case from and against and in respect of Losses which any of them may incur arising out of any Known Recall/Service Action or any Unknown/Recall Service Action to the extent of their proportionate liability as set forth in Section 15.6(a) but subject to the following limitations:

               (i) Sellers shall have no liability or obligation to Purchasers for any Loss to the extent the liability attributable to such Loss is reflected or reserved (but only to the extent so reflected or reserved) for on the Closing Balance Sheet as finally determined pursuant to Section 3.2 (and such Loss shall not count toward the $15 million threshold referred to in
          Section 15.6(a)(ii));

               (ii) Any amounts payable by any indemnifying party pursuant to Section 15.6(b) shall be reduced by (A) any related insurance recoveries received by the indemnified parties net of any costs incurred for such recovery and any retrospective rate increase, and (B) any payment received by the indemnified parties from third parties who are not Affiliates of the indemnified party; and

               (iii) Upon payment of any amount pursuant to any claim for indemnification hereunder, the indemnifying party shall be subrogated in the same percentage as liability was allocated pursuant to this Section 15.6, to all of the indemnified party's rights of recovery against any third party with respect to the matters to which such claim relates.

          (c)  Notwithstanding anything to the contrary contained in
     Section 15.5, the procedures set forth below shall be applicable to any claim for indemnification made pursuant to Section 15.6(b).

               (i)  Any party making a claim for indemnification under
          Section 15.6(b) shall notify the indemnifying party of the claim in writing promptly after receiving written notice of any Unknown Recall/Service Action or proposed Unknown Recall/Service Action or otherwise discovering the liability, obligation or facts which may give rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof, provided that the failure to so notify an indemnifying party shall not relieve the indemnifying

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

          party of its obligations hereunder except to the extent such failure shall have actually prejudiced the indemnifying party;

               (ii) Purchasers shall at all times negotiate in good faith with respect to the matter at issue with the Person(s) instituting a Known Recall/Service Action or Unknown
          Recall/Service Action (collectively, "Recall/Service Actions") and shall institute a Recall/Service Action only in good faith;

               (iii) Purchasers shall have the authority to defend, negotiate, compromise and settle (without Sellers' consent) claims made by, or other disputes with, customers but only to the extent such claim or dispute is directly related to a Recall/Service Action involving such customer. Sellers shall have the right to participate in such defense, negotiation, compromise or settlement; provided, however, that Sellers shall not so participate if the customer objects to such participation; and provided, further, that Purchasers shall not advise a customer to object to Sellers' participation or do anything else that is intended to impair Sellers' ability to exercise such right of participation. In any event, Purchasers shall, at Sellers' reasonable request, meet with Sellers and/or their representatives from time to time to discuss any Recall/Service Action and matters related thereto and provide to Sellers all information relating thereto reasonably requested by Sellers and must notify Sellers a reasonable time prior to settling any such action; and

               (iv) Each party shall at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the other parties in connection with any Recall/Service Action.

          (d) Any dispute between the parties arising out of or relating to the interpretation or applicability of any provision of this
     Section 15.6 shall be subject to the arbitration provisions set forth in Section 16.9 if and only if (i) Sellers claim that the amount to be paid to Purchasers pursuant to this Section 15.6 should be reduced because of a specific quantifiable benefit that Purchasers have directly or indirectly received or may in the future directly or indirectly receive from a customer in connection with such settlement or (ii) Sellers reasonably believe that there is no product defect or that Sellers are not responsible for the product defect. The parties agree that Sellers shall bear the burden of proof in any arbitration proceedings commenced pursuant to this Section 15.6(d) and that Sellers shall have reasonable discovery rights with respect to such arbitration proceedings.

     15.7 Special Environmental Provisions.     In the event that
Purchasers make any claim pursuant to Section 15.1(b) with respect to the representation and warranty set forth in Section 6.12 that involves a claim that Sellers are liable for the remediation of soil, groundwater or other contamination or Hazardous Material in, on, or migrating from Real
Property:

          (a) At Sellers' option, Sellers shall be entitled to conduct and control any required remediation and, in such event, Sellers shall cause such remediation to conform to the minimum requirements of applicable Environmental Law (the "Remedial Work"). Sellers shall engage, and shall have the sole right to select, such environmental consultants or other independent professional consultants as they deem necessary to effect any Remedial Work. All costs and expenses of any Remedial Work shall be the responsibility of Sellers, subject to the provisions of Section 15.4.

          (b) Purchasers shall provide access to the Real Property and Facilities in order to investigate the Remedial Work that may be required and to facilitate any Remedial Work by Sellers and their consultants. Sellers shall be entitled to perform such tests on or of the Real Property as are reasonably necessary to effect any Remedial Work, and to review and inspect any report prepared by or for the Purchasers relating to any Remedial Work. Sellers shall use all reasonable efforts to reduce, to the extent possible, any intrusion upon Purchasers' operations attendant to any Remedial Work.

          (c) Purchasers shall promptly notify Sellers of, and transmit to them, copies of any communications from or with any Governmental Authority concerning any alleged violation of any Environmental Law or any alleged environmental liability to a third party for which Purchasers have claimed Sellers are liable. Sellers shall have the right to control any and all communications with any Governmental Authority or third party with respect to any matter as to which Purchasers claim Sellers are liable, and Purchasers shall provide to Sellers all reasonable cooperation in connection therewith, including, upon Sellers' request, copies of their records relating to the alleged liability or violation in question.

     15.8 Exclusive Remedy.

          (a) The sole and exclusive remedy of Purchasers for breach of any representation or warranty made by Sellers, or any breach, nonfulfillment or nonperformance of any covenant to be performed, complied with or fulfilled by Sellers, in this Agreement or any instrument or document furnished to Purchasers by Sellers pursuant to this Agreement (other than the Commercial Agreements), or for any Losses referred to in Section 15.1 or 15.6 hereof, shall be as expressly provided in this Article 15 (or Section 16.2, as applicable).

          (b) If Sellers breach the covenant in Section 14.1, Sellers acknowledge such violation or breach will cause irreparable injury to Purchasers, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, if Sellers breach the covenant in Section 14.1, Purchasers shall be entitled to specific performance, temporary and permanent injunctive relief or such other equitable remedies as may be available from any court of competent jurisdiction without the necessity of proving actual damage. The provisions of Section 16.9 shall not apply to
     Section 14.1.

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

     16.  MISCELLANEOUS.

     16.1 Expenses.     Except as otherwise provided herein, whether or not
the transactions contemplated hereby are consummated, all costs, expenses and disbursements incurred by Sellers and Purchasers in connection with this Agreement and the transactions contemplated hereby shall be borne by them, respectively, and shall not be transferred to the other by reason of the transfer of the Business or the Transferred Entities.

     16.2 Bulk Sales.     Purchasers hereby waive compliance with any
applicable bulk sales law; provided, however, that AlliedSignal and each other Seller hereby agrees jointly and severally to indemnify Purchasers against, and to hold Purchasers harmless from, at all times after the Closing Date, any and all loss, damage or liability, and all expenses (including reasonable legal fees) incurred or arising out of the failure to comply with such bulk sales laws.

     16.3 Assignability.     This Agreement shall not be assignable by any
party without the express written consent of AlliedSignal, in the case of a proposed assignment by any Purchaser, or Purchaser Parent, in the case of a proposed assignment by any Seller; provided, however, that any Seller may assign this Agreement to a Subsidiary (whether newly formed or existing on the date of this Agreement) wholly owned, directly or indirectly, by AlliedSignal and any Purchaser may assign this Agreement to a Subsidiary (whether newly formed or existing on the date of this Agreement) wholly owned, directly or indirectly, by Purchaser Parent, in any case so long all Sellers and all Purchasers shall remain bound under this Agreement.

     16.4 Binding Effect.     This Agreement shall be binding upon, inure
to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto.

     16.5 Notices.     All notices or other communications required or
permitted to be given hereunder shall be (as elected by the party giving such notice): (i) personally delivered against receipt to the party to whom it is to be given with copies to all others listed, or (ii) transmitted by telecopy or (iii) transmitted by postage prepaid certified mail, return receipt requested, or (iv) delivered by a recognized overnight courier service (including Federal Express), or (v) delivered by ordinary mail as follows:

(a)  If to Sellers:

     Chairman and Chief Executive Officer
     AlliedSignal Inc.
     101 Columbia Road
     Morristown, New Jersey 07962
     Telecopy: (201) 455-4002

     with a copy to:

     Senior Vice President, General Counsel and Secretary
     AlliedSignal Inc.
     101 Columbia Road
     Morristown, New Jersey 07962
     Telecopy: (201) 455-4217

(b)  If to Purchasers:

     by mail:                               by courier:
     Robert Bosch GmbH                      Robert Bosch Plats 1
     Postfach 10 60 50                      Gerlingen-Schillerhohe
     70049 Stuttgart                        70839 Stuttgart
     Germany                                Germany
     Attn:  Zentralabteilung Recht          Attn:  Zentralabteilung Recht
     Telecopy:  (49) 711-811-6760

     with a copy to:

     Robert Bosch Corporation
     2800 South 25th Avenue
     Broadview, Illinois  60153
     Attn:  President
     Telecopy:  (708) 865-5964


     All notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally or by telecopy (with issuance by the transmitting machine of confirmation of successful transmission), or (ii) the day of delivery as indicated on the return receipt if delivered by mail return receipt requested, or (iii) one business day after the date of delivery to the overnight courier if sent by overnight courier, or (iv) five business days after the deposit of such notice or communication in the ordinary mail. Any party hereto may change its address for purposes hereof by notice to all other parties.

     16.6 Counterparts.     This Agreement may be executed simultaneously
in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute and be the same instrument.

     16.7 Attachments and Schedules.     All Attachments and Schedules
attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Attachments or Schedules shall be deemed to refer to this entire Agreement, including all Attachments and Schedules. Any item or matter required to be disclosed on a particular Schedule pursuant to this Agreement shall be deemed to have been disclosed if information for such item or matter complying with such disclosure requirements is set forth on another Schedule under this Agreement where it would be reasonably expected that it would appear. Subject to the preceding sentence, any representation or warranty set forth herein that makes reference to a list or other information set forth in an annexed Schedule shall be deemed to be a representation and warranty that such list or other information is true, correct and complete in the context of the specific representation or warranty. Neither the specification of any dollar amount in the representations and warranties set forth in Section 6 or elsewhere herein nor the indemnification provisions of Section 15 nor the inclusion of any Schedule shall be deemed to constitute an admission by Sellers, or otherwise imply, that any such amounts or the items so included are material for purposes of this Agreement.

     16.8 Governing Law.     This Agreement shall in all respects be
interpreted, construed, and governed by and in accordance with the laws of the State of New York, disregarding any conflict of laws provisions which may require the application of the law of another jurisdiction.

     16.9 Arbitration.

          (a) In the event of any dispute between the Purchasers and Sellers arising after the Exchange Date in connection with this Agreement, and subject to the provisions of subsection (b) below, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days of the initiation of such procedure, the dispute shall be settled by arbitration, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, carried out by an arbitration panel composed of three arbitrators, experienced in commercial and business affairs (each an "Arbitrator"). Each party shall nominate in the Request for Arbitration and the Answer thereto respectively one Arbitrator for confirmation by the International Court of Arbitration (the "Court"). Such person shall be independent of the party nominating him. If a party fails to nominate an arbitrator, the Court shall appoint him. The third arbitrator, who will act as Chairman of the Arbitral tribunal, shall be nominated by the two arbitrators nominated by the Parties within twenty (20) calendar days after the Court's confirmation of the first two Arbitrators. The nomination of the third Arbitrator is also subject to confirmation by the Court. Should the first two Arbitrators fail, within said twenty-day period, to reach agreement on the third Arbitrator, the Court shall appoint him. The arbitration proceedings shall take place in New York, New York. The language of the arbitration shall be English.

          (b) The foregoing procedures shall not apply to the determination of the Final Investment pursuant to Section 3.2. Furthermore, none of the parties shall be required to use the foregoing procedures to enforce the provisions of Section 14.1 or
     Section 14.12.

     16.10     Consent to Jurisdiction.     Subject to Section 16.9, each
Purchaser and each Seller hereby submits to the non-exclusive jurisdiction of the courts of general jurisdiction of the State of New York and the federal courts of the United States of America, located in the City of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement and any other agreement, instrument or other document entered into in connection herewith and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or any such other agreement, instrument or other document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement or any such other agreement, instrument or other document may not be enforced in or by such courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Service of process with respect thereto may be made upon any Purchaser or Seller by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address as provided in Section 16.5 hereof, provided that service of process may be accomplished in any other manner permitted by applicable law.

     16.11     Definitions.

     "Affiliate" means, as to any specified Person, any other Person, which, directly, or indirectly controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Assets" means all of the assets, properties and rights relating primarily to the Business or which are used in the conduct of the Business anywhere in the world, and all goodwill associated therewith (except for the Excluded Assets).

     "Budd Agreement" means the Asset Purchase Agreement dated April 1, 1995 between The Budd Company and AlliedSignal.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banks in New York, New York or Stuttgart, Germany are required to or may be closed.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Agreements" means, collectively, the (i) Aftermarket Agreements, (ii) Services Agreement, (iii) Trademark License, (iv) South Bend Lease, and (v) Spanish Supply Agreements.

     "Contracts" means all contracts, agreements, arrangements and/or commitments of Sellers and the Transferred Entities related primarily to the Business.

     "Deadline" means September 1, 1996.

     "E.E.O.C." means the Equal Employment Opportunity Commission.

     "Encumbrance" means, with respect to any Real Property, a mortgage, security interest, lien, lease, sublease, license, judgment, right of way, covenant, easement or other encumbrance (but shall not include any zoning, environmental or other limitations of general applicability by any Governmental Authority).

     "Environmental Claims" means, as to the Assets or the Business, any third party or governmental claim, demand, judgment, or proceeding (including any proceeding for an injunction or other equitable relief) giving rise or which might give rise to any liability under any Environmental Law.

     "Environmental Law" means any federal, state or local statute, regulation, ordinance or common law theory relating to the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.
 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean
Air Act (42 U.S.C. 7401 et seq.), the Toxic Substance Control Act (15 U.S.C. 2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. 136 et seq.), or any environmental or similar law in any jurisdiction other than the United States, in each case as in effect on the date of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Businesses" means the following businesses conducted by AlliedSignal and its Subsidiaries and Affiliates: (a) the friction material business; (b) the independent automotive aftermarket business (other than the portion of such business in Brazil with respect to brake hard parts);
(c) all businesses conducted by Greyco; and (d) all businesses conducted at the Parets Facilities.

     "Facility" means each location at which any of the Sellers or the Transferred Entities conducts the Business (other than the South Bend Facility).

     "Foreign Transfer Agreements" means, collectively, the stock transfer agreements, asset transfer agreements and/or other instruments of conveyance and assumption with respect to the transfer of Assets outside the United States of America (including, without limitation, equity interests in the Newcos and other entities organized in jurisdictions outside the United States); provided, however, that in the case of France (subject to Section 1.2(b)), such agreements will be substantially in the form of Exhibit 16.11.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States on the date hereof.

     "Greyco" means Greyco S.A., a Spanish corporation wholly-owned by AlliedSignal Automotive Espana S.A.

     "Hankuk" means Hankuk Brake Industrial Co., Ltd., a Korean corporation.

     "Hazardous Material" means any substance, material or waste which is regulated by the United States, or any state or local government authority or any national, provincial or local governmental authority other than the United States, which substance, material or waste includes, without limitation, petroleum and its by-products, friable asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

     "Intellectual Property" means all intellectual property relating primarily to the Business (except to the extent included in Excluded Assets) including (i) patents and patent applications, trademarks, tradenames, service marks and applications therefor, copyrights, copyright registrations and applications therefor, if any, including but not limited to, such items set forth on Schedule 6.10 ("Proprietary Rights");
(ii) processes, formulas, computer software and other electronic media, engineering designs, trade secrets, know-how, inventions and discoveries, whether patented, patentable or not, and design, manufacturing, engineering and other technical information (other than Proprietary Rights) that are owned by or licensed to the Business and are used primarily in carrying out the Business as it is being conducted as of the date of this Agreement as currently proposed to be conducted by Sellers and the Transferred Entities;
(iii) Sellers' rights under all agreements (except those which are Excluded Assets), if any, under which rights relating to the foregoing subparagraphs (i) and (ii) were granted to Sellers and the Transferred Entities by a third party, or to a third party by Sellers and the Transferred Entities, including but not limited to those items listed in
Schedule 6.10, together with renewals, modifications and extensions of any of the foregoing; (iv) the goodwill associated with such registered trademarks and such other non-registered trademarks and service marks which have been used by Sellers in connection with the Business; (v) all shop rights of the Business; (vi) any of the foregoing types of Proprietary Rights which derive from the plant production and/or engineering projects, if any, currently being conducted in other facilities of Sellers and the Transferred Entities on behalf of the Business; (vii) tangible documentation of Intellectual Property to the extent relating primarily to the Business; and (viii) all rights as Sellers and the Transferred Entities may have to sue for infringement of or interference with the Intellectual Property.

     "Internal Revenue Code" means the United States of America Internal Revenue Code of 1986, as amended.

     "JKC JV Agreements" means (i) the Joint Venture Agreement dated as of June 4, 1987 among Allied Corporation, a New York corporation, Jidosha Kiki Company Limited, a Japanese corporation, and Bendix-Jidosha Kiki Corporation, a Delaware corporation and (ii) the Joint Venture Agreement dated as of December 9, 1994 among AlliedSignal Automotive Europe S.A., a French corporation, Jidosha Kiki Company Limited, a Japanese corporation, AlliedSignal

Jidosha Kiki Europe S.A., a Spanish corporation and
AlliedSignal Automotive Espana S.A., a Spanish corporation.

     "Knorr JV" means any joint venture now or in the future between AlliedSignal or any of its Affiliates, on the one hand, and Knorr or any of its Affiliates, on the other hand.

     "Knowledge of Sellers" or variants thereof when used to qualify any representation or warranty of Sellers contained in this Agreement or any other document or instrument furnished to Purchasers by Seller pursuant to this Agreement refers to the actual knowledge of the persons employed by Sellers or by the Transferred Entities whose names are set forth on
Schedule 6.34.

     "Known Recall/Service Action" means (i) any Recall or Service Action which has been instituted prior to the Closing (including without limitation those listed on Schedule 6.24) or (ii) any Recall or Service Action instituted after the Closing which arises out of a product manufactured by the Business if Sellers have Knowledge of the underlying facts and circumstances giving rise to such Action on or before the Closing Date.

     "Lease" means any lease, amendment of lease, modification of lease, renewal, or sublease entered into by Sellers (as either the landlord or tenant) and which is used in connection with the operation of the Business.

     "Leased Real Property" means all real property leased on the date hereof by any Seller or Transferred Entity as lessee, that is used primarily in the Business, including any buildings, improvements and structures located thereon and all appurtenances belonging thereto and rights in respect thereof.

     "Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Business or the condition of the Assets taken as a whole, except for (a) changes resulting from general economic, financial or market conditions, and
(b) changes resulting from conditions generally applicable to the braking systems or automotive business.

     "Material Adverse Impact" means, with respect to a Real Property, a matter or thing, the existence of which would or will prevent or impair the use, occupancy, enjoyment or operation of such Real Property by Purchasers (after Closing) for the same uses and operations to which Sellers are, at the date of this Agreement, utilizing such Real Property.

     "Newcos" means the Brazilian Newco, the Italian Newco and the French Newco, collectively; and "Newco" means any one of them.

     "N.L.R.B." means the National Labor Relations Board.

     "OES" means original equipment service.

     "O.F.C.C.P." means Office of Federal Contract Compliance Programs.

     "OSHA" means the Occupational Safety and Health Act and the rules and regulations promulgated thereunder.

     "Owned Real Property" means all real property owned by any Seller or Transferred Entity that is used primarily in the Business, including the land and all buildings, improvements and structures located thereon and all appurtenances belonging thereto and all options to purchase and rights of first refusal, if any, easements, rights of way and other privileges relating to such real property and all rights of Sellers against any prior owner of such real property or other parties relating to such real property; provided, however, that Owned Real Property shall not include any such property with respect to the South Bend Facility (a portion of which is being leased pursuant to the South Bend Lease).

     "Parets Facilities" means the real property (including the land and all buildings, improvements and structures located thereon and all appurtenances belonging thereto) located at Parets, Spain.

     "PCB" means polychlorinated biphenyl.

     "Permits" means all governmental and other permits, licenses, approvals, certificates of inspection, filings, franchises and other authorizations of Sellers and the Transferred Entities relating primarily to the Business.

     "Permitted Liens" means (i) liens for property taxes and assessments or other government charges or levies not yet in default and not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings or liens for any other taxes, assessments or other government charges or levies (ii) liens of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens arising in the ordinary course of business which have been adequately bonded or which are being contested in good faith or as to which the Qualifying Title Insurance Policy shall insure against enforcement or collection, (iii) matters which are set forth on Schedule 16.11,
(iv) zoning, entitlement and other land use and environmental regulations of general applicability by governmental agencies, (v) liens reflecting capitalized leases from the person financing a purchase of equipment so long as the lien is limited to the specific equipment so acquired,
(vi) leases and subleases and other matters expressly disclosed in the schedules annexed hereto or of the type set forth in Section 6.6(d)(iv),
(vii) for Real Property located outside the United States, any Encumbrance which does not have a Material Adverse Impact on such Real Property, and
(viii) any matter caused or created by Purchasers after the Closing.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, trust or other entity or organization.

     "Personal Property" means all fixtures, furnishings, furniture, office equipment and supplies, vehicles, tooling, patterns, dies, jigs, computer hardware, machinery and equipment, and other tangible personal property (other than Inventory) owned or leased by any Seller or Transferred Entity that is used primarily in the Business; provided, however, that in the case of customer owned tooling, Personal Property shall include only the right to use such tooling.

     "Poland Acquisition Agreement" means the Asset Purchase Agreement, dated June 22, 1995, between Fiat Auto Poland, S.A., a Polish company, and AlliedSignal Automotive Poland Sp. z O.O., a Polish company.

     "Proprietary Rights" shall have the meaning ascribed to it in clause (i) of the definition of Intellectual Property.

     "Post-Closing Transfer Agreements" means (i) in the case of the Business in Italy, any such agreements or other instruments other than the management agreement or management lease agreement contemplated by
Section 1.2(e) and the transfer order for the shares of the Italian Newco and (ii) in the case of the Business in France, the contribution agreements with respect to the French Newco and the associated share transfer order.

     "Qualifying Title Insurance Policy" means with respect to any Real Property, a policy of title insurance (i) issued on a current ALTA Owner's policy or such other form of policy selected by Purchasers (and Purchaser shall so select upon request of Sellers) and customarily used in a particular jurisdiction (which shall include, without limitation, Mexico) (which policy shall insure good and marketable title), (ii) in the amount allocated to the Real Property pursuant to Section 3.3(b) (and with such co-insurance and reinsurance, as Purchasers shall reasonably direct (or if Purchasers shall fail to so direct, as is reasonable in the industry, as determined by Sellers)), (iii) insuring title to the Real Property in the name of Purchasers (or such other party as shall be in title to the Real Property), (iv) issued by such title insurance companies as Purchasers shall reasonably direct (which may include First American Title Insurance Company, Chicago Title Insurance Company or Commonwealth Title Insurance Company and shall include Lawyers Title Insurance Company (or with respect to Mexico a title insurance company issuing policies with all required governmental approvals) and if Purchasers shall fail to reasonably direct with respect to the United States, by Lawyers Title Insurance Company and with respect to Mexico, such company satisfying the requirements above and chosen by Sellers), (v) which shall include a waiver of the insurer's right of subrogation if available in a particular jurisdiction (unless Sellers shall waive same) and (vi) which shall include all Requested Endorsements. Any right of Sellers to select or direct as set forth in this definition shall be exercised, with respect to any Real Property, only after the Exchange Date and only if Purchasers have not obtained a Qualifying Title Insurance Policy within ninety (90) days of the Exchange Date.

     "Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

     "RCRA" means Resource Conservation and Recovery Act.

     "Requested Endorsements" means those endorsements selected by Purchasers in advance of Closing (and of which Sellers are notified, in writing), to the extent same are generally available in the jurisdiction in which the Real Property is located and obtainable in connection with the acquisition of commercial Real Property in that jurisdiction (including, without limitation, survey, contiguity, if applicable, perimeter description, mechanics liens endorsement, zoning, provided same are subject to Permitted Liens).

     "Section 2.3 Transferred Entities" means, collectively, the following entities: AlliedSignal Argentina, S.A., AlliedSignal Automotive Poland, Sp.z O.O. and AlliedSignal Braking Systems (Guangdong) Co. Ltd.

     "Servinter Agreement" means the Stock Purchase Agreement dated October 13, 1995 between Servinter Limited, an Irish limited liability company, and AlliedSignal International Finance Corporation, a Delaware corporation.

     "South Bend Facility" means the real property (including the land and all buildings, improvements and structures located thereon and all appurtenances belonging thereto) located at 401 N. Bendix Drive, South Bend, Indiana.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

     "Tax" or "Taxes" means all taxes, assessments and other governmental charges, whether federal, state, local or non-United States (including, without limitation, excise taxes, sales taxes, value added taxes, taxes withheld from employees' salaries and other withholding taxes and obligations and all deposits required to be made with respect thereto), levies, assessments, deficiencies, imposts, customs duties and other duties, environmental-related taxes (including without limitation chlorofluorocarbon taxes), licenses and registration fees and charges of any nature whatsoever, including any interest and penalties thereon or additions thereto, imposed by any government or taxing authority which are levied upon the property, assets, activities, income or franchises of Sellers or the Transferred Entities by virtue of the operations of the Business, the ownership or lease of the Assets, or the transfer of the Business and the Assets to the Purchasers hereunder.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Transferred Assets" shall mean, with respect to each Seller, all Assets as to which such Seller's right, title and interest is held directly by such Seller, including equity interests in the Transferred Entities and the Newcos.

     "Transturk Acquisition Agreement" means the Stock Purchase Agreement, dated October 13, 1995, between Transturk Holding A.S., a Turkish joint stock company, and AlliedSignal International Finance Corporation, a Delaware corporation.

     "TSCA" means the Toxic Substance Control Act.

     "Unknown Recall/Service Action" means any Recall or Service Action which is not a Known Recall/Service Action.

     16.12     Headings.     The headings and subheadings hereof are
inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     16.13     Amendment.     This Agreement may be amended only in a
writing signed by all parties hereto.

     16.14     Entire Agreement.     This Agreement constitutes the entire
agreement of the parties with respect to the subject matter hereof and supersedes all previous agreements, understandings or discussions with respect to the subject matter hereof. Any and all prior arrangements, representations, promises, understandings and conditions in connection with said subject matter and any representations, promises or conditions not expressly incorporated herein or expressly made a part hereof shall not be binding upon any party hereto.

     16.15     Waivers.     Any waiver of rights hereunder must be set
forth in writing signed by the party against whom the waiver is to be effective. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive any party's rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement for any other breach or failure to comply with the terms and conditions of this Agreement.

     16.16     Third Party Rights.     Except as otherwise provided in
Article 15 hereof with respect to the indemnification obligations for the benefit of directors, officers, employees, agents, consultants, representatives and Affiliates, the provisions of this Agreement are for the sole benefit of Purchasers, Sellers and the Transferred Entities and shall not inure to the benefit of any other Person (other than permitted assigns of the parties hereto) either as a third party beneficiary or otherwise.

     16.17     Severability.     If and to the extent that any court of
competent jurisdiction holds any provisions (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of the Agreement.

     16.18     Agency.     All Sellers other than AlliedSignal hereby
appoint AlliedSignal as their agent, and all Purchasers other than Purchaser Parent hereby appoint Purchaser Parent as their agent, for all purposes under this Agreement, including the giving of notices and the conduct of any dispute resolution.

     16.19     Foreign Transfer Agreements.     The parties agree that in
the event of any conflict or inconsistency between the terms of this Agreement and any Foreign Transfer Agreement, the terms of this Agreement shall govern.

     16.20     Agreement by Parents.     On the date hereof each of
AlliedSignal and Purchaser Parent are executing and delivering this Agreement. Prior to the Exchange Date, AlliedSignal shall cause each other Seller to execute and deliver to Purchaser Parent, and Purchaser Parent shall cause each other Purchaser to execute and deliver to AlliedSignal, a counterpart of this Agreement pursuant to Section 16.6 hereof.

     IN WITNESS WHEREOF, the duly authorized officers or representatives of the parties hereto have duly executed this Agreement as of the date first written above.


ROBERT BOSCH GmbH                  ALLIEDSIGNAL INC.


/s/ ppa Bleier   /s/ ppa Berg      /s/ Peter M. Kreindler
- --------------------------------   ------------------------------
Name: Klaus Bleier   Dieter Berg   Name: Peter M. Kreindler
Title: Prokurist                   Title: Senior Vice President, General
                                          Counsel & Secretary

ROBERT BOSCH CORPORATION         ALLIEDSIGNAL TECHNOLOGIES INC.


/s/ Gary M. Saunders             /s/ Jeffrey M. Lipshaw
- -------------------------------  --------------------------------
Name: Gary M. Saunders           Name: Jeffrey M. Lipshaw
Title: Vice President            Title:

ROBERT BOSCH ESPANA              ALLIEDSIGNAL INTERNATIONAL FINANCE
FINANCIACION Y SERVICIOS, S.A.   CORPORATION


/s/ Dieter Berg                  /s/ Jeffrey M. Lipshaw
- -------------------------------  ---------------------------------
Name: Dieter Berg                Name: Jeffrey M. Lipshaw
Title: Attorney-in-Fact          Title:


ROBERT BOSCH (FRANCE) S.A.       ALLIEDSIGNAL AUTOMOTIVE DE MEXICO,
                                 S.A. DE C.V.

/s/ Dieter Berg                  /s/ Jorge Sanchez-Devanny
- -------------------------------  --------------------------------
Name: Dieter Berg                Name: Jorge Sanchez-Devanny
Title: Attorney-in-Fact          Title: Attorney-in-Fact


ROBERT BOSCH LIMITADA            ALLIEDSIGNAL AUTOMOTIVE EUROPE S.A.


/s/ Dieter Berg                  /s/ Jeffrey M. Lipshaw
- -------------------------------  ---------------------------------
Name: Dieter Berg                Name: Jeffrey M. Lipshaw
Title: Attorney-in-Fact          Title:


                                 ALLIEDSIGNAL AFTERMARKET EUROPE, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:

                                 ALLIEDSIGNAL EUROPE SERVICES
                                 TECHNIQUES, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL SYSTEMES DE FREINAGE, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL AUTOMOTIVE PORTUGAL LTDA.


                                 /s/ Jeffrey M. Lipshaw
                                 ----------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL AUTOMOTIVE PORTUGAL LTDA.



                                 /s/ Diane de Saint Victor
                                 ----------------------------------
                                 Name: Diane de Saint Victor
                                 Title:


                                 ALLIEDSIGNAL AUTOMOTIVE ESPANA, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ----------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:

                                 ALLIEDSIGNAL AUTOMOTIVE LTDA.


                                 /s/ Jeffrey M. Lipshaw
                                 ----------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL BREMSSYSTEME GmbH


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:

                                ATTACHMENT A
                                   Sellers
                                -------------



Name of Seller                Type of Legal Entity      Place of Organization
- ---------------------------------------------------------------------------

AlliedSignal Inc.                  Corporation                 Delaware

AlliedSignal                       Corporation                 Arizona
Technologies Inc.

AlliedSignal International         Corporation                 Delaware
Finance Corporation

Paxon Leasing Company, L.P.        Limited Partnership         Delaware

AlliedSignal Automotive            Sociedad Anonima de         Mexico
de Mexico, S.A. de C.V.            Capital Variable

AlliedSignal                       Societe Anonyme             France
Automotive Europe S.A.

AlliedSignal Europe                Societe Anonyme             France
Services Techniques, S.A.

AlliedSignal Systemes              Societe Anonyme             France
de Freinage, S.A.

AlliedSignal                       Societe Anonyme             France
Aftermarket Europe, S.A.

AlliedSignal                       Limitada                    Portugal
Automotive Portugal Ltda.

AlliedSignal                       Sociedad Anonima            Spain
Automotive Espana, S.A.

AlliedSignal                       Sociedad per Azioni         Italy
Automotive Italia, S.p.A.

AlliedSignal Freni, S.p.A.         Societa per Azioni          Italy

AlliedSignal Automotive Ltda.      Limitada                    Brazil

AlliedSignal Bremssysteme GmbH     Gesellschaft mit            Germany
                                   beschrankter Haftung

                               ATTACHMENT B
                                Purchasers
                              --------------

Name of Purchaser              Type of Legal Entity    Place of Organization
- ---------------------------------------------------------------------------

Robert Bosch GmbH               Gesellschaft mit            Germany
                                beschrankter Haftung

Robert Bosch Corporation        Corporation                 Delaware

Robert Bosch Espana             Sociedad Anonima            Spain
Financiacion y
Servicios, S.A.

Robert Bosch (France) S.A.      Societe Anonyme             France

Robert Bosch Limitada           Limitada                    Brazil

                               ATTACHMENT C
                            Minority Interests
                           --------------------

Entity                                 Jurisdiction of Incorporation
- ----------------------------------------------------------------------
Kalyani Brakes, Limited                          India
Hankuk Brake Industrial Co., Ltd.                Korea

                               ATTACHMENT D
                           Transferred Entities
                           ---------------------


  Name of                                                           Where
Transferred             Type of Legal          Place of           Authorized
  Entity                   Entity             Organization          to do
                                                                   Business
- ----------------------------------------------------------------------------

AlliedSignal            Sociedad Anonima        Argentina          Argentina
Argentina, S.A.

AlliedSignal            Corporation             Delaware           Delaware
Jidosha Kiki                                                       Kentucky
Corporation                                                        Tennessee

Bayfield Corporation    Corporation             Delaware           Delaware

AlliedSignal            Spolka z Ograniczena    Poland             Poland
Automotive Poland,      Odpowiedzialnoscia
Sp.z. O. O.

AlliedSignal JKC        Sociedad Anonima        Spain              Spain
Europe S.A.

Transturk Fren          Sanayi ve Ticaret       Turkey             Turkey
Donanim Endustrisi      Anonim Sirketi
Sanayi ve Ticaret
Anonim Sirketi

AlliedSignal            Limited Liability       China              China
Braking Systems         Company
(Guangdong) Co. Ltd.


Newcos, from and after their formation.

                   ADDENDUM TO ASSET PURCHASE AGREEMENT

     ADDENDUM ("Addendum") made as of February 29, 1996 to the Asset Purchase Agreement dated as of February 29, 1996 (the "Asset Purchase Agreement") between AlliedSignal Inc., a Delaware corporation
("AlliedSignal"), Robert Bosch GmbH, a Gesellschaft mit beschrankter Haftung ("Purchaser Parent"), and the other parties thereto.

     AlliedSignal and Purchaser Parent are entering into this Addendum simultaneously with their entry into the Asset Purchase Agreement. Accordingly, this Addendum shall be deemed to be part of the Asset Purchase Agreement and all references in the Asset Purchase Agreement to "this Agreement" (or similar terminology) shall be deemed to refer to the Asset Purchase Agreement after giving effect to the agreements set forth in this Addendum. Without limiting the generality of the foregoing, AlliedSignal shall cause each other Seller to execute and deliver to Purchaser Parent, and Purchaser Parent shall cause each other Purchaser to execute and deliver to AlliedSignal, a counterpart of this Addendum concurrently with such entity's execution and delivery of the Asset Purchase Agreement. All capitalized terms used herein not defined in this Addendum shall have the respective meanings set forth in the Asset Purchase Agreement.

     In consideration of the mutual covenants and agreements contained in the Asset Purchase Agreement and in this Addendum (and notwithstanding anything in the Asset Purchase Agreement to the contrary), Sellers and Purchasers agree as follows:

     1.  Excluded Liability.     The  Excluded Liabilities shall include
any and all liabilities of Sellers or the Transferred Entities for severance payments to any individuals whose employment in the Business is or was terminated by Sellers or the Transferred Entities at any time on or prior to the Closing Date.

     2.  Chrysler Settlement.     In the event that Sellers and Chrysler
Corporation ("Chrysler") enter into the Chrysler Settlement (as defined below) at any time after the date hereof, Sellers and Purchasers shall be entitled to payments received under the Chrysler Settlement, if any, as follows: (i) Purchasers shall be entitled to the first $3,000,000 of such payments; (ii) Sellers shall be entitled to the next $25,000,000 of such payments; and (iii)

Sellers and Purchasers shall each be entitled to 50% of any additional such payments. The recipient of such payments shall cause such payments to be remitted to the other as required by the terms hereof promptly upon receipt of such payments. All payments to which Purchasers are entitled pursuant to this Section 2 shall be Transferred Assets and all payments to which Sellers are entitled pursuant to this Section 2 shall be Excluded Assets. "Chrysler Settlement" means a written agreement between Sellers and Chrysler settling all claims of Sellers against Chrysler arising out of volume shortfalls on Sellers' sales of anti-lock braking systems to Chrysler and Sellers' investments in capital with respect to the production of such anti-lock braking systems.

     3. ABS Shutdown.     Without limiting the agreements set forth in
Section 14.11 of the Asset Purchase Agreement, Sellers and Purchasers agree that, with respect to the ABS Shutdown, (i) Sellers shall be solely responsible for any payments made by Sellers prior to the Exchange Date which are attributable to the matters described on Appendix 1 hereto (the aggregate amount of such payments is hereinafter referred to as the "ABS Non-Supplier Payments") and (ii) within five (5) Business Days after the Exchange Date, Sellers shall make a cash payment to Purchasers in an amount equal to the positive difference, if any, between (x) $19,800,000 and (y) the amount of the ABS Non-Supplier Payments. Such payment shall be made by wire transfer of immediately available funds in U.S. currency to a bank account designated in writing by Purchasers no later than two (2) Business Days after the Exchange Date.

     4. Transfer Taxes.     All Transfer Taxes other than those with
respect to any transactions relating to the Business of the French Sellers ("Non-French Transfer Taxes") shall be shared equally between the parties up to a total of $10,000,000 in the aggregate of such Non-French Transfer Taxes, and Sellers shall bear all Non-French Transfer Taxes in excess of such $10,000,000. For purposes hereof, any Non-French Transfer Tax which is deductible or amortizable shall be computed net of income tax benefit, assuming a 40% income tax rate. Any Transfer Taxes relating to the Business of the French Sellers shall be governed by Section 14.2(c) of the Asset Purchase Agreement.

     5.  Foreign Transfer Agreements.     The parties agree that they will
equalize any lease payments made to Sellers pursuant to the terms of Attachments E-1 or E-2 or any agreement which is entered into in accordance with Attachments E-1 or E-2 with any interest earned pursuant to the escrow arrangements specified in those Attachments or such agreements, which interest shall be for the account of Purchaser Parent or any other Purchaser.

     IN WITNESS WHEREOF, the duly authorized officers or representatives of the parties hereto have duly executed this Addendum as of the date first written above.

ROBERT BOSCH GmbH                       ALLIEDSIGNAL INC.

/s/ppa Bleier  /s/ppa Berg              /s/ Peter M. Kreindler
- ----------------------------            ---------------------
Name:Klaus Bleier  Dieter Berg          Name: Peter M. Kreindler
Title: Prokurist                        Title: Senior Vice President, General
                                               Counsel and Secretary

                  ADDENDUM #2 TO ASSET PURCHASE AGREEMENT


     ADDENDUM #2 ("Addendum #2") made as of March 31, 1996 to the Asset Purchase Agreement dated as of February 29, 1996, as amended by the Addendum dated as of February 29, 1996 (the "Asset Purchase Agreement"), between AlliedSignal Inc., a Delaware corporation ("AlliedSignal"), Robert Bosch GmbH, a Gesellschaft mit beschrankter Haftung ("Purchaser Parent"), and the other parties thereto.


     AlliedSignal, Purchaser Parent and the other parties listed on the signature pages hereto are entering into this Addendum #2 at the Closing under the Asset Purchase Agreement. Accordingly, this Addendum #2 shall be deemed to be part of the Asset Purchase Agreement and all references in the Asset Purchase Agreement to "this Agreement" (or similar terminology) shall be deemed to refer to the Asset Purchase Agreement after giving effect to the agreements set forth in this Addendum #2. All capitalized terms used herein, unless otherwise defined herein, are used as defined in the Asset Purchase Agreement.


     In consideration of the mutual covenants and agreements contained in the Asset Purchase Agreement and in this Addendum #2 (and notwithstanding anything in the Asset Purchase Agreement to the contrary), Sellers and Purchasers agree as follows:

        1. Closing Payments.

            a.  Closing Statement.     Purchasers and Sellers acknowledge
and agree that, notwithstanding Section 3.1(b) of the Asset Purchase Agreement, a portion of the Initial Purchase Price is being paid at the Closing to certain Sellers other than AlliedSignal, and pursuant to certain escrow arrangements, as provided in the Closing Statement set forth as
Exhibit 1 hereto (the "Closing Statement"). At the Closing, upon receipt by AlliedSignal and the other applicable Sellers, and the appropriate escrow agents, of the payments set forth in the Closing Statement, AlliedSignal, for itself and on behalf of all other Sellers, and Purchaser Parent, for itself and on behalf of all other Purchasers, shall execute a copy of the Closing Statement.

            b.  Brazil.     Purchasers and Sellers acknowledge and agree
that the portion of the Initial Purchase Price with respect to the Business in Brazil will be paid on the following basis. At the Closing, Purchasers shall pay to Sellers an amount of Brazilian Reals (Reais) equal to the portion of the Initial Purchase Price allocated (in United States dollars) to the Business in Brazil as set forth on Exhibit 15 hereto (the "Brazilian Amount"), converted into Brazilian Reals based on the mid-point PTAX exchange rate for April 10, 1996. In the event that such exchange rate differs from the mid-point PTAX exchange rate for April 12, 1996 (the "April 12 Rate"), then the Brazilian Amount shall be recalculated in Brazilian Reals based on the April 12 Rate. If the amount so calculated exceeds the amount paid by Purchasers to Sellers at the Closing pursuant to the first sentence of this Section 1(b), then the difference shall be converted into United States dollars based on the April 12 Rate and shall be included as an asset on the Closing Balance Sheet. If the amount so calculated is less than the amount paid by Purchasers to Sellers at the Closing pursuant to the first sentence of this Section 1(b), then the difference shall be converted into United States dollars based on the April 12 Rate and shall be included as a liability on the Closing Balance Sheet.

        2. Transfer Taxes.     Purchasers and Sellers agree that the
settling up, as between Sellers and Purchasers, of Transfer Taxes in accordance with Section 14.2 of the Asset Purchase Agreement (including paragraph 4 of the Addendum dated as of February 29, 1996), other than Transfer Taxes with respect to Owned Real Property in the United States (which shall be settled up at the Closing), shall take place after the Closing as follows (such Transfer Taxes are referred to herein as "Specified Transfer Taxes"):

            a.  Payment.     On or before June 11, 1996, Sellers, on the
one hand, and Purchasers, on the other hand, shall each deliver to the other documentation (i) evidencing all Specified Transfer Taxes paid by them and (ii) for each payment made in a currency other than United States dollars, converting the amount of such payment into United States dollars based on the exchange rate for such currency reported in the Eastern Edition of The Wall Street Journal (the "Exchange Rate") in effect on the date of such payment. If, based on such documentation and after netting out the relevant payment obligations (as so converted), Sellers are required to make a payment to Purchasers, or Purchasers are required to make a payment to Sellers, in accordance with the applicable provisions of the Asset Purchase Agreement, then, on June 18,

1996 (or, if earlier, the fifth Business Day after completion of such deliveries), AlliedSignal (in the case of a payment by Sellers) or Purchaser Parent (in the case of a payment by Purchasers) shall make such payment in United States dollars by wire transfer to a bank account designated in writing by the other.

            b.  Subsequent Payment.     In the event that the Initial
Purchase Price is adjusted pursuant to Section 3.2 of the Asset Purchase Agreement and such adjustment results in an adjustment of the amount of Specified Transfer Taxes paid or payable, then the settling up procedures set forth in paragraph (a) above shall again be followed with respect to such adjustment; provided, however, that (i) the documentation referred to in paragraph (a) shall be delivered on or before the 30th day following the final determination of the Adjusted Purchase Price pursuant to Section 3.2 of the Asset Purchase Agreement and (ii) the payment referred to in paragraph (a) shall be made on the fifth Business Day after completion of such deliveries.

        3. Initial Balance Sheet.     The balance sheet set forth in
Schedule 6.5(a) to the Asset Purchase Agreement is hereby amended to read in its entirety as set forth in Exhibit 2 hereto, which balance sheet shall be the Initial Balance Sheet for all purposes of the Asset Purchase Agreement. Without limiting the foregoing, Sellers and Purchasers agree that the amount of the Initial Investment set forth in Section 3.2(a) of the Asset Purchase Agreement is hereby amended to equal $825,700,000.

        4. Net Cash Adjustment.     Notwithstanding Section 3.3 of the
Asset Purchase Agreement:

            a.  Transferred Entities.     No cash adjustment shall be made
in respect of the Cash Receipts and Cash Disbursements of the Transferred Entities, except to the extent such Cash Receipts or Cash Disbursements relate to Excluded Assets or Excluded Liabilities. For purposes of calculating the Daily Net Cash Balance (as defined below) for any Transferred Entity, Cash Receipts related to Excluded Assets or Excluded Liabilities shall be treated as Cash Disbursements, and Cash Disbursements related to Excluded Assets or Excluded Liabilities shall be treated as Cash Receipts. In the case of Transferred Entities in which parties other than Sellers hold an equity interest on the Closing Date, references in Section
3.3 of the Asset Purchase Agreement to "Cash Receipts" and "Cash Disbursements" shall be deemed to refer to the pro rata portion of such amounts corresponding to Sellers' percentage ownership interest in such Transferred Entity.

            b.  Certain Calculations.     A "Daily Net Cash Balance" shall
be calculated each day for each currency in which a Cash Receipt or Cash Disbursement occurs as the difference between Cash Receipts and Cash Disbursements in such currency on such day. The Daily Net Cash Balance in any currency other than United States dollars shall be converted to a United States dollar equivalent in accordance with the Exchange Rate on the next succeeding New York business day. For purposes of Section 3.3 of the Asset Purchase Agreement, the "Net Cash Balance" shall be the net amount of the United States dollar Daily Net Cash Balances and the United States dollar equivalent Daily Net Cash Balances for each day in the Net Cash Period. The Net Cash Balance shall be audited and paid in United States dollars in accordance with the terms and conditions of Section 3.3 of the Asset Purchase Agreement.

            c.  Checks.     For purposes of clarification, with respect to
checks, (I) the date on which a check is issued shall be the date of such Cash Disbursement and (ii) the date on which a check is received shall be the date of such Cash Receipt.

            d.  Cash in Transferred Entities.     Notwithstanding Section
2.2(a) of the Asset Purchase Agreement, and subject to Section 28 hereof, all cash, cash equivalents and short-term investments of the Transferred Entities shall not be Excluded Assets and shall be reflected on the Closing Balance Sheet in accordance with the Specified Accounting Principles.

            e.  AlliedSignal Argentina.     If Sellers advance funds as an
intercompany loan to AlliedSignal Argentina, S.A. during the Net Cash Period, an amount equal to such funds shall be repaid by Purchaser Parent (or any of its Affiliates) to AlliedSignal on the date the Net Cash Balance is paid. With respect to Argentina, friction-related assets shall not be deemed Excluded Assets and friction-related liabilities shall not be deemed Excluded Liabilities. Such assets and liabilities will be reflected on the Closing Balance Sheet.

        5. France.

            a. Guarantee.     Purchaser Parent hereby irrevocably
guarantees the complete and timely performance by Bosch Systemes de Freinage S.A.S. (the "French Newco") of any and all obligations the French Newco may have under the Management Lease Agreements (Contrats de Location Gerance) between the French Newco and each of AlliedSignal Systemes de Freinage S.A., AlliedSignal Europe Services Techniques S.A. and AlliedSignal Aftermarket Europe S.A., including, without limitation, the timely payment of all sums payable now or in the future by the French Newco to the French Sellers under said Management Lease Agreements.

            b. French Newco.     Notwithstanding anything in the Asset
Purchase Agreement to the contrary, Purchasers and Sellers acknowledge and agree that the actions set forth in paragraph 2 of Attachment E-1 of the Asset Purchase Agreement with respect to the transfer to Purchasers of the shares of the French Newco will be completed prior to the Closing. Accordingly, the French Newco shall be a "Purchaser" effective upon the Exchange Date (and, at the time of the contribution of the Business of AlliedSignal Systemes de Freinage S.A., AlliedSignal Automotive Europe S.A., Allied Signal Europe Services Techniques S.A. and AlliedSignal Aftermarket Europe S.A. (the "French Sellers") to the French Newco, the French Newco shall execute a counterpart of the Assumption Agreement contemplated by Section 13(a) of the Asset Purchase Agreement and delivered by Purchasers to Sellers at the Closing); provided, however, that the foregoing shall not derogate the rights of Purchasers to make any claim for indemnification, pursuant to Section 15.1(b) of the Asset Purchase Agreement and in accordance with the terms of Article 15 thereof, arising out of the French Newco's status as a Transferred Entity during the period prior to the Exchange Date.

        6. Italy.

            a. Transactional Overview.     Section 1.2(e) of the Asset
Purchase Agreement is hereby amended in its entirety to read as follows:

                (e)    Italy - Contribution.     The Business
        of AlliedSignal Automotive Italia S.p.A. and
        AlliedSignal Freni S.p.A. (the "Italian Sellers") will be contributed by the Italian Sellers with a step-up in tax basis of the Assets transferred to a newly-created company formed by Sellers and the shares of which will be transferred to Purchasers prior to the Closing (the "Italian Newco"). The Italian Sellers will initiate the contribution process as soon as practicable after the date of this Agreement, but the parties anticipate that the contribution will not be completed until after the Closing Date. During the interim period between the Closing Date and the date of completion of the contribution, the Business of the Italian Sellers will be managed by the Italian Newco pursuant to business lease agreements reasonably acceptable to the parties ("Business Lease Agreements"), and Purchaser Parent hereby guarantees the Italian Newco's obligations thereunder.

                  The steps involved in the contribution and Business Lease Agreements, as the case may be, are attached as Attachment E-2. To the extent possible in accordance with applicable Italian law and to the extent otherwise practicable, the agreements will conform in all material respects to the agreements set forth in Exhibit 16.11 with respect to France. In any event, Sellers and Purchasers expressly acknowledge that the Business Lease Agreements which will be executed by and between the Italian Sellers and Newco are to be regarded only as a means to implement and execute the obligations assumed in this Agreement. Therefore, should any provisions in the Business Lease Agreements not be in conformity or accordance with any of the clauses set forth in this Agreement, this Agreement shall prevail over and above the Business Lease Agreements. Without prejudice to any provisions in this Agreement, for all purposes, the Business Lease Agreements, the Contribution Agreement and all other related deeds and documents shall be Foreign Transfer Agreements under the meaning of Section 16.19 herein.

                  Sellers and Purchasers agree that the manner in which to implement a transfer of the Business of the Italian Sellers to Purchasers is by means of the contribution mechanism described in this Section.
        However, if the contribution of the Business of the Italian Sellers cannot be achieved for any reason prior to December 1, 1996, then the Business of the Italian Sellers, upon request of either the Purchasers or Sellers, shall be transferred to Purchasers in a manner to be agreed upon and in accordance with the other
        Sections of this Agreement, provided that the transaction resulting in the transfer (i) results in a step-up in tax basis to fair market value of the Assets transferred and (ii) can be executed within two weeks
        (or other term as provided by mandatory local applicable laws) after such request of Purchasers or Sellers. The Purchasers and Sellers acknowledge that in such transaction they may not be able to achieve all of the benefits of the contribution to the Italian Newco described above. If the parties are able to agree on the agreements for the contribution to the Italian Newco described above, then, notwithstanding anything to the contrary in this Agreement, (x) the Business of the Italian Sellers shall be transferred to Purchasers substantially in accordance with the terms and conditions set forth on Attachment E-2 and in such agreements and (y) compliance by Sellers with their respective obligations pursuant to Attachment E-2 and such agreements shall not itself constitute a breach of any provision (including, without limitation, any representation or warranty) of this Agreement.

            b. Attachment E-2.     Attachment E-2 to the Asset Purchase
Agreement is hereby amended in its entirety to read as set forth in Exhibit 3 hereto.

            c. Definition.     The definition of "Post-Closing Transfer
Agreements" set forth in Section 16.11 of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:

                "Post-Closing Transfer Agreements" means (i) in the case of the Business in Italy, any agreements associated with the contribution of the Business in Italy to the Italian Newco and the subsequent transfer of shares, as referred to in paragraphs 3 and 6 of Attachment E-2 and (ii) in the case of the Business in France, the contribution agreements with respect to the French Newco and the associated share transfer orders, as described in paragraphs 3 and 6 of Attachment E-1.

            d. Guarantee.     Purchaser Parent hereby irrevocably
guarantees the complete and timely performance by Robert Bosch Sistemi Frenanti S.R.L. (the "Italian Newco") of any and all obligations the Italian Newco may have under the Business Lease Agreements between the Italian Newco and each of AlliedSignal Automotive Italia S.p.A. and AlliedSignal Freni S.p.A. (the "Italian Sellers"), including, without limitation, the timely payment of all sums payable now or in the future by the Italian Newco to the Italian Sellers under said Business Lease Agreements.

            e. Italian Newco.      Purchasers and Sellers acknowledge and
agree that the actions set forth in paragraph 2 of Attachment E-2 of the Asset Purchase Agreement with respect to the transfer to Purchasers of the shares of the Italian Newco will be completed prior to the Closing. Accordingly, the Italian Newco shall be a "Purchaser" effective upon the Exchange Date; provided, however, that the foregoing shall not derogate the rights of Purchasers to make any claim for indemnification, pursuant to Section 15.1(b) of the Asset Purchase Agreement and in accordance with the terms of Article
15 thereof, arising out of the Italian Newco's status as a Transferred Entity during the period prior to the Exchange Date.

        7. Spain.     Section 1.2(c) of the Asset Purchase Agreement is
hereby amended to add the following two sentences at the end thereof:

                The completion by AlliedSignal Automotive Espana SA of the transactions contemplated in this Agreement, and in particular the transfer of those Assets belonging to AlliedSignal Automotive Espana SA and the entering into force and effect of any agreements, deeds or documents to be executed by AlliedSignal Automotive Espana SA as a consequence of this Agreement, is subject to the condition of the approval by the shareholders of AlliedSignal Automotive Espana SA in a General Shareholders Meeting. AlliedSignal shall cause any and all Affiliates of AlliedSignal owning shares of AlliedSignal Automotive Espana to vote all such shares in favor of such approval.

        Sellers represent and warrant to Purchasers that the General Shareholders Meeting referred to above was held on March 30, 1996 and that all shareholder approvals required in respect of actions contemplated in the Asset Purchase Agreement have been received.

        8. Certain Consents.
            a. Satisfaction of Condition.     Purchasers hereby agree to
the form of consent attached as Exhibit 4 hereto, utilized by Sellers in satisfaction of the condition set forth in Section 9.2 of the Asset Purchase Agreement with respect to each OEM from which the Business received total payments of less than $50,000 in 1995. Sellers and Purchasers further agree that the obligation set forth in the first sentence of Schedule 8.3A of the Asset Purchase Agreement (verification by Directorate General for External Transactions in Spain) has instead been satisfied by Sellers' delivery to Purchasers of the legal opinion attached as Exhibit 5 hereto.

            b. Navistar Consent.     In consideration of Purchasers'
acceptance of a qualified consent of OEM customer Navistar International Transportation Corp. ("Navistar") and waiver of the requirement that Sellers obtain an unqualified consent of Navistar under Section 9.2 of the Asset Purchase Agreement, Sellers hereby agree to make a payment to Purchasers at the

Closing in the amount of $50,000 (which payment shall not be reflected on the Closing Balance Sheet or considered a "Cash
Disbursement" for purposes of Section 3.3 of the Asset Purchase Agreement).

        9. Certain Contracts.     Sellers and Purchasers agree that each
contract set forth on Exhibit 6A hereto is a Shared Asset and is hereby added (as indicated in the applicable column set forth in Exhibit 6A) to
Schedule 2.1(n) or 2.2(n) to the Asset Purchase Agreement. Each such contract added to Schedule 2.2(n) to the Asset Purchase Agreement is hereby deleted from Schedule 6.9 and/or Schedule 6.15 to the Asset Purchase Agreement, as applicable, and does not constitute an Asset and, to the extent that any prepaid expense or deposit relating to any such contract is set forth on the Initial Balance Sheet, the amount of any prepaid expense or deposit relating to such contract as of March 31, 1996 shall be set forth on the Closing Balance Sheet. For purposes of clarification, Sellers and Purchasers acknowledge that the master lease agreements and master license agreements between Sellers and the vendors identified on Exhibit 6B hereto are not being assigned to Purchasers (and, accordingly, constitute Excluded Assets), but that (subject to Section 2.3 of the Asset Purchase Agreement), the purchase orders of the Business outstanding under such agreements, and the licenses granted to the Business under such agreements, are being assigned (and, accordingly, constitute Transferred Assets).
        10.Intellectual Property.
            (a)Schedule 6.10.     Sellers and Purchasers agree that
Schedule 6.10 to the Asset Purchase Agreement is hereby amended as set forth on Exhibit 7 hereto.

            (b)Certain Fees and Expenses.     To the extent necessary for
Purchasers to record the assignments from the Sellers assigning the same ("Assigning Sellers"), Sellers agree to pay all recordation fees, costs, expenses and taxes, if any, required to separately record the chain of title in Proprietary Rights from the owner of record to the Assigning
Seller (collectively, the "Intermediate Assignments"). Sellers and Purchasers shall share the recordation fees, costs, expenses and taxes, if any, associated with recording and perfecting the transfer of title of the Proprietary Rights from Assigning Sellers to Purchasers on a fifty-fifty basis. Purchasers have no obligation to pay any agent's fee in connection with the recordation of the Intermediate Assignments. Sellers have no obligation to pay any agent's fee in connection with the recording of the assignments from the Assigning Sellers to Purchasers. Purchasers and Sellers agree to cooperate to reduce the fees, costs and expenses relating to the transfer of the Proprietary Rights.

        11.Certain Indebtedness.

            a. Assumption; Payment.     Notwithstanding Section 4.2(f) of
the Asset Purchase Agreement, Sellers and Purchasers agree that the Excluded Liabilities shall not include any indebtedness under the financing commitments set forth on Exhibit 8 hereto (the "Assumed Debt") and that, accordingly, subject to the remainder of this Section 11(a), the principal amount of the Assumed Debt, plus accrued interest thereon, as of March 31, 1996 denominated in United States dollars (based on the Exchange Rate as of March 29, 1996 for each currency in which the debt was incurred) (the "Closing Date Amount") shall be reflected on the Closing Balance Sheet. Sellers represent and warrant to Purchasers that the Closing Date Amount is approximately as set forth in Exhibit 8 hereto. AlliedSignal may, at its option, at any time prior to delivery of the Closing Balance Sheet (and upon ten (10) days' prior written notice to Purchaser Parent), (i) pay to Purchaser Parent (or to the relevant entity, if requested by Purchaser Parent) by wire transfer to a bank account designated in writing by Purchaser Parent, an amount in United States dollars equal to the Closing Date Amount (or any portion thereof), plus interest thereon at the rate of LIBOR plus .25 percent per annum from (but excluding) the Closing Date through and including the date of payment, and (ii) deliver to Purchaser Parent appropriate documentation with respect to the computation of such amount. In such case, the Closing Date Amount (or such portion thereof) shall not be reflected on the Closing Balance Sheet.
            b. Certain Guarantees.     From and after the date hereof,
Purchaser Parent shall use its best efforts to obtain, as soon as practicable, the release of each of the obligations of AlliedSignal to guarantee certain of the Assumed Debt, as set forth on Exhibit 8 hereto, and, to that end, shall provide such guarantees or other credit support as shall be required to obtain the release. Purchaser Parent hereby assumes such obligations effective as of the Closing Date and shall indemnify AlliedSignal in respect of any liability or expense incurred by AlliedSignal in respect of any claim made after the Closing Date in respect of any such obligation.

        12.Transturk.

            a. Schedule 6.3.2.  The information set forth on Schedule
6.3.2 to the Asset Purchase Agreement with respect to Transturk Fren Donanim Endustrisi Sanayi ve Ticaret Anonim Sirketi ("Transturk") is hereby amended, as set forth in Exhibit 9 hereto. Sellers represent and warrant to Purchasers that Transturk has not entered into any exclusive sales arrangement or other contract that would restrict Transturk's ability to sell its products to any third party. Any indemnification claim relating to a breach of the foregoing shall be treated as an "Unlimited Claim" for purposes of Section 15.3 of the Asset Purchase Agreement and shall be handled in accordance with the procedures set forth in Section 15.5 of the Asset Purchase Agreement.

            b. Stock Exchange.     Sellers hereby agree to indemnify and
hold Purchasers harmless from and against any and all losses, liabilities, damages or penalties arising as a result of Sellers' failure, if any, to comply with any applicable policies, procedures or regulations of the Istanbul Stock Exchange or any applicable laws of Turkey relating to the registration or reporting of (i) any transaction by which Sellers acquired shares of Transturk or (ii) the ownership interest held by Sellers in Transturk. Any claim under the indemnification set forth in the preceding sentence shall be treated as an "Unlimited Claim" for purposes of Section
15.3 of the Asset Purchase Agreement and shall be handled in accordance with the procedures set forth in Section 15.5 of the Asset Purchase Agreement.

        13.Certain Accounts Receivable.

            a. Brazil.     Notwithstanding Section 2.1(i) of the Asset
Purchase Agreement, Sellers and Purchasers agree that (I) the Accounts Receivable shall not include any trade accounts receivable in Brazil described in the following sentence (the "Specified Brazilian Receivables") and (ii) Sellers shall retain all claims, rights, benefits and interests arising from or resulting from the Specified Brazilian Receivables. The Specified Brazilian Receivables are comprised of (i) all aftermarket trade accounts receivable in Brazil relating to invoices covering both friction and brake products and (ii) all trade accounts receivable in Brazil arising from third party export sales to other Latin American countries. Without limiting the foregoing, the Specified Brazilian Receivables shall not be reflected on the Closing Balance Sheet.

            b. Payment.     AlliedSignal may, at its option, at any time
prior to delivery of the Closing Balance Sheet (and upon ten (10) days' prior written notice to Purchaser Parent), pay to Purchaser Parent (or to the relevant entity, if requested by Purchaser Parent), by wire transfer to a bank account designated in writing by Purchaser Parent, an amount in the applicable local currency equal to the face amount of any trade accounts receivable and notes receivable arising from the Business and sold by Sellers prior to the Closing pursuant to Section 14.15 of the Asset Purchase Agreement, plus interest thereon in such local currency at the rate of LIBOR plus .25 percent per annum from (but excluding) the Closing Date through and including the date of payment; provided, however, that in the case of France and Italy, such payment, if any, shall be made by the applicable French Sellers to the French Newco, and by the applicable Italian Sellers to Purchaser Parent (or any relevant entity designated by Purchaser Parent), respectively. In such case, (i) the face amount of such receivables (converted into United States dollars based on the Exchange Rate as of March 29, 1996 for the currency of each applicable receivable) shall be included in the "Accounts Receivable-Trade" and/or "Notes Receivable-Trade" line items on the Closing Balance Sheet and (ii) AlliedSignal shall hold Purchasers harmless from any and all Taxes arising out of the sale of the aforementioned receivables and the payments referred to above in this Section 13(b).

        14.Employee Matters.

            a. Certain Letters.     The letters attached as Exhibit 10
hereto, with respect to (i) the AlliedSignal Supplemental Savings Plans and
(ii) information regarding certain state employment taxes, are hereby incorporated herein by reference.

            b. Brazil. The final sentence of Section 5.14.2 of the Asset Purchase Agreement (Attachment F) is hereby amended by replacing the word "prior" with the word "after".
            c. Employees. The list of Employees (including OES Employees and Retained Employees) and the list of Shared Services Employees in new
Schedule 5.1 to the Asset Purchase Agreement which is attached hereto as
Exhibit 11 supersedes any other lists of such employees which may have been provided by Sellers to Purchasers prior to the date hereof. References in Sections 5.1, 5.2(c), 5.13, 5.14 and 5.15 of the Asset Purchase Agreement (Attachment F) to a list of Employees or any subgroup thereof (including OES Employees and

Retained Employees) and the list of Shared Services Employees are deemed to refer to the list of such employees in Exhibit 11.
The provisions of Section 5.1, 5.2(c), 5.14 and 5.15 of the Asset Purchase Agreement that require the delivery prior to the date hereof of a list of Employees (including OES Employees and Retained Employees) or a list of Shared Services Employees are deemed to be timely satisfied by the delivery of the list in Exhibit 11.

            Sellers represent and warrant to Purchasers that Schedule 5.1 (excluding tab 11 of Volume 1A) is a list of all Employees and Shared Services Employees with such additions and deletions as AlliedSignal reasonably believes have been agreed to by the parties. Without limiting any rights of the parties under the Asset Purchase Agreement, for a period of thirty (30) days after the Closing the parties shall engage in good faith negotiations concerning the accuracy of the list of Employees (excluding the list of Shared Services Employees, OES Employees and Retained Employees), including without limitation as to whether an individual employed in the Business should have been included in such list, whether the list includes individuals not employed in the Business (other than any individual not employed in the Business as to whom Sellers and Purchasers have agreed that Purchasers shall make an offer of employment) or whether the list accurately identifies any individual or group of individuals required to be included on such list. Subject to the above-referenced good faith negotiations between the parties and without limitation of any right of a party under the Asset Purchase Agreement, the individuals listed as Employees or Shared Services Employees in Exhibit 11 (other than the Retained Employees and except as otherwise stated in Schedule 5.1) shall be treated by the parties as transferred to Purchasers effective as the Closing Date.

            d. Certain Cross-References.     Attachments F and G to the
Asset Purchase Agreement contain cross-references to the Schedules to the Asset Purchase Agreement. Certain of such cross-references are hereby amended, as set forth in Exhibit 12 hereto.

            e. AlliedSignal Savings Plan Matching Contribution.     During
the month of April 1996, AlliedSignal shall make a matching contribution in AlliedSignal stock to Sellers' Savings and Thrift Plans in respect of certain compensation for such month paid to the U.S. Transferred Employees as the parties shall agree. Purchasers shall reimburse AlliedSignal in cash for the amount of such stock contribution pursuant to the procedures in Section 6.8 of the

Services Agreement. Sellers shall provide Purchasers appropriate documentation supporting the amount of such payment to permit
Purchasers to verify the amount of such contribution.

        15.Buelna/Greyco Land Swap.     As promptly as practicable after
the Closing and for no additional consideration, AlliedSignal agrees to cause Greyco to transfer to Bosch Espana Fabrica de Componentes S.L. ("Purchaser - Spain") the 446 square meter parcel identified as Parcel I in the map attached hereto as Exhibit 13, and Purchaser - Spain shall transfer to Greyco the 446 square meter parcel identified as Parcel II on Exhibit
13. All Transfer Taxes in connection with such exchange of land ("permuta de terrenos") shall be allocated in accordance with Section 14.2 of the Asset Purchase Agreement. The foregoing exchange of land will be formalized by means of a notarial deed to be executed in Spain and to be registered in the corresponding property register. As shown on Exhibit 13, the current property line between Greyco and the Buelna facility is the line marked A - F. After giving effect to the transfer referred to in the first sentence of this Section 16, the property line between Greyco and Buelna will be the line marked A-B-C-D-E.

        16.Certain Tax Matters.

            a. VAT.

                (i)Brazil. Sellers and Purchasers agree that the Business in Brazil shall be transferred to Purchasers in the form of a transfer of an establishment to the Brazilian Newco (the shares of which will be acquired by Purchasers as of the Closing). Accordingly, Sellers and Purchasers agree that any balance existing in the ICMS/IPI tax books pertaining to such establishment will be reflected in the Closing Balance Sheet and will therefore be transferred to Purchasers as of the Closing.

                (ii)    Payments.     With respect to any value added-
taxes ("VAT") imposed or incurred by reason of the transfer by Sellers of any Assets to Purchasers or the Newcos, Purchaser Parent shall pay (or cause an Affiliate to pay) to the applicable Seller the amount of such VAT no later than five (5) Business Days prior to the date on which such Seller is required to remit such amount to the applicable Governmental Authority.

            b. Transferred Entities.   The third sentence of Section
14.2(b)(i) of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:

                The applicable Seller will remit to the
        applicable Transferred Entity at least five days before the date such payment is due pursuant to written notice of the amount (with supporting documentation) and the due date an amount equal to the pro-rata portion (as determined in accordance with the provisions of Section 4.2(e)(v)) of the Taxes shown on such returns that would have been payable for a taxable period ending on the close of business on the Closing Date, reduced by any amount of such Taxes prepaid or deposited by the Transferred Entities prior to the Exchange Date or any amounts Sellers have contributed prior to the Exchange Date to the Transferred Entities which have been deposited as payment of such Taxes; provided, however, that any amounts remitted by a Seller to a Transferred Entity pursuant to this sentence during the period from the Closing Date to the Exchange Date shall not be considered "Cash Disbursements" for purposes of Section 3.3.

            c. Books and Records.     Section 2.1(f) of the Asset Purchase
Agreement is hereby amended to add the following proviso to the end thereof:

                ; provided, further, that Sellers shall be entitled to retain the original of any such materials to the extent required by law, but only for the period so required (and shall provide Purchasers with a copy thereof). Upon the expiration of such period, if Purchasers request, Sellers shall deliver such originals to Purchasers at Purchasers' expense.

            d. Allocation.     Section 3.4(b) of the Asset Purchase
Agreement is hereby amended to add the following sentence to the end thereof:

                Notwithstanding the preceding sentence, the parties shall agree to such allocation of the Initial Purchase Price to each Owned Real Property (and Leased Real Property if any Transfer Tax is due in connection with the assignment of the lease thereof) in France and Italy on or before the date such property is actually contributed to the French Newco and Italian Newco, respectively.

            e. Definition of Taxes.     For purposes of the Asset Purchase
Agreement, where Sellers are transferring less than 100 percent of the equity interest in a Transferred Entity,

"Taxes" shall mean a pro rata portion of the Taxes of such entity equal to Sellers' percentage interest in such entity.

        17.New Carlisle.

            a. Lease.     AlliedSignal represents and warrants to
Purchasers that it has terminated that certain lease between AlliedSignal as landlord and Automotive Testing Laboratories, Inc. ("ATL") as tenant relating to the real property in New Carlisle, Indiana (the "New Carlisle Lease"). Sellers agree to indemnify Purchasers from and against any claim by or liability to ATL under the New Carlisle Lease arising out of any claim by ATL in connection with such termination (including, without limitation, any claim or liability for payment of any lease termination payment to ATL and any liability arising out of any claim by ATL that the lease has not been terminated) or any of ATL's rights arising under the New Carlisle Lease to purchase the premises a portion of which is demised under the New Carlisle Lease. Any claim under the indemnification set forth in the preceding sentence shall be treated as an "Unlimited Claim" for purposes of Section 15.3 of the Asset Purchase Agreement and shall be handled as a Loss under Section 15.1 of the Asset Purchase Agreement and in accordance with the procedures set forth in Section 15.5 of the Asset Purchase Agreement. Use of the term ATL in the preceding sentence shall include the Third Fifth Bank of Columbus, and its successors and assigns, as assignee of certain rights of ATL given as security for a debt or debts of ATL to said bank.

            b. Indiana Gross Income Tax.     Purchasers and Sellers agree
that Sellers shall pay the Indiana Gross Income Tax imposed on Sellers for the transfer of the New Carlisle, Indiana property. Such income tax shall be the sole liability of Sellers, without any adjustment.

        18.Effective Time.     Subject to the final sentence of Section
1.1 of the Asset Purchase Agreement, any document which is delivered at the Closing and dated as of March 31, 1996, and which provides for an effective time of 11:59 p.m. on such date, shall be deemed to be effective (i) in the case of each Seller organized in the United States, as of 11:59 p.m. Eastern Standard Time and (ii) in the case of each Seller organized in a jurisdiction other than the United States, as of 11:59 p.m. local time in the relevant jurisdiction. Subject to the final sentence of Section 1.1 of the Asset Purchase Agreement, any document which is delivered at the Closing and dated as of March 31, 1996, and which does not provide for an effective time on such date, shall be deemed to be effective as of 11:59 p.m. in accordance with the preceding sentence.

            19.Paxon Leasing Company, L.P.     Sellers represent and
warrant to Purchasers that, prior to the Closing Date, Paxon Leasing Company, L.P. ("PLLP") has transferred to AlliedSignal any and all right, title or interest previously held by PLLP in or to any of the Assets or the Business and that PLLP does not have any remaining interest therein. On the basis of the foregoing, Purchasers acknowledge and agree that PLLP shall not be required to execute the Asset Purchase Agreement or this Addendum #2, and that PLLP shall not be considered a "Seller" for any purpose thereunder or hereunder.

        20.Chrysler Settlement Agreement.     Sellers and Purchasers
hereby agree that any liabilities or obligations of AlliedSignal to Chrysler Corporation ("Chrysler") under that certain agreement entered into by AlliedSignal and Chrysler on or about March 29, 1996 (which agreement relates to the resolution of product quality and volume pricing issues) shall be deemed to be Excluded Liabilities under the Asset Purchase Agreement, except for those obligations expressly acknowledged by Purchaser Parent in the "Acceptance of Assignment" dated as of March 31, 1996. Nothing in this Section 20 shall affect the respective rights and obligations of Purchasers and Sellers pursuant to Section 4.2(a) of the Asset Purchase Agreement.

        21."Star Center" Engineering Unit.     Sellers represent and
warrant to Purchasers that the business and financial terms in effect between AlliedSignal and Chrysler with regard to the independent contractor engineering unit known as the "Star Center" are substantially as set forth in Exhibit 14 hereto, and that there exist no claims by Chrysler against AlliedSignal in respect of such arrangement (other than routine expense reimbursement claims). On the basis of the foregoing, Purchasers agree to assume the obligations of AlliedSignal to Chrysler from and after the Closing Date under the "Star Center" arrangement, and such obligations shall be deemed to be Assumed Liabilities for purposes of the Asset Purchase Agreement.

        22.Purchase Price Allocation; Real Estate Valuation.     Sellers
and Purchasers hereby agree that (i) the Final Allocation of the Initial Purchase Price shall be as set forth on Exhibit 15 hereto and (ii) except as provided in Section 16(d) hereof, the valuations of the real properties included in the Assets and the Business shall be as set forth on Exhibit 16 hereto.

        23.Brazil Real Property.     With regard to any real property
transferred by AlliedSignal Automotive Ltda. ("AS-Brazil") to the Brazilian Newco at the Closing, in the event that the formal registration of such transfer cannot be completed in accordance with the requirements of applicable Brazilian law as a result of any errors or omissions by AS-Brazil or its Affiliates in prior compliance with recordation or registration requirements applicable to the acquisition of such real property or to the making of any improvements thereon, AS-Brazil shall prepare and record, as promptly as practicable after the Closing and at its own expense, any documentation required so as to enable the transfer of such real property by AS-Brazil to the Brazilian Newco to be properly registered in accordance with the requirements of Brazilian law. Until the completion of preparation and filing of any such necessary documentation, AS-Brazil shall indemnify and hold the Brazilian Newco harmless from and against any Losses relating to defects in title to such real property that arise from any such errors or omissions in prior compliance with recordation or registration requirements. Any indemnification claim relating to the foregoing shall be treated as an "Unlimited Claim" for purposes of Section 15.3 of the Asset Purchase Agreement and shall be handled in accordance with the procedures set forth in Section 15.5 of the Asset Purchase Agreement.

        24.Entire Agreement.     Section 16.14 of the Asset Purchase
Agreement is hereby amended by adding immediately after the word
"Agreement" in the first sentence thereof, the clause ", together with any other written agreements between AlliedSignal and/or any other Sellers, on the one hand, and Purchaser Parent and/or any other Purchasers (or permitted assigns thereof), on the other hand, entered into at the Closing,".

        25.Mexico.     Sellers and Purchasers agree to the terms set forth
on Exhibit 17 hereto with respect to the Business in Mexico.

        26.Hankuk.     As promptly as practicable after the date hereof,
AlliedSignal shall take such steps as are necessary to enable Purchaser Parent to appoint one representative to the Board of Directors of Hankuk; provided, however, that, at or prior to such appointment, Purchaser Parent and AlliedSignal shall enter into a voting agreement in substantially the form of Exhibit 18 hereto.

        27.Portuguese Operating Permit.     AlliedSignal Automotive
Portugal Ltda. ("AS-Portugal") does not have an up-to-date operating permit for the operation of the Business in Portugal. A provisional operating permit was issued in May 1995 but this provisional permit expired on November 8, 1995. The Delgacao Regional da Industria told AS-Portugal that the definitive permit would be granted after a survey had been conducted to verify that certain modifications had been made to the premises to comply with safety and hygiene rules. All such modifications have been made, and AS-Portugal is now only awaiting the survey. Upon issuance of the definitive operating permit, AS-Portugal will take all necessary steps to transfer such permit to Robert Bosch Travoes Ltda. ("Purchaser-Portugal") in accordance with Portuguese law. AlliedSignal will hold Purchaser Parent harmless any Losses arising out of any failure by AS-Portugal to obtain a definitive permit or the failure by AS-Portugal to transfer such permit to Purchaser-Portugal. Schedule 6.13 of the Asset Purchase Agreement is hereby amended to include the foregoing information, and the situation described above shall not constitute a breach of Section 6.13 of the Asset Purchase Agreement.

        28.AJKC Dividend and Tax Deposits.     The cash dividend in the
amount of $3,291,000 paid by AlliedSignal Jidosha Kiki Corporation ("AJKC") to AlliedSignal and its partner in AJKC on or about April 11, 1996 (the "Dividend") shall (i) be deemed to relate to the period ending on the Closing Date, (ii) not be reflected on the Closing Balance Sheet (i.e. cash in the amount of such dividend shall not be shown as an asset nor shall the amount payable with respect to such dividend be shown as a liability), and
(iii) not be treated as a Cash Disbursement for purposes of Section 3.3 of the Asset Purchase Agreement and Section 4 hereof. The reimbursement on April 10, 1996 by AJKC to AlliedSignal of the payment on April 9, 1996 of Federal and Tennessee income taxes in the aggregate amount of $955,000 (attributable 51% to AlliedSignal and 49 percent to the other shareholder of AJKC) by AlliedSignal on behalf of AJKC (i) shall be considered an amount of Taxes prepaid or deposited by AJKC prior to the Exchange Date for purposes of Section 16(b) hereof (51 percent of which is attributable to AlliedSignal), (ii) shall not be reflected as cash, in the aggregate amount of $955,000 on the Closing Balance Sheet, and (iii) shall not be treated as a Cash Disbursement for Excluded Liabilities pursuant to Section 4(a) hereof. Any cash remaining in AJKC as of the Closing Date, net of an amount equal to the

Dividend and the taxes referred to in the preceding sentence, shall be reflected on the Closing Balance Sheet in accordance with the Specified Accounting Principles.

        29.Spain Real Property.     With regard to the real property
located in Pamplona, Spain transferred by AlliedSignal Automotive Espana S.A. ("AS-Spain") to Purchaser-Spain at the Closing, in the event of any defect in title by reason of the failure of AS-Spain to hold any Permit with respect to such real property, AS-Spain shall indemnify and hold Purchaser-Spain harmless from and against any Losses arising from such title defect. For purposes of this Section 29, a defect in title with respect to a facility shall include such facility's being located in non-compliance with applicable Spanish laws or regulations or in violation of any private or public rights of way. Any indemnification claim relating to the foregoing shall be treated as an "Unlimited Claim" for purposes of
Section 15.3 of the Asset Purchase Agreement and shall be handled in accordance with the procedures set forth in Section 15.5 of the Asset Purchase Agreement.

        30.Revisions to Certain Exhibits and Schedules to the Asset Purchase Agreement.

            a. Trademark License.     Exhibit 9.8 to the Asset Purchase
Agreement is hereby deleted in its entirety and the form of Trademark Agreement attached hereto as Exhibit 19 is inserted in its place. Exhibit 19 hereto shall be the "Exhibit 9.8" referred to in Section 9.8 of the Asset Purchase Agreement.

            b. Schedule 6.9.     Schedule 6.9(a)(i)(v) to the Asset
Purchase Agreement is hereby amended by deleting the reference to Item 41 (intercompany export advance (Mexico) from AlliedSignal to AlliedSignal Automotive de Mexico, S.A. de C.V. ("ASAM") in the approximate amount of $1,653,000). AlliedSignal represents and warrants that the amount of the intercompany export advance from AlliedSignal to ASAM outstanding as of September 30, 1995 is a trade payable reflected on the Initial Balance Sheet.

        31.No Double Counting.     The Asset Purchase Agreement and this
Addendum #2 contain certain cash adjustment provisions (including without limitation, Section 3.3 of the Asset Purchase Agreement) which contemplate that Sellers and/or Purchasers may make certain payments to the other following the Exchange Date in order to put Sellers and Purchasers in the respective positions of having sold and acquired the Business as of the Closing Date. Sellers and Purchasers acknowledge and agree that nothing in the Asset Purchase Agreement or in this Addendum #2 is intended to produce any double counting of benefits or detriments to Sellers or Purchasers by reason of such provisions, Section 3.2 of the Asset Purchase Agreement or any other provision thereof or hereof.

     IN WITNESS WHEREOF, the duly authorized officers or representatives of the parties hereto have duly executed this Addendum #2 as of the date first written above.


ROBERT BOSCH GmbH                  ALLIEDSIGNAL INC.


/s/ ppa Bleier   /s/ ppa Berg      /s/ Peter M. Kreindler
- --------------------------------   ------------------------------
Name:Klaus Bleier   Dieter Berg    Name: Peter M. Kreindler
Title: Prokurist                   Title: Senior Vice President, General
                                          Counsel & Secretary

ROBERT BOSCH CORPORATION         ALLIEDSIGNAL TECHNOLOGIES INC.


/s/ Gary M. Saunders             /s/ Jeffrey M. Lipshaw
- -------------------------------  --------------------------------
Name: Gary M. Saunders           Name: Jeffrey M. Lipshaw
Title: Vice President            Title:

ROBERT BOSCH ESPANA              ALLIEDSIGNAL INTERNATIONAL FINANCE
FINANCIACION Y SERVICIOS, S.A.   CORPORATION


/s/ Dieter Berg                  /s/ Jeffrey M. Lipshaw
- -------------------------------  ---------------------------------
Name: Dieter Berg                Name: Jeffrey M. Lipshaw
Title: Attorney-in-Fact          Title:


ROBERT BOSCH (FRANCE) S.A.       ALLIEDSIGNAL AUTOMOTIVE DE MEXICO,
                                 S.A. DE C.V.

/s/ Dieter Berg                  /s/ Jorge Sanchez-Devanny
- -------------------------------  --------------------------------
Name: Dieter Berg                Name: Jorge Sanchez-Devanny
Title: Attorney-in-Fact          Title: Attorney-in-Fact


ROBERT BOSCH LIMITADA            ALLIEDSIGNAL AUTOMOTIVE EUROPE S.A.


/s/ Dieter Berg                  /s/ Jeffrey M. Lipshaw
- -------------------------------  ---------------------------------
Name: Dieter Berg                Name: Jeffrey M. Lipshaw
Title: Attorney-in-Fact          Title:

                                 ALLIEDSIGNAL AFTERMARKET EUROPE, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL EUROPE SERVICES
                                 TECHNIQUES, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL SYSTEMES DE FREINAGE, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL AUTOMOTIVE PORTUGAL LTDA.


                                 /s/ Jeffrey M. Lipshaw
                                 ----------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL AUTOMOTIVE PORTUGAL LTDA.



                                 /s/ Diane de Saint Victor
                                 ----------------------------------
                                 Name: Diane de Saint Victor
                                 Title:


                                 ALLIEDSIGNAL AUTOMOTIVE ESPANA, S.A.


                                 /s/ Jeffrey M. Lipshaw
                                 ----------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:


                                 ALLIEDSIGNAL AUTOMOTIVE LTDA.


                                 /s/ Jeffrey M. Lipshaw
                                 ----------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title:

                                 ALLIEDSIGNAL BREMSSYSTEME GmbH


                                 /s/ Jeffrey M. Lipshaw
                                 ---------------------------------
                                 Name: Jeffrey M. Lipshaw
                                 Title: